UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

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PETER KIEWIT SONS’, INC.

(Name of Registrant as Specified In Its Charter)
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October 23, 2007

Dear Kiewit Stockholder:

You are cordially invited to attend a special meeting of stockholders of Peter Kiewit Sons’, Inc. (the “Company”) to be held at Kiewit Plaza, Omaha Nebraska 68131, on November 28, 2007 at 9:30 a.m. local time.

At the special meeting, you will be asked to approve proposals to amend and restate the Company’s Restated Certificate of Incorporation (“Certificate”) and to adopt the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”). The Plan is intended to allow the Company to terminate its reporting and other obligations under the Securities Exchange Act of 1934 (the “Exchange Act”) while also continuing the Company’s long-standing policy of employee ownership. In order to implement the Plan and terminate the Company’s reporting obligations under the Exchange Act, the Certificate must be amended and restated as described herein. If the amendment to and restatement of the Certificate and the Plan are approved, then our eligible employee stockholders, as described herein, will have the opportunity to become participants in the Plan, and we intend to terminate the registration of the Company’s $0.01 par value common stock (“Common Stock”) under the Exchange Act and thereby eliminate the significant expenses and public reporting obligations required to comply with that Act. A copy of the proposed amendment to and restatement of the Certificate is attached as Annex A to the proxy statement. A copy of the Plan is attached as Annex B to the proxy statement. More information about the Plan and the proposed deregistration can be found in the offer to exchange (“Offer to Exchange”), which is being mailed to the Company’s stockholders and is attached hereto as Annex D.

Our board of directors has reviewed the proposed Plan and the proposed amendment to and restatement of the Certificate and, after considering the issues it deemed pertinent, our board of directors believes these proposals are advisable and in the best interests of the Company and its stockholders and recommends that you vote “FOR” the amendment to and restatement of the Certificate and “FOR” adoption of the Plan. Our board of directors also recommends that eligible employee stockholders tender their shares of Common Stock for interests in the Plan pursuant to the Offer to Exchange.

Your vote is very important.  Whether or not you plan to attend the special meeting, we encourage you to mark, sign and date your proxy and return it promptly in the enclosed, pre-addressed envelope to ensure that your shares will be represented and voted at the meeting. Because adoption of the Plan and approval of the amendment to and restatement of the Certificate requires the affirmative vote of the holders of four-fifths of the outstanding shares of Common Stock, your failure to vote will have the same effect as a vote against the amendment to and restatement of the Certificate and the Plan. The execution and delivery of a proxy will not prevent you from voting your shares in person if you subsequently choose to attend.

The accompanying notice of the special meeting and proxy statement provide a summary of the proposed amendment to and restatement of the Certificate, the Plan and the Offer to Exchange, as well as additional important information. Voting materials, which include this proxy statement and proxy card, will be mailed to stockholders on or about October 23, 2007. Please read these materials carefully.

Sincerely,

Kenneth E. Stinson
Chairman of the Board

PETER KIEWIT SONS’, INC.
KIEWIT PLAZA
OMAHA, NEBRASKA 68131

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
NOVEMBER 28, 2007

A special meeting of the stockholders (the “Stockholders”) of the $0.01 par value common stock (the “Common Stock”) of Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”) will be held at Kiewit Plaza, Omaha, Nebraska, on November 28, 2007 at 9:30 a.m., local time, to consider and vote on the following matters:

1. To adopt the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”);

2. To amend and restate the Company’s Restated Certificate of Incorporation (the “Certificate”) in the form attached in full as Annex A, in order to allow the administrator (the “Administrator”) of the Plan to hold, pursuant to the terms of the Plan, up to all of Common Stock issued and outstanding, to allow eligible Stockholders to transfer their Common Stock to the Administrator, to make ancillary amendments to apply the existing restrictions on Stockholders to participants in the Plan and to prohibit persons eligible to participate in the Plan from owning Common Stock directly, as well as other ministerial changes to the Certificate to clarify existing provisions without changing their meanings; and

3. To consider and act upon such other business as may properly come before the special meeting.

For more information about the proposed amendment to and restatement of the Certificate and the Plan, we strongly encourage you to review the accompanying proxy statement and the other documents to which we refer you in their entirety.

After careful consideration, our board of directors has approved the Certificate amendment and restatement and has adopted the Plan, subject to approval of the Certificate amendment and restatement and the adoption of the Plan by our Stockholders, and has determined that the Plan and proposed Certificate amendment and restatement are advisable and in the best interests of the Company and its Stockholders. The board of directors unanimously recommends that you vote “FOR” the amendment to and restatement of the Certificate and “FOR” adopting the Plan.

The board of directors has fixed the close of business on October 11, 2007, (the “Record Date”) as the record date for the determination of the Stockholders entitled to notice of, and to vote at, the special meeting. Accordingly, only Stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the special meeting and any adjournment or postponement thereof. No business other than the approval of the Certificate amendment and restatement and the adoption of the Plan is expected to be considered at the special meeting or at any adjournment or postponement thereof. This notice, the proxy statement and the accompanying proxy are first being mailed to Stockholders of record as of the Record Date on or about October 23, 2007.

Your vote is very important.  Whether or not you plan to attend the special meeting, please submit your proxy as soon as possible to make sure that your shares are represented and voted. Whether or not you attend the special meeting, you may revoke a proxy at any time before it is voted by filing with our stock registrar a duly executed revocation of proxy, by submitting a duly executed proxy to our stock registrar with a later date or by appearing at the special meeting and voting in person, regardless of the method used to deliver your previous proxy. Attendance at the special meeting without voting will not itself revoke a proxy.

NEITHER THE PLAN NOR THE PROPOSED AMENDMENT TO AND RESTATEMENT OF THE CERTIFICATE HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED UPON THE FAIRNESS OR MERITS OF THE PLAN OR THE PROPOSED AMENDMENT OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR THE ANNEXES ATTACHED HERETO. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

By Order of the Board of Directors,

Kenneth E. Stinson

Chairman of the Board

Omaha, Nebraska, October 23, 2007

PROXY STATEMENT FOR THE SPECIAL MEETING OF THE STOCKHOLDERS
TO BE HELD NOVEMBER 28, 2007

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PROXY STATEMENT FOR THE SPECIAL MEETING OF THE STOCKHOLDERS
TO BE HELD NOVEMBER 28, 2007

SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. We refer to Peter Kiewit Sons’, Inc. at times as the “Company,” “we,” “our” or “us.” This summary highlights selected information from this proxy statement and addresses the material terms of the proposed Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”) and the proposed amendment to and restatement of the Restated Certificate of Incorporation (the “Certificate”) necessary to effectuate the Plan and the proposed offer to exchange (“Offer to Exchange”) shares of Peter Kiewit Sons’, Inc. common stock, par value $0.01, (the “Common Stock”) for interests in the Plan (the “Interests”). This summary may not contain all of the information about the Plan or the proposed amendment and restatement that is important to you. To understand the proposed Plan and the proposed amendment and restatement, as well as the Offer to Exchange, you should carefully read this proxy statement, the full text of the Plan, the full text of the proposed amendment and restatement, the Offer to Exchange and the other documents to which we refer you in their entirety.

The Plan and the Proposed Amendment to and Restatement of the Certificate; the Offer to Exchange

We are asking our stockholders (the “Stockholders”) to consider and adopt the Plan and to consider and approve the amendment and restatement of our Certificate (each as described in more detail below) to allow us to implement the Plan and the related Offer to Exchange (which is described briefly below and more fully in the Offer to Exchange which is being furnished to you concurrently with this proxy statement and is attached hereto as Annex D. These transactions together are intended to allow us to terminate the registration of our Common Stock under the Securities Exchange Act of 1934 (the “Exchange Act”), which would mean that the Company would no longer be subject to the public disclosure and other requirements of the Exchange Act.

If the Plan is adopted and the Offer to Exchange is effected, then participants in the Offer to Exchange will hold Interests in the Plan instead of Common Stock and we intend to terminate registration of our Common Stock with the Securities and Exchange Commission (the “SEC”). By deregistering our Common Stock, the Company will no longer be obligated to file annual and periodic reports and other filings with the SEC pursuant to the Exchange Act, and will no longer be subject to the other requirements of the Exchange Act.

The proposed amendment to and restatement of the Certificate is necessary to implement the Plan and the Offer to Exchange and the termination of the Company’s reporting obligations with the SEC. The full text of the amendment and restatement is set forth in Annex A to this proxy statement. If the proposed amendment to and restatement of the Certificate is approved, then the Company will create a wholly-owned subsidiary that will serve as the administrator of the Plan (the “Administrator”). The amendment will allow Stockholders eligible to participate in the Plan to tender their shares of Common Stock in exchange for Interests in the Plan, and will allow the Administrator to hold Common Stock on behalf of the Plan participants. Under the current terms of the Certificate and absent approval of the Certificate amendment and restatement, the Administrator would not be permitted to hold Common Stock nor would Stockholders be permitted to surrender their shares for Interests.

Stockholders who choose not to accept the Offer to Exchange and participate in the Plan will continue to hold shares of Common Stock. However, assuming approval of the proposed amendment to and restatement of the Certificate and the adoption of the Plan, ownership of Common Stock by employees of the Company eligible to participate in the Plan will be permitted only through the Plan. Eligible Stockholders are Stockholders who are employees or directors of the Company or employees of one of the Company’s controlled subsidiaries (“Eligible Stockholders”). Therefore, the Company intends to repurchase any shares of Common Stock owned by such Eligible Stockholders and not tendered in the Offer to Exchange in accordance with the provisions provided by the proposed amendment to and restatement of the Certificate described in this proxy statement. As of October 22, 2007, 19,800,866 shares of Common Stock were issued and outstanding, 18,362,811 (92.74%) of which are held by Eligible Stockholders. Of the 1,438,055 shares of Common Stock not held by Eligible Stockholders, 1,255,550 shares (6.34%) are owned by eight (8) trusts or other estate planning vehicles established by Eligible Stockholders, 94,475 shares (0.47%) are owned by twenty-one (21) employees of KCP, Inc. (or a subsidiary or joint venture of KCP, Inc.), a former affiliate of

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the Company and 88,030 (0.44%) are owned by six (6) terminated employees whose shares of Common Stock have not yet been repurchased by the Company. Except for Common Stock held by those Stockholders whose employment has been terminated, Common Stock held by Stockholders who are not Eligible Stockholders will remain outstanding following the consummation of the Offer to Exchange. Stockholders who are not Eligible Stockholders will continue to have certain rights to sell their Common Stock to the Company and the Company will continue to have certain rights to repurchase their Common Stock.

Assuming no repurchases by the Company of shares not tendered or accepted for exchange in the Offer to Exchange, the total number of shares of Common Stock outstanding will be unchanged as the Administrator will hold record title to the shares of Common Stock surrendered in the exchange, subject to the terms of the Plan. Therefore, the percentage of ownership of Common Stock beneficially owned by the directors and executive officers of the Company, as a group, will remain unchanged. If shares of Common Stock are repurchased as described in the prior paragraph, then the total number of shares outstanding would be reduced by an equal amount and the percentage of beneficial ownership of participants in the Plan would be greater than before the effectiveness of the transactions.

For a more detailed discussion of the proposed amendment to and restatement of the Certificate, the Plan and the Offer to Exchange, see “Special Factors” beginning on page 11.

Date, Time and Location of the Special Meeting

We will hold a special meeting of the Stockholders of the Company at Kiewit Plaza, Omaha, Nebraska 68131, on November 28, 2007 at 9:30 a.m., local time.

Record Date

Each holder of record of shares of Common Stock of the Company entitled to vote will have the right to one vote for each such share held. Only holders of record at the close of business on October 11, 2007, the record date for the special meeting, are entitled to notice of and to vote at the special meeting.

Why a Vote is Required

Under our Certificate, a change to the Company’s capital structure, including changes to the terms of the Common Stock, requires the affirmative vote of the holders of four-fifths of the Common Stock outstanding. In addition, the terms of the Certificate do not presently allow the Administrator to own Common Stock, as would be required in order to implement the Offer to Exchange and Plan, or allow holders of Common Stock to sell or dispose of shares except in a sale to the Company or a transfer to a board of directors-approved transferee. Under the terms of the Offer to Exchange, the participating Stockholders will exchange their shares with the Administrator for Interests in the Plan. Therefore, the Certificate must be amended and restated to allow Stockholders to exchange their shares with the Administrator and allow the Administrator to hold shares on their behalf, as well as to make ancillary amendments to apply the existing restrictions on Stockholders to participants in the Plan and to prohibit Stockholders eligible to participate in the Plan from owning Common Stock directly. The board of directors (“board”) has approved the amendment to and restatement of the Certificate and approved the Plan subject to adoption by the holders of four-fifths of the outstanding shares of Common Stock.

When the Offer to Exchange will be Made and the Plan Implemented

The Offer to Exchange is being made concurrently with the delivery of this proxy statement, but its completion is subject to the approval of the proposals described herein. The Offer to Exchange will be consummated and the Plan will be implemented as soon as practicable after the conditions thereto (including approval of the proposals described herein have been satisfied).

No Appraisal Rights

Holders of our Common Stock are not entitled to appraisal rights in connection with the proposed amendment to and restatement of our Certificate, the adoption of the Plan or the Offer to Exchange under the Delaware General Corporation Law, our Certificate or our Amended and Restated By-Laws (our “By-Laws”).

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The Purpose, Benefits and Disadvantages of the Proposed Amendment and Offer to Exchange

If the proposed amendment to and restatement of the Certificate is approved and the Plan is adopted, the amended and restated Certificate will allow the Company and the Administrator to make and effect the Offer to Exchange. By allowing Stockholders the opportunity to exchange their Common Stock for Interests in the Plan, the participants may continue to vote, earn dividends and benefit from appreciation in the value of the Company, while the transactions are expected to enable the Company to terminate its obligation to file annual and periodic reports and make other filings with the SEC. The purpose behind amending and restating the Certificate is to allow for the Offer to Exchange and the benefits of going private, including eliminating the public disclosure and other obligations imposed by the Exchange Act, as well as the substantial costs of complying with such obligations. While you would no longer have access to the identical reports and other disclosure statements regarding the Company required under the Exchange Act, you would be provided with annual financial and other material information regarding the Company. The Offer to Exchange and the Plan are set forth hereto, respectively, as Annex D and Annex B.

Recommendation of the Board

Our board has determined that the proposals and the Offer to Exchange are advisable and in the best interests of the Company and each of the Stockholders, whether or not a particular Stockholder decides to participate in the Offer to Exchange and the Plan.

Our board recommends that you vote “FOR” the proposed amendment to and restatement of the Certificate and “FOR” adopting the Plan proposal. Our board also recommends that our Eligible Stockholders tender their shares of Common Stock pursuant to the Offer to Exchange.

Conditions to the Completion of the Offer to Exchange

The completion of the Offer to Exchange is conditioned, among other things, upon (i) the approval of the amendment to and restatement of the Certificate by the affirmative vote of holders of at least four-fifths of the outstanding shares of our Common Stock and (ii) adoption of the Plan by the affirmative vote of holders of at least four-fifths of the outstanding shares of our Common Stock. See Section 6 of Annex D attached hereto for a more detailed discussion of all the conditions to the completion of the Offer to Exchange.

Reservation of Rights to Terminate the Offer to Exchange

Our board reserves the right to terminate or to amend the Offer to Exchange or to postpone the acceptance of shares of Common Stock despite the approval of the proposed amendment to and restatement of the Certificate and adoption of the Plan. See Section 15 of Annex D attached hereto for a more detailed discussion of the powers to amend or terminate the Offer to Exchange retained by the board.

Sources of Funds and Financing of the Transaction

We estimate that the total funds required to effectuate the Offer to Exchange will be limited to immaterial legal and administrative costs associated with drafting the Plan and the Certificate amendment and restatement, soliciting our Stockholders’ proxies, making required filings and similar costs. Neither the Offer to Exchange nor the administration of the Plan will require financing by the Company (beyond the use of working capital).

Interests of the Company’s Directors and Executive Officers in the Transaction

See “Special Factors — Interests of Directors and Executive Officers in the Transaction” for information on our directors’ and executive officers’ recent transactions of shares of Common Stock. Our directors and executive officers are eligible to vote on the proposals and participate in the Offer to Exchange on the same terms as other Stockholders. Each of our directors and executive officers intends to vote for each of the proposals and tender all of their shares of Common Stock in the Offer to Exchange, other than shares held in a previously approved trust or other estate planning vehicle, although none of them is required to do so or has

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entered into any binding agreement to do so. The information set forth under Annex E is incorporated herein by reference.

Regulatory Approvals

Neither the effectiveness of the proposals nor the Offer to Exchange is subject to the approval of a governmental or quasi-governmental authority or regulator.

U. S. Federal Income Tax Consequences

If the amendment to and restatement of the Certificate is approved and the Offer to Exchange is made, the exchange of outstanding shares of Common Stock for Interests in the Plan will not result in income, gain or loss being recognized by a Plan participant for U.S. federal income tax purposes. The Company intends to repurchase the shares of Common Stock owned by Eligible Stockholders and not tendered or accepted for exchange in the Offer to Exchange. Such a purchase of Common Stock by the Company will be a taxable event for U.S. federal and state income tax purposes. See “Certain U.S. Federal Income Tax Consequences” below for a more detailed discussion.

Canadian Federal Income Tax Consequences

If the amendment to and restatement of the Certificate is approved and the Offer to Exchange is made, the exchange of outstanding shares of Common Stock for Interests in the Plan will not result in income, gain or loss being recognized by a Canadian Plan participant for Canadian federal income tax purposes. The Company intends to repurchase the shares of Common Stock owned by Eligible Stockholders to participate in the Plan and not tendered or accepted for exchange in the Offer to Exchange. Such a purchase of Common Stock by the Company will be a taxable event for Canadian federal and provincial income tax purposes. See “Certain Canadian Federal Income Tax Consequences” below for a more detailed discussion.

QUESTIONS AND ANSWERS ABOUT THE PLAN AND THE SPECIAL MEETING

The following questions and answers briefly address some questions you may have regarding the proposed amendment to and restatement of the Certificate, the Plan or the Offer to Exchange. These questions and answers may not address all questions that may be important to you as a Stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents that we refer to or incorporate by reference in this proxy statement.

1.	WHAT AM I BEING ASKED TO VOTE ON AT THE SPECIAL MEETING?

Our Stockholders will consider and vote upon (i) adoption of the Plan and (ii) a proposal to amend and restate our Certificate to allow us to implement the Plan. As described throughout the Special Factors section below, the Plan is intended to allow the Company to continue its culture of employee ownership while allowing us to terminate the registration of our shares of Common Stock under the Exchange Act. The Company is making Eligible Stockholders an offer to exchange shares of Common Stock held by them for Interests in the Plan. The Administrator, a wholly-owned subsidiary of the Company, will hold record title to Common Stock pursuant to the terms of the Plan if the Offer to Exchange is effected. The Administrator will appoint an officer to carry out the functions required by the Plan. The Certificate must be amended and restated to revise certain provisions that restrict Common Stock ownership and the right to transfer or exchange shares of Common Stock and to make ancillary amendments to apply the existing restrictions on Stockholders to participants in the Plan and to prohibit Stockholders eligible to participate in the Plan from owning Common Stock directly. The amendment of the By-Laws has been approved by the board to incorporate the corresponding provisions to that document, subject to the approval of the Certificate amendment and restatement by the Stockholders. See Annex D attached hereto for the full text of the Offer to Exchange.

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2.	WHY IS MY APPROVAL REQUIRED TO ADOPT THE PLAN AND AMEND AND RESTATE THE CERTIFICATE?

The Certificate in effect today restricts ownership of the Company’s Common Stock, both in terms of who may own our Common Stock and in what amount. The Certificate also restricts a Stockholder’s right to transfer the Stockholder’s shares of Common Stock. These restrictions would prevent the Company from implementing the Plan and the Offer to Exchange.

To allow us to terminate the registration of the Company’s Common Stock, we have proposed that our Eligible Stockholders will participate in the Plan rather than hold shares directly. The board has approved the Plan subject to adoption by our Stockholders. In connection with adopting the Plan, we propose to offer Stockholders the opportunity to transfer record title to their shares of Common Stock to the Administrator in the Offer to Exchange. To implement the Plan and the Offer to Exchange, the Administrator must be authorized to own shares of Common Stock and not be restricted in the amount of shares it owns. Our board approved the corresponding amendment to and restatement of the Certificate in order to implement the Plan. Our board also approved the amendment of the By-Laws of the Company, subject to the approval of the Certificate amendment and restatement by the Stockholders, in order to implement the Plan.

The Certificate provides that any change to the qualifications, limitations or restrictions on ownership of any class or classes of the Company’s stock must be approved by the affirmative vote of the holders of four-fifths of the outstanding shares of Common Stock.

3.	WHAT IS THE PURPOSE OF THE OFFER TO EXCHANGE AND THE ADOPTION OF THE PLAN?

If approved, the amendment and restatement makes the changes necessary to the Certificate to allow for the Company to implement the Offer to Exchange and for Stockholders to participate in the Plan. The Plan is intended to allow us to terminate the registration of our Common Stock under the Exchange Act. More information about this proposed “going-private” transaction can be found in the “Special Factors — Purpose of the Proposal” section at page 11. Although ownership of the Common Stock is already generally limited to employees and directors and it is not traded on any exchange, the Plan would effect a “going-private” transaction. Briefly, the purpose behind amending and restating the Certificate is to allow for the Offer to Exchange and the benefits of going private, including eliminating the public disclosure and other obligations imposed by the Exchange Act, as well as the substantial costs of complying with such obligations.

4.	HOW WILL MY RIGHTS CHANGE?

The terms of the proposed Plan and the proposed amended and restated Certificate provide for participants in the Plan to have the same rights, including voting and dividend rights, the right to sell their holdings to the Company and the ability to pledge shares of Common Stock in support of qualifying loans, as are now enjoyed by Stockholders.

Plan Interests will entitle you, indirectly, to a set of rights and interests with respect to the Company that are effectively identical to those you now enjoy directly as a holder of shares of Common Stock. For example, after the effective time of the exchange, you may elect to receive cash for your Plan Interests in an amount equivalent to the underlying value of the corresponding shares of Common Stock, subject to terms and conditions effectively identical to those under which you may now sell your shares of Common Stock to the Company. In addition, after the effective time of the exchange, your Plan Interests will entitle you to receive any dividends or distributions paid with respect to the corresponding shares of Common Stock held by the Plan Administrator. Also, after the effective time of the exchange, your Plan Interests will entitle you to direct the Plan Administrator, as your agent, to act in response to any tender or exchange offer or to vote the shares of Common Stock held by the Plan Administrator on your behalf. Plan Interests also entitle the holder to direct the Plan Administrator to pledge the corresponding shares of Common Stock in support of qualifying loans for the holder’s benefit and to transfer the corresponding shares of Common Stock to certain estate planning vehicles and charities, in each case subject to the terms of the Plan. In addition, your Plan Interests will entitle you to direct the Administrator to take other actions on your behalf with regard to the shares of

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Common Stock that you tender and which we accept in the Offer to Exchange, including proposing matters to be voted on at meetings of the Stockholders, making nominations to our board or inspecting the books and records of the Company. The Administrator of the Plan will serve as the custodian of the shares of Common Stock and as your agent with respect to these rights, but it will have no beneficial interest in shares of Common Stock held by it pursuant to the Plan.

5.	WHAT DOES IT MEAN TO “REGISTER?” WHAT DOES “GOING PRIVATE” MEAN?

If the proposed amendment to and restatement of the Certificate is approved, the Plan is adopted, and the Offer to Exchange is effected by the Company, the Company intends to terminate the registration of our Common Stock under the Exchange Act. Ordinarily, when a company “goes private,” its shares of common stock that were previously “publicly traded” cease to be traded on an exchange. Instead, such company (and its common stock) would be owned by a small group of private investors who took the company “private”, rather than public stockholders. Despite the fact that the Common Stock is not presently traded on an exchange and the group of Eligible Stockholders is generally limited to employees and directors, the Company is nonetheless a “public company” because its size (assets in excess of $10 million) and the number of Stockholders of record (in excess of 500) require the Company to “register” with the SEC pursuant to the Exchange Act. The Exchange Act imposes public disclosure requirements upon a “registered” issuer. Once the Offer to Exchange is effected, participating Eligible Stockholders will no longer own shares of Common Stock directly. Rather, the Administrator will own the Common Stock as agent for, and on behalf of, such Eligible Stockholders, subject to the terms of the Plan. Consequently, we will no longer be subject to the provisions of the Exchange Act.

By “going private” and terminating the registration of our Common Stock, we will no longer have to file public reports, such as annual, quarterly and other reports, with the SEC and we will no longer be subject to certain corporate governance and accounting regulations, including those mandated by the Sarbanes-Oxley Act of 2002.

6.	WHAT WILL HAPPEN IF THE AMENDMENT TO AND RESTATEMENT OF THE CERTIFICATE IS APPROVED BY THE STOCKHOLDERS AND THE PLAN IS ADOPTED?

If the proposed amended and restated Certificate is approved, the Plan is adopted and the Offer to Exchange is effected by the Company, the Company intends to repurchase any shares of Common Stock owned by Eligible Stockholders and not tendered in the Offer to Exchange or accepted for exchange and terminate the registration of our Common Stock as described above.

7.	WHAT WILL HAPPEN IF THE PLAN IS NOT ADOPTED, THE AMENDMENT TO AND RESTATEMENT OF THE CERTIFICATE IS NOT APPROVED OR THE OFFER TO EXCHANGE IS NOT EFFECTED?

If the Plan is not adopted, the proposed amended and restated Certificate is not approved or the Offer to Exchange is not effected, the Company’s capital structure will not change. The Plan will not be implemented and the Company will continue to be subject to the public disclosure and other requirements of the Exchange Act. The Company will continue to incur the costs of being a public company.

8.	CAN I REFUSE THE OFFER TO EXCHANGE?

Yes.

If the amendment to and restatement of the Certificate is approved and the Plan is adopted, each Eligible Stockholder will have an opportunity to accept the Offer to Exchange, subject to its terms. Your eligibility to accept the Offer to Exchange is not related to your vote on the proposals, and voting for the proposals does not require you to accept the Offer to Exchange. However, assuming approval of the proposed amendment to and restatement of the Certificate and the Plan, future ownership of Common Stock by Eligible Stockholders will be permitted only through the Plan. In such event, the Company intends to repurchase any shares of Common Stock owned by such Eligible Stockholders and not tendered or accepted for exchange in the Offer

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to Exchange in accordance with the provisions of the proposed amended and restated Certificate. Such a purchase of Common Stock by the Company will be a taxable event for U.S. and Canadian federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences” and “Certain Canadian Federal Income Tax Consequences” below for a more detailed discussion. If the amendment to and restatement of Certificate is approved and the Plan is adopted, Stockholders not eligible to participate in the Plan may continue to own their shares of Common Stock.

9.	WHO ARE ELIGIBLE STOCKHOLDERS?

As defined in the “Summary Term Sheet” above, Eligible Stockholders are Stockholders who are entitled to participate in the Plan pursuant to its terms. Under the Plan, only employees or directors of the Company and employees of one of the Company’s controlled subsidiaries are eligible to participate in the Plan. Under the Plan, employees of the Company’s non-subsidiary affiliates, including former affiliates, and employees’ estate planning vehicles are not eligible to participate in the Plan. As of October 22, 2007, 19,800,866 shares of Common Stock were issued and outstanding, 18,362,811 (92.74%) of which are held by Eligible Stockholders. Of the 1,438,055 shares of Common Stock not held by Eligible Stockholders, 1,255,550 shares (6.34%) are owned by eight (8) trusts or other estate planning vehicles established by Eligible Stockholder, 94,475 shares (0.47%) are owned by twenty-one (21) employees of KCP, Inc. (or a subsidiary or joint venture of KCP, Inc.), a former affiliate of the Company and 88,030 (0.44%) are owned by six (6) terminated employees whose shares of Common Stock have not yet been repurchased by the Company.

10.	WHAT IS THE PLAN ADMINISTRATOR?

The Administrator is a wholly-owned subsidiary of the Company created by the Company to hold record title to the shares of Common Stock on behalf of the Plan participants. The Administrator will appoint an officer to carry out the functions of the Administrator required by the Plan. The Administrator will perform ministerial duties with respect to the Plan and will carry out Plan participants’ instructions with respect to Common Stock held by the Administrator pursuant to the Plan. The Administrator will have no duty to Plan participants other than as set forth in the Plan.

11.	CAN I EXERCISE APPRAISAL RIGHTS?

No. Stockholders will not be entitled to appraisal rights as a result of the matters proposed to be considered at the special meeting.

12.	WHAT IS THE COST OF ADOPTING THE PLAN AND MAKING THE AMENDMENT TO AND RESTATEMENT OF THE CERTIFICATE?

We do not expect to incur any costs as a result of adopting the Plan or making the amendment to and restatement of the Certificate other than the immaterial costs we have incurred in preparing and drafting the Plan, the Certificate amendment and restatement, this proxy solicitation and necessary future filings related the proposed tender offer. We expect that the costs of the administration of the Plan will be comparable to our current stock administration costs. See “Special Factors — Cost of Exchange” on page 17 for our estimates of the total transaction’s cost.

13.	HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE PROPOSALS?

The board recommends that you vote “FOR” the proposed amendment to and restatement of the Certificate and “FOR” adopting the Plan proposal. The board also recommends that our Eligible Stockholders tender their shares of Common Stock pursuant to the Offer to Exchange. See “Special Factors — Recommendation of the Board” on page 15 for greater discussion.

14.	WHEN AND WHERE IS THE SPECIAL MEETING?

We will hold a special meeting of the Stockholders of the Company at Kiewit Plaza, Omaha, Nebraska 68131, on November 28, 2007 at 9:30 a.m., local time. All Stockholders of record as of the close of

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business on October 11, 2007, the record date for the special meeting, or their duly appointed proxies, may attend the special meeting.

15.	HOW DO I VOTE?

Stockholders can vote on matters at the special meeting by either voting in person or by signing, dating and returning the enclosed proxy in the enclosed envelope prior to the special meeting.

16.	CAN I CHANGE MY VOTE?

Yes. You may change your proxy instructions at any time before your proxy is voted at the special meeting. Proxies may be revoked at any time before they are voted by taking any of the following actions: (i) filing a written notice of revocation with the stock registrar at our principal executive office (Kiewit Plaza, Omaha, Nebraska 68131); (ii) filing a properly executed proxy showing a later date with our stock registrar at our principal executive office; or (iii) attending the special meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

17.	WHO IS ENTITLED TO VOTE?

Only Stockholders of record of our Common Stock as of the close of business on October 11, 2007 are entitled to notice of and to vote at the special meeting.

As of October 11, 2007, the record date for the determination of persons entitled to vote at the special meeting, there were 19,800,866 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on by the Stockholders at the special meeting.

18.	WHAT HAPPENS IF I ABSTAIN?

Under applicable Delaware law, abstentions and proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, and for purposes of determining the outcome of a proposal, shares represented by such proxies will be treated as votes against the proposal. If a quorum is not present, the special meeting may be adjourned from time to time until the necessary quorum is obtained.

19.	HOW WILL THE VOTES BE COUNTED?

Votes will be counted by an inspector of election appointed for the special meeting. Because the proposals described herein require the affirmative vote of four-fifths of the Common Stock outstanding, the failure to vote or an abstention will have the same effect as a vote “against” the proposals.

20.	ARE ANY OTHER MATTERS BEING VOTED ON AT THE SPECIAL MEETING?

Although we do not know of any business to be considered at the special meeting other than the proposed amendment to and restatement of the Certificate described in this proxy statement and the adoption of the Plan, if any other business is properly presented at the special meeting, your signed proxy card gives authority to the proxy holders to vote on such matters at their discretion.

21.	HOW MANY SHARES WERE OUTSTANDING ON THE RECORD DATE?

At the close of business on October 11, 2007 there were 19,800,866 shares of Common Stock outstanding and entitled to vote. At the meeting, each outstanding share of Common Stock will be entitled to one vote.

22.	WHAT IS A “QUORUM” FOR PURPOSES OF THE SPECIAL MEETING?

In order to conduct business at the special meeting, a quorum must be present. A “quorum” is a majority of the Common Stock issued and outstanding. The shares may be present in person or represented by proxy at the special meeting. Abstentions are counted as present for the purpose of determining the presence of a quorum.

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23.	WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

Once a quorum has been established, for either proposal to be approved, the holders of at least four-fifths of our issued and outstanding shares of Common Stock must vote “FOR” that proposal.

24.	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

Although we do not know of any business to be considered at the special meeting other than the proposals described in this proxy statement, if any other business is properly presented at the special meeting, your signed proxy card gives authority to the proxy holders to vote on such matters at their discretion.

25.	HOW MANY VOTES ARE REQUIRED TO APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING?

If a quorum is not present, then a majority of the shares of Common Stock entitled to vote at the meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

26.	WHO WILL BEAR THE COST OF THIS SOLICITATION?

The Company will bear its own cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by certain directors, officers and other employees of the Company, not specifically employed for the purpose, by personal interview, telephone or e-mail. Such directors, officers and employees will not receive additional compensation for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith.

27.	HOW DO THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS INTEND TO VOTE?

All of our directors and executive officers intend to vote their shares of Common Stock in favor of amending and restating the Certificate as proposed and for the adoption of the Plan, although such persons have not entered into agreements obligating them to do so. As of the record date, the directors and executive officers of the Company (in aggregate) hold and are entitled to vote shares of Common Stock representing approximately 30.7% of the outstanding shares of Common Stock. All of our executive officers and directors have indicated that they will tender all of their shares of Common Stock in the Offer to Exchange, other than shares held in a previously approved trust or other estate planning vehicle.

28.	HOW MANY VOTES DO I HAVE?

You will have one vote for each share of Common Stock you own as of the record date.

29.	WHAT SHOULD I DO NOW?

You should mail your completed proxy card in the enclosed return envelope. You should not send your certificates for shares of Common Stock until the definitive Offer to Exchange has been delivered to you

30.	WHAT HAPPENS IF MY SHARES OF COMMON STOCK ARE CURRENTLY PLEDGED?

You may still vote your shares of Common Stock.

31.	WHO CAN I TALK TO IF I HAVE QUESTIONS ABOUT THE PROPOSALS?

We will provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have

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referred you to in this document, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Peter Kiewit Sons’, Inc.

Attention:	Douglas A. Obermier, Stock Registrar
Kiewit Plaza
Omaha, Nebraska 68131
Telephone: (402) 342-2052

between the hours of 7:45 a.m. and 4:30 p.m., Central U.S. time. As you read the documents referred to in this proxy statement or attached as Annexes, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this proxy statement, you should rely on the statements made in the most recent document. The information contained in this proxy statement about the Company should be read together with the information contained in the documents to which we have referred you.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Those statements herein that involve expectations or intentions (such as those related to the Offer to Exchange or the proposed termination of registration described herein) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: future decisions by the SEC or other governmental or regulatory bodies; the vote of our Stockholders; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 30, 2006. All forward-looking statements are effective only as of the date they are made and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

INTRODUCTION

We are providing you with this proxy statement and the accompanying form of proxy in connection with the solicitation of proxies by our board for use at a special meeting of our Stockholders to be held on November 28, 2007, at 9:30 a.m., local time, at Kiewit Plaza, Omaha, Nebraska 68131.

At the special meeting, we will ask you to vote on the amendment to and restatement of our Certificate and the adoption of the Plan. If the Stockholders approve the amendment and adopt the Plan, then we will implement the Plan and the Offer to Exchange. If the Offer to Exchange is completed, we intend to “go private” and cease to be subject to the public disclosure and other requirements of the Exchange Act.

All Stockholders are being asked to vote on the proposed amendment to and restatement of the Certificate and the Plan. However, the Offer to Exchange, if implemented, will be limited to Eligible Stockholders. Stockholders that are not employees or directors of the Company or employees of our controlled subsidiaries will not be eligible to participate in the Plan. Participation by Eligible Stockholders in the Offer to Exchange is voluntary and does not require the vote of the Stockholders.

Our board has reviewed the proposed Plan and the proposed amendment to and restatement of the Certificate and, after considering the issues it deemed pertinent, has determined that the amendment to and restatement of the Certificate and Plan are advisable, fair to and in the best interest of the Company and the Stockholders. Our board recommends that Stockholders vote “FOR” approval of the amendment to and restatement of the Certificate and “FOR” the adoption of the Plan. Our board also recommends that Eligible Stockholders tender their Common Stock in the Offer to Exchange.

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CERTAIN INFORMATION ABOUT THE COMPANY

Stockholder Information

As of October 22, 2007, the Company had more than 1,800 record holders of its Common Stock. All shares of Common Stock are owned subject to the terms of the Certificate. Both the approval of the amendment to and restatement of the Certificate and the adoption of the Plan require the affirmative vote of 15,840,693 shares of Common Stock. A majority of the votes of the Company’s unaffiliated security holders is not required for the amendment to and restatement of the Certificate to be approved or the Plan to be adopted, so long as the proposals each receive the affirmative vote of four-fifths of the outstanding shares of Common Stock.

SPECIAL FACTORS

Purpose of the Proposals

The purpose of adopting the Plan and establishing the Administrator of the Plan is to facilitate the termination of the registration of the Common Stock under the Exchange Act. The purpose of the proposed amendment to and restatement of the Certificate is to allow us to implement the Plan and the Offer to Exchange. Currently, the Certificate strictly limits ownership of shares to employees and directors of the Company, employees of the Company’s subsidiaries and affiliates (and certain former affiliates) (collectively “Employees”), and with the prior approval of the board, fiduciaries for the benefit of Employee’s spouses and/or children, corporations wholly-owned by Employees and/or their spouses and children, and charities (or fiduciaries of the charities) selected by the Employee (“authorized transferees”). Employees are also permitted to pledge shares of Common Stock for qualified loans in connection with the ownership of Common Stock. The rationale for this limitation is to preserve the Employee ownership of the Company by preventing the sale of shares of Common Stock to outside persons. Although the Offer to Exchange and the Plan contemplate Eligible Stockholders participating in the Plan and owning Interests in the Plan, the current specific ownership restrictions in the Certificate prevent us from implementing the Plan and effecting the Offer to Exchange. Specifically, the Certificate’s terms generally restrict holders of Common Stock from selling, transferring, assigning or otherwise disposing of shares except to the Company or other authorized transferees. Also, under the present terms of the Certificate, the Administrator is not eligible to hold record title to the number of shares of Common Stock that will be required to implement the Plan. The purpose of the proposed amendment and restatement is to make those modifications to the Certificate as are necessary to allow us to implement the Plan and the Offer to Exchange and to prohibit Employees eligible to participate in the Plan from owning Common Stock other than pursuant to the Plan. The text of the proposed amendment to and restatement of the Certificate is set forth on Annex A hereto and the text of the Plan on Annex B hereto.

Why the Company is a Public Company

The ultimate purpose of the proposals is to allow the Company to terminate the registration of the Common Stock under the Exchange Act and, consequently, eliminate the public disclosure obligations specified under, and the costs of complying with the requirements imposed on us and other issuers of securities that are registered pursuant to the Exchange Act. The Company is an employee-owned company whose stock is not available for sale on the public markets, and our Stockholders are generally prohibited from transferring their shares of Common Stock other than to the Company. Unlike securities purchased and sold on an active trading market, our Common Stock is priced according to a fixed formula that is defined in our Certificate. The Company began selling shares of Common Stock to employees many decades ago and has adhered to a philosophy of employee ownership since then. The Company has approximately 5,500 salaried employees in the U.S. and Canada and more than 1,800 Stockholders, who are either Employees or their authorized transferees described above. We believe that offering proven Employees the opportunity to invest in the Company has enhanced the Company’s ability to attract, retain and motivate our Employees. The Company’s history of employee ownership has shaped its culture and remains an integral part of its identity.

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Despite the fact that our Stockholders are Employees or their authorized transferees and that there is no trading market in our Common Stock, the Company is subject to the requirements of the Exchange Act because of its size (in excess of $10 million of assets) and the number of Company Stockholders of record (more than 500).

Consequences of Being a Public Company

As an issuer of a class of securities registered pursuant to the Exchange Act, we are required to prepare and publicly file with the SEC, among other items, Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, proxy statements as required by Regulation 14A under the Exchange Act and Current Reports on Form 8-K. As a consequence of filing these reports and other filings with the SEC, detailed information regarding the Company and its shareholders is fully available for review by any member of the public. In addition, the costs associated with these reports and other filing obligations compose a significant overhead expense. These costs include professional fees for our independent registered public accounting firm and corporate/securities counsel, printing and mailing costs and internal compliance costs. These registration-related costs have increased over recent years, particularly as a result of the additional public disclosure and other obligations imposed on public companies by the Sarbanes-Oxley Act of 2002. We estimate that if the Company becomes a private company (or “goes private”) and terminates the Exchange Act registration of its Common Stock, our direct costs savings would be approximately $750,000 to $1,250,000 on an annual basis. This figure is only an estimate and the actual savings to be realized may be higher or lower. While we do not expect that the savings will be fully realized until the fiscal year ending December 27, 2008, we will, almost immediately, be able to cease making public the Company’s financial and other private information.

The Company, because it is a “public company”, is required to make public information that the Company considers competitively sensitive, including construction backlog, margin and significant customer and project information, which information is available not only to Stockholders, but also to the Company’s competitors, many of which are not public and do not disclose similar information. The Company also incurs substantial costs as a result of, among other things, management’s time expended in preparing and reviewing such filings. At the same time, our board believes that the Company derives little benefit from the registration of its Common Stock, as the Company does not use the Common Stock to raise capital in public sales or as acquisition consideration. Thus, our board believes that the Company and its Stockholders currently derive little financial benefit from continued registration under the Exchange Act and in fact, the public disclosure of sensitive financial and other information to the Company’s competitors may actually competitively disadvantage the Company.

Other companies approaching the threshold number of 500 stockholders (which typically triggers the Exchange Act registration requirements), but which have issued shares exclusively to employees and have not listed their shares on a stock exchange, have been granted relief from the Exchange Act registration requirements by the SEC on a preemptive basis (e.g., SEC No-Action Letter, dated June 21, 1995, to Parsons Brinckerhoff Inc., and SEC No-Action Letter, dated February 6, 1997, to FMR Corporation). The board considered seeking similar relief, but, based upon preliminary discussions between management and the SEC, became convinced that such relief would not be granted to an issuer whose shares are already registered under the Exchange Act.

The Company incurs direct and indirect costs associated with compliance with the SEC’s filing and public disclosure requirements imposed on public companies. The Company also incurs substantial indirect costs as a result of, among other things, management’s time expended in preparing and reviewing such filings. Because the Company has relatively few executive personnel, these indirect costs can have a substantial impact. The annual savings that the Company expects to realize as a result of the implementation of the Plan and the resulting deregistration are estimated as follows:

Routine Legal Fees	$50,000
Accounting and Sarbanes-Oxley Consulting Fees	$700,000
Other	$500,000
Total	$1,250,000

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Estimates of the annual savings expected to be realized if the transaction is implemented are based upon (1) the actual costs to the Company of the services and disbursements in each of the above categories that were reflected in its historical financial statements, (2) an average of legal, accounting, financial adviser and other similar costs incurred by the Company on an average annual basis in connection with significant restructurings or corporate transactions relating to filings with the SEC and (3) the allocation to each category of management’s estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to the Company’s public reporting company status. In some instances, our management’s estimates were based on information based on internal assessments of past expenses and verifiable assumptions and an analysis of similar expenses in the future. For example, there would be a reduction in accounting and consulting fees and printing and mailing costs if the Company ceased to be public. In addition, there would be more limited needs for legal counsel for securities matters and for a financial printer if the Company no longer files reports with the SEC. Other estimates were more subjective, such as the reduction in direct miscellaneous clerical and other expenses (e.g., special word processing charges associated with SEC filings and the SEC filing system).

The estimates set forth above are just that — estimates, and the actual savings to be realized may be higher or lower than indicated. The Company expects that if it “goes private” during fiscal year 2007, then resulting savings will not be fully realized until fiscal year 2008.

As a public company, the Company is required to disclose extensive information not only to our Stockholders, but to the public at large, including the Company’s competitors. If the Company completes the going-private transaction, it will no longer be subject to such disclosure obligations. Nonetheless, the Company intends to continue to provide its Stockholders, and Plan participants, with annual financial and other material information regarding the Company, but on a non-public basis.

Board Deliberations and Background on the Amendment to and Restatement of the Certificate and Offer to Exchange

The Common Stock is registered with the SEC pursuant to Section 12(g) of the Exchange Act. Such registration was effected in accordance with the requirements of Section 12(g), namely that most issuers are required to register, within 120 days, any class of equity security that is held by 500 or more persons on the last day of the issuer’s fiscal year. As an SEC registrant, the Company is subject to the requirements of the Exchange Act and, consequently, has incurred the costs of making required public filings as an expense related to its commitment to employee ownership of the Company. In 2002, Congress enacted the Sarbanes-Oxley Act. This legislation increased the burden of the Company’s public disclosure obligations, both by requiring more disclosure and by decreasing the amount of time allowed to make most disclosures. The Sarbanes-Oxley Act also imposed additional restrictions on the way the Company may manage its affairs. The board and its officers have been forced to dedicate greater time and resources to satisfying our disclosure and other requirements.

In August 2005, management began to consider alternatives to preserve our ownership structure while reducing the costs and burdens of complying with the Exchange Act. Management considered the potential cost savings of being a private company to be worth further inquiry. On the basis of so-called “no-action” relief granted by the staff of the SEC to other issuers that had 500 or more employee stockholders (relieving those issuers from the registration requirements of Section 12(g) of the Exchange Act), the Company’s management began to pursue similar relief on our behalf. However, due to a variety of factors (including informal discussion with members of the staff of the SEC), management became convinced that such relief would not be granted in the Company’s present circumstances. Management, with the advice of outside legal counsel, considered additional options for terminating the registration of our Common Stock, including creating a number of materially different classes of equity securities, none of which could be held by 500 or more persons. However, after further consideration, management became convinced that such other options would significantly alter the Company’s culture and thus recommended to the board, and the board determined that the course of action described herein relating to the adoption of the Plan, the making of the Offer to Exchange and terminating the registration of our Common Stock, was in the best interests of the Company and the Stockholders.

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In making its determination, the board considered the alternative of taking no action. However, due to the Company’s significant and increasing costs and the other obligations of complying with the requirements of the Exchange Act, the board believed that taking no action would not be in the best interests of the Company and its Stockholders.

After considering various alternatives, our board has determined that adopting the Plan and effecting the Offer to Exchange provides the most expeditious and economical method of terminating the registration of Common Stock under the Exchange Act and reducing the burdens that arise from such registration. After consulting with management and outside legal counsel, the board determined that the proposed amendment to and restatement of our Certificate, as described herein, would be necessary to implement the Plan and the Offer to Exchange, and accordingly that making such amendment would be in the best interest of the Company and its Stockholders.

Fairness of the Proposals to Stockholders

Our board has considered the amendment to and restatement of the Certificate in light of the proposal to adopt the Plan and our philosophy of employee ownership. The proposed amendment to and restatement of the Certificate does not adversely change the rights of any Stockholder. Following the adoption of the proposed amendment, Stockholders will keep their existing rights to vote, pledge their shares, sell their shares to the Company and receive dividends with respect to such shares. The proposed amendment to and restatement of the Certificate would allow us to implement the Plan, pursuant to which participants will have rights effectively identically to those now enjoyed by Stockholders. If the amendment to and restatement of the Certificate is approved, the Plan is adopted and the Offer to Exchange is effected by the Company, the Company intends to then terminate the registration of its Common Stock under the Exchange Act. In that event, the Company will no longer be required to make the public disclosures required by the Exchange Act. See “Special Factors — How Stockholders Rights and Information will Change” at page 16 for greater discussion of what information Stockholders will receive if the Offer to Exchange is completed. The Company expects its Stockholders and Plan participants to directly benefit from the termination of registration from both the ability to maintain the Company’s sensitive information confidential from the general public and from the cost savings associated from such termination of registration. Our board thus believes that the proposed amendment to and restatement of the Certificate, the Plan and the Offer to Exchange will be substantively fair to our Stockholders.

Our board believes that the proposal to amend and restate the Certificate, the proposal to adopt the Plan and to terminate the registration of our Common Stock are procedurally fair to the Stockholders because, among other things: (i) the proposal is being effected in accordance with the applicable requirements under Delaware law and (ii) the transaction is being submitted to a vote of the Company’s Stockholders and is subject to the affirmative vote of holders of at least four-fifths of the outstanding shares of our Common Stock, where Delaware law would ordinarily only require an affirmative vote of the holders of at least a majority of the outstanding shares in order to amend a certificate of incorporation. Although Stockholders do not have appraisal rights in connection with the proposals set forth herein, Stockholders may elect to sell their Common Stock to the Company pursuant to the terms of the existing Certificate.

In addition, Stockholders who are not eligible to participate in the Offer to Exchange and the Plan (i.e., Stockholders who are employees of formerly affiliated entities and Employees’ estate planning vehicles) will continue to own their shares of Common Stock and will keep their existing rights to vote, pledge their shares, sell their shares to the Company and receive dividends with respect to such shares. In addition, the board expects such holders of Common Stock to benefit from the proposed transaction to the same extent as the Stockholders and Plan participants.

The information set forth under “Source and Amount of Consideration; Terms of Plan Interests” in the Offer to Exchange provides a discussion on the material differences between the Common Stock and Interests in the Plan, and is incorporated herein by reference.

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Our directors have not retained an unaffiliated representative to act on behalf of unaffiliated Stockholders for purposes of negotiating terms of the matters described herein or preparing a report concerning the fairness of the transaction.

Recommendation of the Board

In light of the public-company burdens discussed above, the board believes that it is in the best interests of the Company and all of its Stockholders to eliminate the public disclosure and administrative burden and costs inherent in being a public company. The board has determined that adopting the Plan is the most expeditious and economical method of terminating the registration of our Common Stock under the Exchange Act and allowing us to eliminate those burdens and costs. Our board determined that the proposed amendment to and restatement of the Certificate is necessary to implement the Plan and effect the Offer to Exchange, and that the proposed amendment will not adversely affect any Stockholder (without regard to whether such Stockholder chooses to participate in the Offer to Exchange or the Plan), and that the amendment is accordingly in the best interests of the Company and its Stockholders. Our board recommends that Stockholders vote “FOR” adopting the Plan and “FOR” approval of the amendment to and restatement of the Certificate and that our Eligible Stockholders tender their shares of Common Stock pursuant to the Offer to Exchange.

Our board believes that implementing the proposals and the termination of the registration of our Common Stock is substantively fair to our Stockholders because none of their ultimate economic or other rights will be adversely affected by any of the proposed events.

Our board has retained for itself the authority to reject and not implement the Offer to Exchange if it determines subsequently that the transaction is not then in the best interests of the Company and its Stockholders. See Section 15 of the Offer to Exchange for greater detail on the board’s power to amend or terminate the Offer to Exchange, and the information in that Section is incorporated herein by reference. If for any reason the Plan is not adopted or the amendment to and restatement of the Certificate not approved, or, if the Plan is adopted and the amendment to and restatement of the Certificate is approved, but the Plan is not implemented, the registration of our Common Stock will not be terminated until such time as the Company otherwise is eligible to do so.

As discussed above, our board considered alternatives to the overall proposal described herein, but ultimately approved pursuing termination of the registration of our Common Stock through the Plan structure. Please see “Special Factors — Board Deliberations and Background of the Amendment to and Restatement of the Certificate and Offer to Exchange” beginning on page 13 for a discussion of the board’s reasons for this going-private structure.

The board is comprised of both employee and non-employee directors. Our board unanimously supported, with no dissensions or abstentions, the proposed amendment to and restatement of the Certificate, Offer to Exchange and Plan. The board now proposes those matters that require Stockholder approval for your vote in order to consummate the transaction.

For the reasons discussed above in “Special Factors — Purpose of the Proposals” at page 11 and “Special Factors — Board Deliberations and Background on the Amendment to and Restatement of the Certificate and Offer to Exchange” beginning on page 13, all of our directors and executive officers who own shares of our Common Stock intend to vote their shares of Common Stock in favor of amending and restating the Certificate as proposed and for the adoption of the Plan, although such persons have not entered into agreements obligating them to do so. All of our executive officers and directors have indicated that they will tender all of their shares of Common Stock in the Offer to Exchange, other than shares held in a previously approved trust or other estate planning vehicle.

Mechanics of Exchange of Securities

Please refer to the Offer to Exchange, attached hereto as Annex D, in its entirety for details on the mechanics of the exchange of shares of Common Stock for Interests in the Plan. Plan Interests will not be registered under the Exchange Act under an exemption from registration provided by rules promulgated under

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the Exchange Act and will not be listed with any stock exchange. Your rights as a holder of Plan Interests will be effectively identical to your present rights as a Stockholder, as further described in the Plan and the Offer to Exchange, each of which is incorporated herein by reference.

How Stockholders’ Rights and Information will Change

If the amendment to and restatement of the Certificate is adopted, Stockholders may continue to enjoy all their rights as Stockholders as defined by the Certificate. The amendment to and restatement of the Certificate does not limit those rights in any way. Rather, the amendment will allow a subsidiary of the Company (that is, the Administrator) to administer the Plan as well as allow our Stockholders to tender their shares of Common Stock in exchange for Interests in the Plan.

If the Offer to Exchange is completed and the Company terminates the registration of its Common Stock, then the Company will no longer need to comply with the public disclosure and other requirements of the Exchange Act. Consequently, public information regarding the Company that ordinarily would appear in the Company’s SEC filings will no longer be available to Stockholders unless the Company chooses to provide it. Although Delaware law requires only that minimal information be delivered to Stockholders, the Company intends that Stockholders and Plan participants will receive directly from the Company annual financial and other material information.

Also, the Administrator will provide participants in the Plan the amount and value of their Plan Interests, their cost-basis, dividend history and other related personal financial information.

Treatment of Stockholders who Refuse the Offer to Exchange

Stockholders that choose not to tender for exchange will continue to be Stockholders of the Company and their shares will remain outstanding. However, assuming approval of the proposed amendment to and restatement of the Certificate and the adoption of the Plan, ownership of Common Stock by Employees eligible to participate in the Plan will be permitted only through the Plan and the Company intends to repurchase any shares of Common Stock owned by an Eligible Stockholder and not tendered or accepted for exchange at the price established in our Certificate. The Company has no current intention to repurchase any shares of Common Stock owned by Stockholders who are not eligible to participate in the Plan.

Conditions to the Completion of the Offer to Exchange

The Offer to Exchange will not be effected unless and until the Company’s Stockholders approve the proposed amendment to and restatement of the Certificate and adopt the Plan. The conditions to the completion of the Offer to Exchange are set forth in Section 6 in Annex D and are incorporated herein by reference. If the Stockholders do not approve the amendment to and restatement of the Certificate or adopt the Plan, or the other conditions to complete the Offer to Exchange are not satisfied, then the Common Stock will continue to be registered under the Exchange Act and the Company will continue to be subject to the public disclosure and other requirements of the Exchange Act.

Reservation of Rights

Under the terms of the Offer to Exchange, prior to the expiration of the Offer to Exchange, the Company retains the right to terminate or amend the Offer to Exchange or postpone acceptance of any shares tendered under many circumstances, including any material change to the Company’s business that would materially impair the benefits the board believes will result from effecting the Offer to Exchange.

The information set forth in Section 6 of the Offer to Exchange, providing a full discussion on the circumstances under which the Company may terminate the Offer to Exchange, is incorporated herein by reference.

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Cost of Exchange

The Company expects to use working capital to cover the expenses of the Offer to Exchange and implementing the Plan. The expenses of the transaction, all of which will be paid by the Company, are expected to total approximately $900,000, as follows:

Legal Fees	$750,000
Accounting Fees	$25,000
Filing, Printing, Postage and Other Solicitation Expenses	$125,000

Total	$900,000

Sources of Funds; Financing of the Transaction

We estimate that the total funds required to effectuate the Offer to Exchange will be limited to legal and administrative costs associated with drafting the Plan and the Certificate amendment and restatement, soliciting our Stockholders’ proxies, making required filings and similar costs. Neither the Offer to Exchange nor the administration of the Plan will require financing by the Company (beyond the use of working capital).

Interests of Directors and Executive Officers in the Transaction

Director Biographies

The information set forth under “Directors” on Annex E to this proxy statement.

Executive Officer Biographies

The information set forth under “Executive Officers” Annex E to this proxy statement.

Past Contacts, Transactions, Negotiations and Agreements

The information set forth under “Related Person Transactions — Certain Relationships and Related Person Transactions” in the Definitive Proxy Statement on Schedule 14A filed with the SEC on March 15, 2007, and under “Related Person Transactions — Certain Relationships and Related Person Transactions” in the Definitive Proxy Statement on Schedule 14A filed with the SEC on May 1, 2006, is incorporated herein by reference.

Each of our directors and executive officers has entered into a repurchase agreement with the Company substantially in the form attached as Exhibit 4.3 to our Registration Statement on Form S-8 filed with SEC on August 4, 2003, as have all other Eligible Stockholders.

Except as set forth above, there have been no negotiations, transactions or material contracts during the past two years between the Company (or its subsidiaries) and any director or executive officer.

Recent Transactions of our Directors and Executive Officers

As of October 22, 2007, our directors and executive officers as a group beneficially owned 6,083,236 shares of Common Stock, which represented approximately 30.7% of the shares outstanding as of that date. Our directors and executive officers are eligible to vote on the proposals and participate in the Offer to Exchange on the same terms as other Eligible Stockholders.

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In the sixty (60) days prior to and including October 23, 2007, the Company and the Company’s directors and executive officers made the following transactions in our Common Stock:

			Type of
			Transaction and
		Price per	Where and How
Name/Title	Date	Share ($)	Effected	Shares (#)

Company	8/17/2007	56.45	Repurchase	14,312
Company	8/29/2007	56.45	Repurchase	875
Company	9/29/2007	56.45	Repurchase	20,230
Company	10/10/2007	56.45	Repurchase	20,848

Except as otherwise described above, there have been no transactions in our Common Stock that were effected during the past sixty (60) days by us or, to our knowledge, by any director, executive officer, affiliate or subsidiary of the Company or any director, executive officer or affiliate of any subsidiary of the Company.

In addition, except as otherwise described above, neither we nor any person controlling us nor, to our knowledge, any of our directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the offer with respect to any of our securities (including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any such securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations). The interests of our directors and executive officers in the transaction, therefore, are the same (on a pro rata basis) as all other Stockholders and no material special benefits will inure to our directors and executive officers if the proposed amendment to and restatement of the Certificate is approved and if the Plan is adopted, except with that our executive officers and directors will no longer be required to report their transactions in our Common Stock to the SEC and will be able to participate with other Stockholders in the Company arranged stock loan program.

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Security Ownership of Certain Beneficial Owners and Management

The table below shows information about the ownership of Common Stock as of October 22, 2007 by the Company’s directors and executive officers. All of our executive officers and directors have indicated that they will tender all of their shares of Common Stock in the Offer to Exchange, other than shares held in a previously approved trust or other estate planning vehicle.

	Amount of Shares
Name of Beneficial Owner	Beneficially Owned	Percent of Shares

Bruce E. Grewcock(1)	1,437,641	7.26
Richard W. Colf	1,070,095	5.40
Douglas E. Patterson	633,404	3.20
Steven Hansen(2)	507,346	2.56
R. Michael Phelps	469,625	2.37
Kenneth E. Stinson	446,503	2.25
Scott L. Cassels	322,718	1.63
Kirk R. Samuelson	251,046	1.27
Thomas S. Shelby	214,855	1.09
Christopher J. Murphy	172,375	*
Tobin A. Schropp	165,016	*
Michael J. Piechoski	140,080	*
John B. Chapman	121,102	*
Ben E. Muraskin	82,773	*
Michael J. Whetstine	12,693	*
Mogens C. Bay	11,122	*
Allan K. Kirkwood	10,000	*
Michael R. McCarthy	8,642	*
Walter Scott Jr.	6,200	*

*	Less than 1%.

(1)	Includes 713,348 shares of Common Stock held in trusts, for which Mr. Grewcock is the trustee with sole voting and investment powers.

(2)	Includes 346,310 shares of Common Stock held in trusts, for which Mr. Hansen is the trustee with sole voting and investment powers.

Effect of the Approval and Consummation of Proposed Transaction on Peter Kiewit Sons’, Inc.

Our Certificate currently restricts the ownership of shares of Common Stock to Employees and a limited class of authorized transferees. The Certificate also restricts ownership such that no more than ten percent of the shares of the Common Stock issued and outstanding shall at any time be owned of record for the account of any single Stockholder. The Certificate limits transfers of Common Stock by Stockholders to sales to the Company or transfers to a limited class of authorized transferees.

The proposed amendment and restatement will change the language of the Certificate to allow the Administrator to own shares of Common Stock (free of the ten-percent ownership limitation). The amendment and restatement also will modify the language of the Certificate to allow for Stockholders to exchange their shares for Plan Interests. The restrictions that presently apply to Employees with respect to Common Stock will also apply to the Interests in the Plan. (See “The Offer — Source and Amount of Consideration; Terms of Plan Interests” in the Offer to Exchange and Article V and Article VI of the Plan set forth in Annex B for greater detail.) If we complete the “going-private” transaction described herein and in the Offer to Exchange, then in the future, we anticipate that Employees eligible to participate in the Plan will only acquire ownership interests in the Company through the purchase of Plan interests.

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The approval of the amendment to and restatement of the Certificate and adoption of the Plan will allow us to implement the Offer to Exchange. If the proposed amended and restated Certificate is approved, the Plan is adopted, and the Offer to Exchange is effected by the Company, the Company intends to repurchase any shares of Common Stock owned by an Eligible Stockholder and not tendered or accepted for exchange and terminate the registration of our Common Stock under the Exchange Act. See “Special Factors — Board Deliberations and Background of Amendment to and Restatement of the Certificate and Offer to Exchange” beginning on page 13.

Conduct of Business after the Amendment to and Restatement of the Certificate and Exchange

After, and if, the proposals are approved by the Stockholders, the Certificate will have been modified to allow for the Offer to Exchange to be made and the Plan to be implemented. The board approved the Offer to Exchange and it will remain open until it expires by its terms or it is terminated by the board. (See Sections 6 and 15 of the Offer to Exchange for further detail on the conditions to close, terminate or amend the Offer to Exchange.) Subject to the terms and conditions of the Offer to Exchange, until the expiration date thereof, all Stockholders shall continue to be Stockholders of the Company with rights effectively identical to those in effect prior to the effectiveness of the amendment to and restatement of the Certificate. Following the consummation of the Offer to Exchange, Plan participants will enjoy effectively identical economic rights as Stockholders, as they will continue to have the right to vote, receive dividends (if declared by the board) and sell Plan Interests in the same manner that they can now sell shares of Common Stock. The Company expects that the creation of an indirect ownership structure through the Plan will not affect the conduct of its business except in the effect of lowered accounting and legal expenses anticipated to arise from the termination of the Company’s required compliance with the Exchange Act, the reduced burden on management’s time expended in preparing and reviewing such required filings and a substantial reduction in the amount of information that the Company will publicly disclose.

If the proposed amended and restated Certificate is approved, the Plan is adopted, and the Offer to Exchange is effected by the Company, the Company intends to repurchase any shares of Common Stock owned by an Eligible Stockholder and not tendered or accepted for exchange and terminate the registration of our Common Stock under the Exchange Act. In addition, if and when the Common Stock is no longer registered under the Exchange Act, the Company will be relieved of the requirement of the periodic disclosure obligations, the requirement to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and the other requirements of the Exchange Act, including the Sarbanes-Oxley Act requirement regarding internal controls over financial reporting. In addition, our executive officers and directors will no longer be required to report their transactions in our Common Stock to the SEC and will be able to participate with other Stockholders in the Company arranged stock loan program.

Other than as described in this proxy statement, neither the Company nor its management has any current plans or proposals to effect any of the following:

•	any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

•	any purchase, sale or transfer of a material amount of our assets or the assets of any of our subsidiaries;

•	any material change in our present dividend rate or policy, or our indebtedness or capitalization;

•	any change in our present management, including, but not limited to, any plans or proposals to change any material term of the employment arrangements of any executive officer;

•	any other material change in our corporate structure or business;

•	the acquisition by any person of any material amount of our securities or the disposition of any material amount of our securities (except by the Administrator); or

•	any change in our Certificate or By-Laws, except for changes to the By-Laws relating to the reorganization of committees or changes in the powers delegated thereto, as shall be determined by the

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board upon consummation of the deregistration of the Common Stock, or any actions which may impede the acquisition of control of us by any person.

In addition, although we have no current plans to change the number or terms of the directors of our present board, we may consider from time to time in the future, additions to or changes in, the composition of our board.

However, the Company may engage in such transactions in the future to the extent that management and our board determines it to be in the interest of the Company and its Stockholders, including Plan participants. As stated throughout this proxy statement, the Company believes that there are significant advantages in effecting these proposals and “going private,” and the Company plans to avail itself of any opportunities it has as a “private company.”

No Other Transactions

Except as described above, the Company neither has entered into nor is considering any material agreement, arrangement, understanding or relationship with any of its executive officers, directors or subsidiaries.

During the past two years, neither the Company nor any of its subsidiaries has received an offer by another company to merger or consolidate, to sell or transfer substantially all the assets of the Company or to sell a controlling interest in the Company’s securities.

Certain U.S. Federal Income Tax Consequences

The discussion of “Certain U.S. Federal Income Tax Consequences” in Section 13 of the Offer to Exchange, attached hereto as Annex D, is incorporated herein by reference.

Certain Canadian Federal Income Tax Consequences

The discussion of “Certain Canadian Federal Income Tax Consequences” in Section 14 of the Offer to Exchange, attached hereto as Annex D, is incorporated herein by reference.

Accounting Consequence of the Transactions

We do not anticipate any material adverse accounting consequences resulting from the approval of the amendment to and restatement of the Certificate, the adoption of the Plan or the consummation of the Offer to Exchange. Our board does not expect representatives of our accountants to appear at the special meeting of Stockholders. Our executive officers will be available to respond to questions of Stockholders at the special meeting.

The information set forth under “Information about the Company” in the Offer to Exchange is incorporated herein by reference.

Market for Common Stock

The Common Stock is not traded or quoted on any stock exchange or quotation system and there is no secondary trading market for the Common Stock. Stockholders have certain rights to sell those shares to the Company at a price (the “Common Share Price” defined in our Certificate, which is not being altered by the proposals herein) which is determined annually as of the Company’s fiscal year end by reference to the excess of our assets (excluding the book value of construction property, plant and equipment) over our liabilities (excluding liabilities for redeemable common stock) and minority interests and the number of shares of Common Stock issued and outstanding, adjusted for any dividends declared subsequent to such fiscal year end. The following table shows the Common Share Price determined as of each of the dates shown.

December 25, 2004	$38.50
December 31, 2005	$47.90
December 30, 2006	$58.30

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Dividends, Prior Public Offerings and Prior Common Stock Purchases

Dividends on Common Stock are declared and paid solely in the discretion of the board. The chart below sets forth the cash dividends declared and paid on the Common Stock during the six months ended June 30, 2007 and the years ended 2006 and 2005, and the Common Share Price after each dividend payment.

		Dividend
Dividend Declared	Dividend Paid	per Share	Price Adjusted	Common Share Price

January 4, 2005	January 5, 2005	$0.45	January 5, 2005	$38.05
April 22, 2005	May 2, 2005	$0.50	May 2, 2005	$37.55
January 4, 2006	January 5, 2006	$0.80	January 5, 2006	$47.10
April 28, 2006	May 1, 2006	$0.85	May 1, 2006	$46.25
January 4, 2007	January 5, 2007	$0.90	January 5, 2007	$57.40
April 27, 2007	May 1, 2007	$0.95	May 1, 2007	$56.45

The Company has made no underwritten public offerings of the Common Stock in the past three years.

Our Certificate requires that all shares of Common Stock sold by the Company are subject to a repurchase agreement. The Company will repurchase shares of Common Stock upon certain events, which include but are not limited to when Eligible Stockholders die, terminate employment with the Company or voluntarily sell their shares of Common Stock to the Company. Purchases in any year are made at the applicable Common Share Price determined by the terms of our Certificate. The following table sets forth the number of shares of Common Stock repurchased and the average price paid during 2005, 2006, and the six months ended June 30, 2007.

	Total Number of	Average Price
	Shares of Common	Paid per Share of
Period	Stock Repurchased	Common Stock

Fiscal year ended December 31, 2005	14,118,758	$37.76
Fiscal year ended December 30, 2006	1,544,910	$47.64
Fiscal six months ended June 30, 2007	907,104	$58.11

Legal Matters and Regulatory Approval

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the events contemplated herein, or of any other approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Plan Interests as contemplated herein.

The discussion of “The Offer — Legal Matters; Regulatory Approvals” in Section 12 of the Offer to Exchange, as attached hereto as Annex D, is incorporated herein by reference.

No Appraisal Rights; Dissenters’ Rights

Under Delaware law, Stockholders are not entitled to receive the “fair value” of their shares of Common Stock by dissenting from the proposals described herein or the proposed Offer to Exchange.

Holders of our Common Stock are not entitled to appraisal rights in connection with the proposed amendment to and restatement of our Certificate, the adoption of the Plan or the Offer to Exchange under the Delaware General Corporation Law, our Certificate or our By-Laws.

FINANCIAL INFORMATION ABOUT THE COMPANY

Consolidated Financial Statements and Related Discussion

Consolidated financial statements of the Company as well as management’s discussion and analysis of the Company’s financial condition and results of our operations, a discussion of quantitative and qualitative

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disclosures about market risk and a discussion of changes in and disagreements with the Company’s accountants on accounting and financial disclosure appear in Annex C hereto in the following documents and are incorporated herein by reference: Annual Report on Form 10-K for the fiscal year ended December 30, 2006, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2007.

Selected Financial Information

The following summary of historical consolidated financial data was derived from our audited consolidated financial statements as of and for each of the fiscal years ended 2002 through 2006 and from our unaudited interim consolidated financial statements as of and for the six months ended June 30, 2007 and June 30, 2006. This financial information is only a summary and should be read in conjunction with our consolidated financial statements and other financial information, including the notes thereto, contained elsewhere herein.

	Six Months Ended
	June 30,				Fiscal Year Ended
	2007		2006		2006		2005	2004	2003	2002
	(Dollars in millions, except per share amounts)

Results of operations:
Revenue		$2,475		$2,223		$5,049	$4,145	$3,358	$3,380	$3,699

Net income before earnings attributable to redeemable common stock		$104		$73		$274	$228	$201	$157	$193

Net income(1)		$26		$37		$39	$228	$201	$157	$193

Per common share:(2)
Basic:	$	n/a	$	n/a	$	n/a	$9.56	$6.62	$5.38	$6.37

Diluted:	$	n/a	$	n/a	$	n/a	$9.31	$6.38	$5.18	$6.08

Dividends(3)		$1.85		$1.65		$1.65	$0.95	$0.45	$0.80	$0.75

Formula price(4)		$56.45		$46.25		$58.30	$47.90	$38.50	$32.45	$27.15

Book value		$72.40		$57.55		$67.39	$54.85	$42.24	$36.55	$31.80

Financial position:
Total assets		$2,765		$2,390		$2,721	$2,370	$2,217	$1,889	$1,876

Current portion of long-term debt		$14		$9		$5	$1	$1	$10	$—

Long-term debt, net of current portion		$32		$30		$25	$38	$36	$22	$24

Redeemable common stock — liability(1)		$1,135		$877		$1,130	$—	$—	$—	$—

Redeemable common stock — mezzanine equity(1)		$—		$—		$—	$1,082	$1,333	$1,106	$995

(1)	The Company adopted Statement of Financial Accounting Standards (“SFAS”) 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” (“SFAS 150”) in 2006. SFAS 150 requires the redeemable common stock to be recorded at formula value and presented as a liability beginning in 2006. Period to period changes in formula value represent an expense in the consolidated statement of operations captioned “Earnings attributable to redeemable common stock” beginning in 2006 which offsets a substantial portion of current year earnings. Redeemable common stock is presented as mezzanine equity

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prior to 2006. (See Note 2 “Redeemable Common Stock” in the audited consolidated financial statements in Annex C.)

The aggregate redemption value of redeemable common stock at December 30, 2006 and December 31, 2005 was $1,130 million and $945 million, respectively.

(2)	Under the provisions of SFAS 150, mandatorily redeemable shares of Common Stock are excluded from the calculation of earnings per share and as a result, no earnings per share have been presented beginning in 2006. (See Note 2 “Redeemable Common Stock” in the Notes to the Consolidated Financial Statements in Annex C.)

(3)	The 2003 and 2002 dividends include $0.40 and $0.35 for dividends declared in those years, respectively, but paid in January of the subsequent year.

(4)	Pursuant to the Certificate, the calculation of formula value, which is the Common Share Price, is computed annually at the end of the fiscal year, except that adjustments to reflect dividends are made when declared.

RECOMMENDATION OF THE BOARD

OUR BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSED AMENDMENT TO AND RESTATEMENT OF THE CERTIFICATE, “FOR” ADOPTING THE PLAN AND THAT ELIGIBLE STOCKHOLDERS TENDER THEIR SHARES OF COMMON STOCK PURSUANT TO THE OFFER TO EXCHANGE. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” APPROVAL OF THE PROPOSED AMENDMENT TO AND RESTATEMENT OF THE CERTIFICATE AND “FOR” ADOPTING THE PLAN (BUT WILL NOT BE DEEMED ACCEPTANCE OF THE EXCHANGE).

STOCKHOLDER PROPOSALS

Only such business will be conducted at this special meeting as will have been brought by our board before the meeting pursuant to the attached Notice of Special Meeting of Stockholders.

Any proposal which a Stockholder (or, if the proposed amended and restated Certificate is approved, the Plan is adopted and the going-private transaction consummated, a Plan participant through the Administrator) intends to present at the 2008 Annual Meeting must be received by the Company on or before January 31, 2008 and in order for such proposal to be included in the proxy material of the Company relating to such meeting, such proposal must be received by the Company on or before November 16, 2007.

Stockholders (or, if the proposed amended and restated Certificate is approved, the Plan is adopted and the going-private transaction consummated, Plan participants through the Administrator) wishing to communicate generally with the board may direct any communications to the attention of the Chairman of the Board, at the Company’s corporate offices, Kiewit Plaza, Omaha, Nebraska 68131. The mailing envelope must contain a clear notation indicating that the enclosed materials are a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such correspondence must identify the author as a Stockholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such correspondence and circulate them to the appropriate director or directors.

Stockholders (or, if the proposed amended and restated Certificate is approved, the Plan is adopted and the going-private transaction consummated, Plan participants through the Administrator) wishing to nominate one or more persons for election as a director must comply with additional provisions as set forth in the Company’s By-Laws. Generally, a Stockholder must give timely notice to the Secretary of the Company. To be timely, such notice must be received by the Company at its principal executive offices not less than sixty days prior to the meeting. The By-Laws specify the information which must accompany such Stockholder notice, including the provision of certain information with respect to the persons nominated for election as directors and any information relating to the Stockholder that would be required to be disclosed in a proxy

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filing. Details of the provision of the By-Laws may be obtained by any Stockholder from the Secretary of the Company. Any such proposals should be directed to the Secretary, Peter Kiewit Sons’, Inc., Kiewit Plaza, Omaha, Nebraska 68131.

WHERE YOU CAN FIND MORE INFORMATION

The Company, as a public company, currently files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that the Company files with the Securities and Exchange Commission at the SEC’s public reference rooms at Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 or 500 West Madison Street, Suite 1400, Chicago, IL 60661.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov.

The Company will also provide without charge to each person to whom a copy of this proxy statement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Peter Kiewit Sons’, Inc.
Attention: Douglas A. Obermier, Stock Registrar
Kiewit Plaza
Omaha, Nebraska 68131
Telephone: (402) 342-2052

between the hours of 7:45 a.m. and 4:30 p.m., Central U.S. time. As you read the documents referred to in this proxy statement or attached annexes hereto, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this proxy statement, you should rely on the statements made in the most recent document. The information contained in this proxy statement about the Company should be read together with the information contained in the documents to which we have referred you.

You should rely only on the information contained in this proxy statement and those other documents that are referred to herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation. This proxy statement is dated October 23, 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our Stockholders does not create any implication to the contrary.

OTHER MATTERS

The board knows of no other matters to be presented for Stockholder action at the meeting. However, if other matters do properly come before the meeting, the board intends that the persons named in the proxies received by the Company will vote upon those matters in accord with their best judgment.

Persons Retained

The Company has not retained or authorized any person to make any solicitations or recommendations on our behalf regarding the proposed amendment to and restatement of the Certificate, the adoption of the Plan or as to whether you should tender or refrain from tendering your shares of Common Stock pursuant to the Offer

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to Exchange. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the Offer to Exchange other than the information and representations contained in Offer to Exchange set forth as Annex D attached hereto or in the related letter of transmittal. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Incorporation by Reference

The rules of the SEC allow us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This proxy statement incorporates by reference the documents listed below, including the financial statements and the notes related thereto contained in those documents that we previously filed with the SEC and have attached a copy of to this proxy statement. These documents contain important information about us: Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2006, filed with the SEC on February 27, 2007 and attached hereto as Annex C and Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2007, filed with the SEC on August 9, 2007 and attached hereto as Annex C.

Any statement contained in this proxy statement or in a document incorporated herein by reference into this proxy statement shall be deemed to be modified or superseded to the extent such statement is modified or superseded in any subsequently filed document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

By order of the board of directors,

Kenneth E. Stinson
Chairman of the Board

Omaha, Nebraska
October 23, 2007

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ANNEX A

PROPOSED AMENDMENT TO AND RESTATEMENT OF THE RESTATED CERTIFICATE
OF INCORPORATION OF PETER KIEWIT SONS’, INC.

ARTICLE FIRST1

NAME

The name of the Corporation (which is hereinafter referred to as the “Corporation”) is: Peter Kiewit Sons’, Inc.

ARTICLE SECOND

DELAWARE OFFICE AND REGISTERED AGENT

The registered office of the Corporation in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent therein is The Corporation Trust Company, and the address of said registered agent is 1209 Orange Street in said City, County and State.

ARTICLE THIRD

PURPOSES

The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE FOURTH

CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 125,250,000 shares; of which 250,000 shares shall be Preferred Stock, with no par value per share and of which 125,000,000 shares shall be Common Stock, with a par value of $0.01 per share (the “Common Stock”).

A description of the different classes of stock and a statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions of each of said classes of stock are as follows:

I.

PREFERRED STOCK

Subject to the limitations prescribed by Delaware law and this Certificate of Incorporation, the Board of Directors of the Corporation is authorized to issue the Preferred Stock from time to time in one or more series, each of such series to have such powers, designations, preferences and relative, participating, optional or other rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the Board of Directors in a resolution or resolutions providing for the issuance of such Preferred Stock; provided, however, that no series of the Preferred Stock shall have any voting rights or be convertible into shares of stock having any voting rights.

II.

COMMON STOCK

(A) Dividends.  After any dividend has been declared and set aside for payment or paid on any series of Preferred Stock having a preference over the Common Stock with respect to the payment of dividends, the holders of the Common Stock shall be entitled to receive out of the funds legally available therefor, cash or non-cash dividends payable when, as and if declared by the Board of Directors. The payment of dividends on the Common Stock shall be at the sole discretion of the Board of Directors.

1 The text of the Restated Certificate of Incorporation is marked to show changes from the current text of the Restated Certificate of Incorporation. Added language is shown as double underlined text and deleted language is shown as strike-through text.

(B) Liquidation.  Upon the liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after there shall have been paid or set apart for the holders of any series of Preferred Stock having a preference over the Common Stock with respect to distributions upon liquidation the full amount to which they are entitled, the remaining assets available for distribution to the Corporation’s stockholders shall be distributed to the Common stockholders pro rata on the basis of the numbers of Common shares held by such stockholders.

III.

VOTING RIGHTS AND CHANGES IN CAPITAL STRUCTURE

(A)  Voting Rights.  Except as may otherwise be provided by statute, the holders of the Common Stock shall exclusively possess voting power for the election of directors and for other purposes, the holders of record of each share being entitled to one vote for each share, and the holders of the Preferred Stock shall have no voting rights nor shall they be entitled to notice of meetings of stockholders.

(B)  Changes in Capital Structure.  The Corporation reserves the right to create new classes of stock, to eliminate classes of stock, to increase or decrease the amount of authorized stock of any class or classes, and to otherwise change the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of any class or classes of stock by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding.

ARTICLE FIFTH

DIRECTORS AND OFFICERS

(A)(1)  Number, Quorum, Required Votes.  The number of directors of the Corporation which shall constitute the whole Board of Directors shall at all times be not less than ten (10) nor more than fifteen (15). Subject to such minimum and maximum limitations, the number of directors shall be fixed by, or in the manner provided in, the by-laws. A majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless this Certificate of Incorporation shall specifically require a vote of a greater number, the affirmative vote of a majority of the whole Board of Directors shall be required to constitute the act of the Board of Directors.

(2) Qualifications of Directors.

(a) No more than three (3) directors may be non-inside directors, and the balance must be inside directors, as defined in this subparagraph (A)(2).

(b) An “inside director” is a director who is either a current inside director or a former inside director, as each of such terms is defined in this subparagraph (A)(2).

(c) A “current inside director” is a director who (i) is a current Common stockholder of the Corporation or a current participant in the Employee Ownership Plan
; (ii) is currently an officer of either (A) the Corporation or (B) a Subsidiary which is engaged primarily in the construction, mining or materials businesses; and (iii) either (A) was continuously employed by the Corporation, its predecessor, former parent corporation or such a Subsidiary for at least six (6) years before becoming a director or (B) was employed by the Corporation, its predecessor, former parent corporation, such a Subsidiary and/or a “former subsidiary” for at least fifteen (15) years, in the aggregate, before becoming a director. A “former subsidiary” is a corporation, partnership or other entity with respect to which the Corporation, its predecessor or former parent corporation has or at one time had at least a twenty percent ownership or equity interest; provided that such corporation, partnership or other entity is currently, or was at the time of such ownership, engaged primarily in the construction, mining or materials businesses.

(d) If a current inside director ceases to be a current inside director, such director may continue to serve as a director so long as there is a sufficient number of other inside directors so that the limitation on non-inside directors required by subparagraph (A)(2)(a) is satisfied. However, if as a result of the change in such director’s status such non-inside director limitation would be exceeded, then such director shall automatically be deemed to have resigned as and shall cease to be a director. The remaining directors shall thereupon act promptly to fill the vacancy created by such resignation. Such a vacancy may be filled with a former inside director, as defined in subparagraph (A)(2)(e) below. If the director whose resignation created such vacancy qualifies as a former inside director pursuant to subparagraph (A)(2)(e), such director may be appointed to fill such vacancy.

(e) A “former inside director” is a person who: (i) was at one time a current inside director; (ii) served as an inside director for at least eight (8) years; and (iii) is declared to be a former inside director by a majority vote of the directors holding office at the time of such declaration.

(3) Nomination Procedures.  The incumbent directors shall nominate a slate of directors for election at each annual meeting of the stockholders of the Corporation. In nominating such election slates, the directors shall give due consideration to selecting nominees from each of the principal business segments represented by the activities of the Corporation and its Subsidiaries.

(B)  Cumulative Voting.  At any election for directors every holder of Common Stock entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

(C)  Officers.  The Corporation shall have such officers as the by-laws may provide, except, however, that the Corporation shall have an officer or officers who shall be empowered to sign instruments and stock certificates of the Corporation and shall have an officer who shall have the duty to record the proceedings of stockholders’ meetings and meetings of the Board of Directors. Officers shall be chosen in such manner and shall hold their offices for such terms as the by-laws may prescribe or as shall be determined by the Board of Directors.

ARTICLE SIXTH

POWERS OF THE CORPORATION AND OF THE
DIRECTORS AND STOCKHOLDERS

The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and in further creation, definition, limitation and regulation of the powers of the Corporation, its directors and stockholders:

(A)  Indemnification.

(1) Fullest Extent Permitted by Law.  The Corporation shall indemnify each person who is or was a director, officer or Employee of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted under subsections 145(a), (b), (c) and (e) of the Delaware General Corporation Law or any successor statute.

(2) Non-Exclusivity of Rights.  The indemnification provided by this paragraph (A) of ARTICLE SIXTH shall not be deemed exclusive of any other rights to which any of those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, Employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(3) Repeal or Modification.  Any repeal or modification of paragraph (A) of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer or Employee of the Corporation existing at the time of such repeal or modification.

(B)  Powers of Board.  In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(1) By-Laws.  To make, alter and repeal the by-laws of the Corporation by affirmative vote of two-thirds of the whole Board of Directors;

(2) Mortgages, Liens, and Pledges.  To authorize and cause to be executed mortgages and liens on the real and personal property and pledges of personal property of the Corporation without the assent or vote of the stockholders;

(3) Payments.  In its discretion to pay for any property or rights acquired by the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation;

(4) Determination of Amount Constituting Capital.  To fix and determine from time to time what part of the consideration received by the Corporation on any issue of stock without par value shall constitute capital;

(5) Bonds, Debentures, and Other Obligations.  Without the assent or vote of the stockholders, to issue bonds, debentures, or other obligations of the Corporation from time to time, without limit as to amount, for any of the objects or purposes of the Corporation and if desired, to secure the same or any part thereof by mortgage, pledge, deed of trust or otherwise on any part or all of its property and to cause the Corporation to guarantee bonds, debentures, notes, indebtedness or other obligations of persons, firms and/or other corporations;

(6) Convertible Obligations.  To create and issue obligations of the Corporation that shall confer upon the holders or owners thereof the right to convert the same into shares of stock of the Corporation, and to fix the rate at which such obligations may be so converted and the period or periods of time during which any such right of conversion shall exist, and any shares of stock issued upon the conversion of any such obligations shall be conclusively deemed to be fully paid stock and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payment in respect thereof;

(7) Performance-Based Obligations.  To create and issue obligations of the Corporation that shall confer upon the holders or owners thereof the right to receive interests based in whole or in part upon the financial performance of the Corporation or any part, division or subsidiary thereof, and to fix the term, conditions for sale and repurchase, applicable performance standards, interest rate and such other conditions, rights and restrictions for such obligations as it shall determine;

(8) Inspections by Stockholders.  To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as expressly conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or by resolution of the Common stockholders;

(9) Committees.  By resolution or resolutions, passed by an affirmative vote of two-thirds of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, or in the by-laws of the Corporation, shall, to the extent permitted by Delaware Corporation Law, have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers to amend the by-laws, to declare dividends and to act contrary to any action previously undertaken by the Board of Directors, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, said committee or committees to have such name or names as may be stated in the by-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

(10) Additional Powers.  The Corporation may in its by-laws confer powers upon its Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon it by statute.

(C)  Limitations on Powers of Board.  In limitation of those powers conferred by statute regarding the matters described in this paragraph (C), the Board of Directors is authorized to act as follows:

(1) Substantial Acquisitions.  To acquire for the Corporation any property, rights or privileges at such price and for such consideration and generally upon such terms and conditions as it thinks fit; provided, however, an affirmative vote of two-thirds of the whole Board of Directors shall be required for the Corporation to make a substantial acquisition not in the primary, ordinary and regular course of its business activities; and provided further that for the purposes of this subparagraph (1) “substantial acquisition” shall mean an acquisition (or a series of acquisitions which, in light of the period of time over which they are effected and the intentions of the Board of Directors in making them, should be characterized for the purposes of this subparagraph (1) as a single acquisition) with a price (excluding the amount of any assumed obligation and any amount paid out of the proceeds of a loan under the terms of either of which the lender has recourse only against the asset or assets being acquired) in excess of ten (10%) percent of the Formula Value (determined without reduction for the book value of Property, Plant and Equipment);

(2) Substantial Dispositions.  To dispose of for the Corporation any property, rights or privileges at such price and for such consideration and generally upon such terms and conditions as it thinks fit; provided, however, an affirmative vote of two-thirds of the whole Board of Directors shall be required for the Corporation to make a substantial disposition not in the primary, ordinary and regular course of its business activities; and provided that for the purpose of this subparagraph (2) “substantial disposition” shall mean a disposition (or a series of dispositions which, in light of the period of time over which they are effected and the intentions of the Board of Directors in making them, should be characterized for the purposes of this subparagraph (2) as a single disposition) with a price in excess of ten (10%) percent of the Formula Value (determined without reduction for the book value of Property, Plant and Equipment); provided further, however, such sale or disposition shall not constitute a sale or disposition of all or substantially all of the Corporation’s property and assets, the approval for which is hereinafter provided;

(3) Sale of All or Substantially All Assets.  To sell, lease or exchange all or substantially all of the Corporation’s property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such considerations, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as said Board of Directors shall deem expedient and in the best interests of the Corporation, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding;

(4) Offers of Common Stock to Non-Employees.  To offer to sell the Common Stock of the Corporation to persons other than the
Employees of the Corporation
or the Administrator, as agent for, and for the benefit and on behalf of, participants in the Employee Ownership Plan
, in any manner, including but not limited to a “public offering” within the meaning of the United States Securities Act of 1933, as it may be amended from time to time, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding;

(5) Change In Stock Price Formula.  To change the formula for determining the Formula Value or the Common Share Price, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding;

(6) Mergers and Consolidations.  To merge or consolidate the Corporation with a corporation other than a Subsidiary, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding; and

(7) Dissolution.  To dissolve the Corporation, only when and as authorized by the affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding.

(D)  Stock Ownership and Transfer Restrictions.  The following restrictions on the ownership and transfer of the Common Stock of the Corporation are hereby imposed:

(1) Ownership Restrictions.  All shares of Common Stock sold by the Corporation shall
, to the extent required by the Board of Directors,
be subject to a repurchase agreement, the terms of which shall be determined by the Board of Directors. With the prior approval of the Board of Directors and subject to paragraph (D)(3),~~Employees~~
the Employees, the Administrator, as agent for, and for the benefit and on behalf of, a participant in the Employee Ownership Plan
, fiduciaries for the benefit of the ~~Employee’s spouse~~
spouses
and/or children
of Employees
, corporations one hundred (100%) percent owned by Employees or Employees and their spouse and/or children, and fiduciaries for the benefit of such corporations, charities and fiduciaries for charities designated by any such persons shall be eligible to own Common Stock of the Corporation.
Notwithstanding the foregoing, at no time subsequent to the Effective Date and during which the Employer Ownership Plan is in effect, shall any Employee eligible to participate in the Employee Ownership Plan be permitted to be the record owner of Common Stock. In the event that subsequent to the Effective Date, an Employee eligible to participate in the Employee Ownership Plan is or becomes the record owner of any shares of Common Stock, such Employee shall transfer all of such shares of Common Stock to the Administrator in exchange for an equal number of Interests in the Employee Ownership Plan, within five (5) days of delivery of notice by the Corporation
.

(2) Transfers to Charitable Organizations.  The holders of the Common Stock may transfer such stock to tax-exempt charitable organizations approved as such by the Internal Revenue Service; provided, that any such transfer shall be subject to a repurchase agreement which provides, in part, that said charitable owners shall agree not to transfer, assign, pledge, hypothecate, or otherwise dispose of such stock except in a sale to the Corporation, and said charitable owners shall at any time upon five (5) days’ written notice and demand by the Corporation sell such stock to the Corporation. The Corporation shall be obligated to accept any offer made by the charitable owners to sell such stock to the Corporation. The purchase price for the Common Stock shall be the Common Share Price. Payment of the purchase price shall be made by the Corporation within sixty (60) days of its acquiring of any such stock, without interest.

(3)
Ownership and
Transfer Restrictions On Common Stock.

(a) Sales to Corporation
and Permitted Transfers
.  The holders of Common Stock shall not sell, transfer, assign, pledge, hypothecate or otherwise dispose of such stock except in a sale to the Corporation or in a transfer to an authorized transferee approved by the Board of Directors pursuant to subparagraph (D)(1) above ~~or,~~ a transfer in accordance with subparagraph (D)(2) above a transfer by the Administrator upon the termination of the Employee Ownership Plan to an Employee, or a transfer by the Administrator to an Employee who ceases to be eligible to participate in the Employee Ownership Plan but otherwise continues to be an Employee.
Holders of Common Stock may, at any time on or prior to the 15th day of any calendar month, offer to sell part or all of their Common Stock to the Corporation by delivering the certificate or certificates representing such stock to the Corporation along with a written notice offering such stock to the Corporation. Such offer must be accepted by the Corporation, and payment shall be made for such stock within sixty (60) days after the receipt of such stock and such written notice by the Corporation, without interest. The rights of redemption provided for in this subparagraph (D)(3)(a), and each other right of redemption of Common Stock provided for in this Certificate of Incorporation, shall be subject to the requirement that no shares of any class shall be redeemed, either at the option of the holder thereof or of the Corporation, unless after giving effect to such redemption there remain outstanding at least 1,000 shares of stock of the Corporation having full voting power.

(b) Termination.  Upon the termination of the employment of any Employee with the Corporation for any reason other than death, the Employee or his authorized transferee shall sell and deliver the Common Stock held by such Employee or his authorized transferee to the Corporation within ten (10) days after the date of a written notice from the Corporation to sell and deliver such stock (a “Repurchase Notice”). The Corporation shall give such Repurchase Notice within the period commencing on the day of termination and ending on the 90th day after such termination. Payment for such stock shall be made within sixty (60) days after the date of such Repurchase Notice, without interest.

(c) Death.  Upon the death of any Employee, the estate, successor or personal representative of such Employee or the authorized transferee of such Employee shall sell and deliver the Common Stock previously held by such Employee or held by his authorized transferee to the Corporation within ten (10) days after the date of a written notice from the Corporation to sell and deliver such stock. The Corporation shall give the notice to sell and deliver within the period commencing on the day of death of such Employee and ending on the 180th day after said death. Payment for such stock shall be made within sixty (60) days after the date of said notice, without interest. Upon the death of an Employee holding stock of the Corporation on the day of his death, the Employee’s estate, successor or personal representative and any authorized transferee of such deceased Employee shall have the option to defer the purchase by the Corporation of its Common Stock to a date or dates later than that provided for in this subparagraph (D)(3) but prior to the January 10th next succeeding the fiscal year during which the Employee’s death occurred.

(d) Ownership of Excessive Amount.  Upon a determination by the Board of Directors that the amount of Common Stock held by an Employee and/or his authorized transferee is excessive in view of the Corporation’s policy that the level of an Employee’s stock ownership should reflect certain factors, including but not limited to (i) the relative contribution of that Employee to the economic performance of the Corporation, (ii) the effort being put forth by such Employee, and/or (iii) the level of responsibility of such Employee, the Corporation shall have the option to purchase from such Employee and/or his authorized transferee an amount of Common Stock sufficient to decrease the amount of such stock owned by such Employee or his authorized transferee to an amount that the Board of Directors, in its sole discretion, believes is appropriate. In the event that the Corporation elects to exercise this option, it shall give the Employee and/or his authorized transferee written notice to that effect and the Employee and/or his authorized transferee shall sell and deliver the amount of stock specified in such notice to the Corporation within ten (10) days after the date of the notice, with payment to be made for such stock within sixty (60) days after the date of said notice, without interest.

(e) Pledges.  Notwithstanding anything contained in subparagraphs (D)(1) and (D)(3) to the contrary, an Employee
, or the Administrator as agent for, and for the benefit and on behalf of, a participant in the Employee Ownership Plan, may pledge Common Stock for loans in connection with the ownership of the Corporation’s stock. In addition, notwithstanding anything contained in subparagraphs (D)(1) and (D)(3) to the contrary, Qualified Financial Institutions to which such Common Stock has been pledged shall be permitted to own such Common Stock upon foreclosure of such Common Stock in accordance with the terms of any agreement evidencing such pledge; provided that said Qualified Financial Institution shall not be permitted to transfer, assign, pledge, hypothecate, or otherwise dispose of such Common Stock except in a sale to the Corporation in accordance with the provisions of subparagraph (D)(3)(a) above; and provided further that said Qualified Financial Institution shall sell and deliver such Common Stock to the Corporation no later than the date which is ten (10) days after the date a written notice from the Corporation to sell and deliver such Common Stock is delivered to such Qualified Financial Institution. The purchase price for the Common Stock payable to a Qualified Financial Institution shall not be reduced by any amount owed to the Corporation or any Subsidiary by the Employee who pledged
(or directed the Administrator to pledge, as the Employee’s agent, pursuant to the terms of the Employee Ownership Plan)
the Common Stock to the Qualified Financial Institution. Subject to the provisions of subparagraph (D)(8), payment of the purchase price shall be made by the Corporation within sixty (60) days of the date of receipt of certificates evidencing such Common Stock, without interest. In the event a Qualified Financial Institution fails to deliver stock certificates within the specified time period, the Corporation’s Secretary shall cancel each certificate on the books of the Corporation and such shares of Common Stock shall be deemed no longer outstanding. The Qualified Financial Institution shall thereafter have no further interest as a stockholder of the Corporation with respect to such shares of Common Stock except the right to receive the purchase price therefor. Notwithstanding anything contained in Certificate to the contrary, except as may otherwise be provided by statute, no shares of Common Stock owned by a Qualified Financial Institution shall have any voting rights of any kind. For purposes of this subparagraph (D)(3)(e), “Qualified Financial Institution” shall mean any bank, banking association, trust company, savings bank, credit union, savings and loan association or other financial institution which is engaged in the business of banking or making commercial or consumer loans, or any subsidiary or affiliate of any such entity.

(f) Authorized Transferee.  For purposes of this subparagraph (D)(3), the term “authorized transferee” shall mean any stockholder permitted to own stock of the Corporation pursuant to paragraph (D)(1) above
, including, specifically, the Administrator; provided, however, that with respect to any particular Employee, the Administrator shall only be such Employee’s “authorized transferee” with respect to the specific shares of

Common Stock of the Employee transferred to the Administrator or acquired by or issued to the Administrator for the benefit of, and on behalf of, the Employee.

(g) Failures to Meet Time Limits.  No failure by the Corporation, a stockholder, an authorized transferee, or the estate, successor, or personal representative of a stockholder to take any action within any time period prescribed by this subparagraph (D)(3) shall render the Common Stock of the Corporation transferable other than in conformance with the provisions of this subparagraph (D)(3) or preclude the Corporation from exercising its right to purchase any such stock.

(4) Stock Price.  The Corporation shall purchase or sell any share of Common Stock for a price equal to the Common Share Price. The consideration paid for such Common Stock shall be in cash or such other form as mutually agreed upon by the Corporation and the Common stockholder.

(5) Limitations On Amount of Ownership.  No more than ten (10%) percent of the shares of the Common Stock issued and outstanding shall at any time be owned of record, or voted, by or for the account of any one Employee as hereinbefore described. For purposes of calculation of said ten (10%) percent limitations, Common Stock of the Corporation held by the Administrator, as agent for, and for the benefit and on behalf of, an Employee participating in the Employee Ownership Plan, owned by an Employee’s spouse, children, grandchildren, parents, grandparents and spouses of such persons (collectively, an Employee’s “family members”), fiduciaries for the benefit of an Employee or his family members, fiduciaries for charities designated by an Employee or his family members, and any entity which an Employee or his family members have created or control, directly or indirectly, or in which an Employee or his family members have a beneficial or reversionary interest, shall be counted as being owned by the Employee. All calculations regarding the ten (10%) percent limitation (including both the numerator and denominator of the calculations) shall be on a fully diluted basis (i.e., all stock that in the future will be issued upon the conversion of any then-issued and outstanding Convertible Debentures of the Corporation shall be included in the calculations). The ten (10%) percent limitations shall be calculated as of the 1st day of January of each year, and any ~~stockholder~~
Employee,
who owns more Common Stock than the ten (10%) percent limitation permits shall be so notified by the Corporation and shall, at the ~~stockholder~~
Employee
’s option, be permitted to hold the excess stock until the next succeeding January 1, and on or before said January 1, the ~~stockholder~~
Employee
shall take the action described in subparagraph (D)(6) below
. The Administrator may be the record holder of up to all the outstanding shares of Common Stock.

(6) Sales of Excess Stock.  In the event that any ~~stockholder~~
Employee,
through his own action or the action of others becomes an owner of more than ten (10%) percent, as defined in subparagraph (D)(5) above, of the Common Stock, he shall offer to the Corporation, and the Corporation shall purchase within sixty (60) days of such offer, at the price defined in subparagraph (D)(4) above, such amount of his stock that is in excess of said ten (10%) percent limitation~~. In the event that a stockholder~~
; or, with respect to a participant in the Employee Ownership Plan owning more than ten (10%) percent of the Common Stock, as defined in subparagraph (D)(5) above, such a participant shall offer to cancel part of such participant’s Interests and corresponding shares of Common Stock credited to such participant. In the event that an Employee subject to this subparagraph (D)(6)
shall fail
either
to offer such stock to the Corporation
or to offer to cancel such Interests
within the period described in subparagraph (D)(5) above, the Corporation shall, within sixty (60) days following the end of such period, purchase such excess stock holdings or, with respect to a participant in the Employee Ownership Plan, the Corporation shall instruct the Administrator to cancel such participant’s Interests and to sell and deliver certificates for shares of Common Stock credited to such participant that are in excess of said ten (10%) percent limitation to the Corporation.

(7) Termination of Certain Owners.  Any ~~stockholder~~Employee of the Corporation who owns two (2%) percent or more of the Common Stock issued and outstanding shall not be terminated from employment of the Corporation except by an affirmative vote of two-thirds of the whole Board of Directors. The Board of Directors shall have the right to reduce said two (2%) percent requirement in the by-laws of the Corporation to a lower percentage requirement by an affirmative vote of two-thirds of the whole Board of Directors. For purposes of calculation of this percentage requirement, the attribution rules specified in paragraph (D)(5) above regarding the ten (10%) percent limitation on ownership shall apply.

(8) Suspension of Repurchase Duties.  Notwithstanding anything in this ARTICLE SIXTH to the contrary, in the event that the Board of Directors determines that the Formula Value to be determined at the end of the fiscal year during which such determination is made is likely to be less than (i) the Formula Value determined at the end of the prior fiscal year less (ii) the aggregate amount of dividends declared on the Common Stock since the end of the prior fiscal year, the Board may suspend the Corporation’s duty to repurchase shares of Common Stock in accordance with this paragraph (D)(8). Any such suspension shall not extend for a period longer than three hundred sixty-five (365) days from the date of the Board’s declaration of suspension. During any such suspension period, the Corporation shall not repurchase any shares of Common Stock tendered or required to be tendered for repurchase pursuant to the second sentence of subparagraph (D)(3)(a). During any such suspension period, the Corporation shall continue to repurchase Common Stock tendered to the Corporation pursuant to any other provision of this Certificate of Incorporation, but (a) payment for such repurchases shall not be required until sixty (60) days after the end of the suspension period, (b) such payment shall be made without interest, and (c) the repurchase price shall be the Common Share Price determined as of (i) the end of the prior fiscal year, in the case of a suspension period that ends before July 1 of the fiscal year, (provided that such computation of the Share Price shall be reduced by the amount of dividends per share declared on the Common Stock since the end of the prior fiscal year), or (ii) in the case of a suspension period that ends after June 30 of a fiscal year, the end of the fiscal year during which the suspension period ends.

(E)  Payments Where Stock Price Not Yet Computed.  If the price at which the Corporation is to purchase stock pursuant to any provision in this Certificate of Incorporation has not been computed within the time period prescribed for payment for such stock because the preparation of the audited Consolidated Financial Statements of the Corporation and Subsidiaries has not yet been completed, the Corporation shall, within the time period prescribed for payment for such stock, make an initial payment in an amount equal to the price that would have been paid for such stock if it had been purchased by the Corporation during the next preceding fiscal year. The balance shall be paid within ten (10) days after the date on which the price at which the Corporation is to purchase such stock has been computed. In the event that the price at which the Corporation is to purchase such stock is less than the amount paid by the Corporation, in the “initial payment” provided for in this paragraph (E), the Corporation shall be entitled to recover the difference between the two amounts. Such difference shall be paid by the person or entity to whom the Corporation made the “initial payment” within ten (10) days of the date of a written notice from the Corporation to pay such amount, without interest.

(F)  Ratification By Stockholders.  Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders then entitled to vote at any annual meeting or at any special meeting called for such purpose, shall, so far as permitted by law and by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder entitled to vote at such meeting.

(G)  Meetings, Offices, and Books Outside State of Delaware.  The stockholders and the Board of Directors may hold their meetings and the Corporation may have one or more offices outside of the State of Delaware, and subject to the provisions of the laws of said state, may keep the books of the Corporation outside of said state and at such places as may be from time to time designated by the Board of Directors.

(H)  Removal of Directors.  At any meeting of the holders of the Common Stock called for the purpose, any one or more of the directors may, by a majority vote of the holders of the Common Stock at the time, be removed from office, with or without cause, and another director or other directors be elected by such majority vote of said holders of the Common Stock in the place or places of the person or persons so removed, to serve for the remainder of his or their term or terms, as the case may be; provided, however, that if less than all the directors are to be removed, no individual director shall be removed without cause when the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an annual election of all the directors.

(I)  By-Law Provisions for Conduct of Business.  The Corporation may in its by-laws make any other provisions or requirements for the conduct of the business of the Corporation, provided the same be not inconsistent with the provisions of this Certificate of Incorporation, or contrary to the laws of the State of Delaware. The by-laws may be amended by affirmative vote of two-thirds of the whole Board of Directors or by affirmative vote of the holders of two-thirds of the Common Stock issued and outstanding.

(J)  Requirements of Votes Greater Than Required By-Law.  Whenever this Certificate of Incorporation contains provisions requiring for any corporate action the vote of a larger portion of the stock or a larger portion of the directors than is required by the General Corporation Law of the State of Delaware, the provisions of this Certificate of Incorporation shall govern and control.

(K)  Amendments of Certificate.  Subject to any limitations herein contained, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or in any amendment thereto by an affirmative vote of the holders of two-thirds of the Common Stock issued and outstanding, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto, are granted subject to this reservation; provided, however, that the provisions of this Certificate of Incorporation requiring for action by the stockholders a vote greater than such two-thirds vote shall not be amended except by such greater vote; and provided further that this Paragraph (K) shall not be amended except by an affirmative vote of the holders of four-fifths of the Common Stock issued and outstanding.

ARTICLE SEVENTH

LIMITATION OF LIABILITY

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this ARTICLE SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of this paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE EIGHTH

DEFINITIONS

As used in this Certificate of Incorporation, the following meanings (with terms defined in the singular having comparable meaning when used in the plural and vice versa), unless another definition is provided or the context otherwise requires:

“Administrator”
means the entity appointed by the Board of Directors to administer the Employee Ownership Plan.

 “Effective Date” means the date the Corporation will accept or has accepted for exchange shares of Common Stock for Interests pursuant to the first Offer to Exchange Outstanding Shares of Common Stock of Peter Kiewit Sons’, Inc. for Interests in the Peter Kiewit Sons’, Inc. Employee Ownership Plan.

“Employee Ownership Plan”
means the Peter Kiewit Sons’, Inc. Employee Ownership Plan.

“Interest”
means, with respect to a participant in the Employee Ownership Plan, a participant’s beneficial interest in each share of Common Stock held by the Administrator pursuant to the Employee Ownership Plan.

 “Formula Value” means the sum of:

(a) total assets as shown on the consolidated balance sheet contained in the Consolidated Financial Statements of the Corporation and Subsidiaries, prepared in conformity with accounting principles generally accepted in the United States for the Corporation and its consolidated Subsidiaries as of the fiscal year end immediately preceding the date of determination (the “prior year end”) and audited and certified by an independent firm of certified public accountants selected and engaged by the Board of Directors (the “prior year end financial statements”); minus

(b) the sum of: (i) all liabilities (excluding any liabilities related to the redemption value of issued and outstanding shares of Common Stock and excluding the liability for any outstanding Convertible Debentures convertible into Common Stock) as shown on the prior year end financial statements; plus (ii) the book value of Property, Plant and Equipment as of the prior year end; plus (iii) the carrying value of any issued and outstanding Preferred Stock, as reflected on the consolidated balance sheet, plus the amount of any accrued, accumulated and undeclared dividends thereon, all as of the date of determination; plus (iv) total minority interest (or similar or equivalent caption), if not already included in liabilities, as shown on the prior year end financial statements.

“Common Share Price” with respect to any share of Common Stock, means the amount determined by dividing:

(a) the Formula Value (as of the date of determination without giving effect to any subsequent adjustment or restatement); by

(b) the sum of (i) the total number of issued and outstanding shares of Common Stock, plus (ii) the total number of shares of Common Stock reserved for the conversion of outstanding Convertible Debentures convertible into Common Stock, in each case determined as of the prior year end;

and deducting from the quotient (rounded to the nearest $0.05) the amount of any dividends per share declared on Common Stock subsequent to the prior year end.

“Convertible Debenture” means any debenture or other instrument evidencing indebtedness of the Corporation convertible at any time into shares of the Common Stock.

“Employee” means an individual employed by (i) the Corporation, any Subsidiary or Twenty Percent Subsidiary or any joint venture in which the Corporation and/or any Subsidiary or Twenty Percent Subsidiary has a twenty percent or more interest or (ii) Kiewit Coal Properties, Inc. or any subsidiary thereof or any joint venture in which Kiewit Coal Properties, Inc. or any such subsidiary has a twenty percent or more interest. An Employee shall also include any person serving on the Board of Directors of the Corporation.

“Property, Plant and Equipment” means those assets included within such classification as reflected on the consolidated balance sheets contained as a part of the Consolidated Financial Statements of the Corporation and Subsidiaries, that are utilized in or associated with the Corporation’s ordinary and regular course of construction activities, excluding any of such assets that are owned by joint ventures, partnerships, limited liability companies or other similar entities in which an entity unaffiliated with the Corporation is also a joint venture party, partner, member or owner.

“Subsidiary” means a corporation, partnership or other entity with respect to which the Corporation holds, directly or indirectly, at least a majority of the issued and outstanding capital stock or other equity interests, measured in terms of total dollar value if such entity has outstanding more than one class of capital stock or other equity interests.

“Twenty Percent Subsidiary” means a corporation, partnership, or other entity with respect to which the Corporation owns, directly or indirectly, twenty percent or more of the issued and outstanding capital stock or other equity interests, measured in terms of total dollar value if such corporation, partnership or other entity has outstanding more than one class of capital stock or other equity interests.

ANNEX B

PETER KIEWIT SONS’, INC. EMPLOYEE OWNERSHIP PLAN

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ARTICLE I

GENERAL

1.1  Nature of Plan.  The purpose of the Plan is to provide Eligible Employees a vehicle for participating in the ownership of the Company. The goal of the Plan is to eliminate the public disclosure and other obligations (including the associated costs of complying with such obligations) imposed by the federal securities laws, while at the same time preserving the Company’s Eligible Employees’ ability to participate in the ownership of the Company. The Plan is intended to be exempt from registration under Rule 12h-1(a) promulgated under the Securities Exchange Act of 1934, as amended. The Plan is not and is not intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code or Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended.

1.2  Effective Date.  The Plan shall be effective as of the Effective Date.

1.3  Interpretation.  The table of contents and headings herein are for convenience of reference only, do not constitute part of the Plan and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in the Plan is made to a Section or Article, such reference shall be to a Section or Article of the Plan unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in the Plan, they shall be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, the use of the singular shall include the plural, the use of the masculine shall include the feminine, and vice versa. As used in the Plan, any reference to any law, rule or regulation shall be deemed to include a reference to any amendments, revisions or successor provisions to such law, rule or regulation. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan, to the extent the economic and legal substance of the actions and interests contemplated hereby are not affected in any manner adverse to the Company or any Participant in any material respect.

ARTICLE II

DEFINITIONS

All capitalized terms used in the Plan shall have the meaning set forth in this Article II unless the context clearly indicates otherwise. Capitalized terms used in the Plan but not otherwise defined herein shall have the meaning set forth in the Certificate.

“Administrator” means the entity appointed by the Board to administer the Plan as specified in Section 7.1(a).

“Allocable Shares” has the meaning set forth in Section 5.1.

“Board” means the Board of Directors of the Company or its duly authorized designee, if any, in respect to the Plan.

“Certificate” means the Company’s Restated Certificate of Incorporation, as it may be amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of succeeding law).

“Company” means Peter Kiewit Sons’, Inc., a Delaware corporation.

“Effective Date” means the date of the closing of the Exchange Offer.

“Eligible Employee” means an Employee who is a director or employee of the Company or an employee of a Subsidiary, or a Twenty Percent Subsidiary, which Twenty Percent Subsidiary is directly or indirectly controlled by the Company.

“Exchange Offer” means the offer that has been approved by the Board and made by the Company to each Eligible Employee to surrender such holder’s Shares in exchange for equivalent Interests as a Participant.

“Intended Characterization” has the meaning set forth in Section 9.6.

“Interest” means, with respect to a Participant, the Participant’s beneficial interest in each Allocable Share held by the Administrator for such Participant as provided in Article VII hereof.

“Participant” means an Eligible Employee who is a participant in the Plan, as specified in Sections 3.1 and 3.2.

“Plan” means this Peter Kiewit Sons’, Inc. Employee Ownership Plan, as it may be amended from time to time.

“Plan Account” means the custodial account established pursuant to the Plan for the Administrator to hold, in accordance with the Plan, the Shares transferred by an Eligible Employee to the Administrator to hold for a Participant in connection with the Exchange Offer, and the Shares issued to the Administrator to hold for a Participant in connection with a Subsequent Offer.

“Plan Officer” has the meaning set forth in Section 7.1(a).

“Repurchase Notice” has the meaning set forth in Section 6.1(c).

“Share” means a share of the common stock, par value $0.01, of the Company.

“Subsequent Offer” means any offering of Interests under the Plan to Eligible Employees (other than pursuant to the Exchange Offer).

ARTICLE III

PARTICIPATION IN THE PLAN

3.1  Initial Participation.  Each Eligible Employee who participates in the Exchange Offer pursuant to its terms shall become a “Participant” as of the Effective Date, until such time as such participation terminates in accordance with Section 3.3. Each Eligible Employee who participates in the Exchange Offer shall be credited with Interests representing the number of Shares surrendered by such Participant and accepted for exchange pursuant to the terms of the Exchange Offer.

3.2  Subsequent Participation.

(a) From time to time after the Effective Date, the Board may designate Eligible Employees who shall be offered the opportunity to become Participants, and/or Participants who shall be offered the opportunity to increase their respective Interests, in a Subsequent Offer. All Subsequent Offers shall be subject to any and all restrictions or limitations on direct and indirect ownership of Shares as set forth in the Certificate. Each Eligible Employee who is not otherwise a Participant and who participates in a Subsequent Offer shall become a “Participant” upon the closing of such transaction, until such time as such participation terminates in accordance with Section 3.3. Such new or continuing Participants shall be credited with the relevant number of Interests upon their acceptance of a Subsequent Offer and (i) their payment to the Company of an amount equal to the product of the Common Share Price multiplied by the relevant number of Shares issued by the Company to the Administrator pursuant to Section 3.2(b) or (ii) their delivery to the Company of an equivalent number of Shares pursuant to Article Sixth Section (D)(1) of the Certificate pursuant to Section 3.2(b). Any acceptance of a Subsequent Offer by an Eligible Employee shall be irrevocable by the Eligible Employee once acceptance is made and shall be on the terms described in the Plan.

(b) An Eligible Employee’s acceptance of a Subsequent Offer shall constitute the Eligible Employee’s (i) authorization of the Company to issue in the name of the Administrator a number of Shares equal to the number of Interests subject to the Subsequent Offer and (ii) agreement to (A) pay to the Company an amount equal to the product of the Common Share Price then in effect multiplied by such number of Shares or (B) deliver to the Company an equal number of Shares pursuant to Article Sixth Section (D)(1) of the Certificate.

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3.3  Cessation of Participation.  A person shall cease to be a Participant when all Interests credited to such person have been cancelled in accordance with Article VI or when the Plan is terminated pursuant to Article VIII. Upon the cancellation of all Interests credited to a person, neither such person nor, to the extent the Participant assigned his or her rights under Section 6.1(a) to a Qualified Financial Institution pursuant to Section 9.3(b), the Qualified Financial Institution, shall have any further interest in or rights under the Plan, other than the right to receive payment for all Allocable Shares relating to such Interests (or, in the case of termination of the Plan, the Allocable Shares), to the extent not received at the time of such cancellation.

ARTICLE IV

COMPANY TRANSFERS AND ISSUANCES OF SHARES

4.1  Company Contributions to the Plan Account.  Immediately following the consummation of the Exchange Offer, the Company shall transfer record title of those Shares surrendered for exchange by each Eligible Employee pursuant to the terms of the Exchange Offer to the Administrator, to hold subject to the terms and conditions hereof. In addition, immediately following an Eligible Employee’s acceptance of a Subsequent Offer and the fulfillment of any payment or delivery obligation created by such acceptance, the Company shall issue the relevant number of Shares to the Administrator, to hold for such Eligible Employee subject to the terms and conditions hereof.

ARTICLE V

OPERATION OF PLAN

5.1  Allocable Shares.  The Shares transferred to the Plan by a Participant pursuant to Article IV in connection with the Exchange Offer, and the Shares issued to the Administrator to hold for a Participant pursuant to Article IV in connection with a Subsequent Offer, shall be the “Allocable Shares” credited to such Participant, to be held by the Administrator subject to the terms hereof.

5.2  Interests.

(a) The Allocable Shares credited to each Participant shall be reflected by an equal number of Interests credited to the Participant.

(b) Each Participant shall always have a fully vested, nonforfeitable right to the Interests and the Allocable Shares credited to such Participant and to possess all rights accruing to a stockholder under the Certificate with respect to the Allocable Shares credited to such Participant, all in accordance with the Plan.

(c) As custodian, the Administrator shall maintain a register on behalf of the Plan, which shall contain the names and addresses of the Participants and the number of Interests and Allocable Shares (including the applicable share certificate numbers credited to each Participant). Such register shall be conclusive as to who shall be entitled to exercise or enjoy the rights of a Participant and the number of Interests and Allocable Shares credited to each Participant, and the Administrator shall not be bound to recognize any equitable or other claim to or interest in such Interests or Allocable Shares on the part of any other person, regardless of whether the Plan or the Administrator shall have actual or other notice thereof, except as otherwise required by law.

(d) Notwithstanding anything expressed or implied to the contrary in the Plan, the Plan Account shall be a single custodial account for all purposes, and nothing contained herein shall require the physical segregation of assets for any Participant, except as otherwise provided in Sections 5.1, 7.2, 9.3 or 9.7.

(e) The Plan shall not issue certificates or other evidences of ownership of Interests.

5.3  Fixed Investment of Plan; Distributions and Payments.

(a) Notwithstanding anything expressed or implied to the contrary herein, the Plan, including the Plan Account, shall be invested exclusively in Shares and nothing else.

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(b) Except as otherwise provided in Section 5.3(c) or in Article VI, any dividend, distribution or other payment in respect of or for the Shares (including as a result of a self tender by the Company, a spin-off or liquidation, dissolution or winding-up of the affairs of the Company) shall be made by the Company, subject to applicable withholdings, directly to each Participant (or to the Qualified Financial Institution to which such Participant assigned such Participant’s rights under Section 6.1(a) pursuant to Section 9.3(b)) based upon the Allocable Shares credited to such Participant with respect to which such dividend, distribution or other payment is made.

(c) Record title to any Shares received in respect of the Shares held in the Plan Account as a result of a stock split or distribution of Shares that, in each case, is a tax-free transaction under Section 305(a) of the Code, shall be retained in the Plan Account, and the relevant Interests and Allocable Shares shall be credited to each relevant Participant to reflect such stock split or distribution. In the event of a reverse stock split of the Shares, the Interests and Allocable Shares credited to each relevant Participant shall be correspondingly reduced.

(d) Any consideration payable for Allocable Shares by any person other than the Company shall be paid directly to each Participant to whom such Allocable Shares are credited or as otherwise directed by such Participant (or to the Qualified Financial Institution to which such Participant assigned such Participant’s rights under Section 6.1(a) pursuant to Section 9.3(b)).

5.4  Delivery of Information; Voting of Shares.

(a) The Administrator promptly shall cause to be furnished to each Participant a copy of any materials received from any third party regarding the Shares or Interests. The Company shall cause to be furnished directly to each Participant a copy of any materials of the Company furnished to stockholders, including any proxy solicitation materials (at the same time as such materials are or are required to be furnished generally to any other Company stockholders). Such notice shall include instructions on how each Participant may direct the Administrator to vote or otherwise take action with respect to Allocable Shares credited to such Participant. The Company shall cooperate with the Administrator in an attempt to ensure that Participants receive the requisite information in a timely manner.

(b) Each Participant shall have the right to direct the Administrator with respect to the voting of the Allocable Shares credited to such Participant (provided that such Allocable Shares were credited to such Participant on the relevant record date) on each matter on which holders of Shares are entitled to vote (including the right to direct cumulative voting of the Allocable Shares credited to such Participant with respect to the election of directors to the same extent available to holders of Shares), and to instruct the Administrator to act in response to any tender offer or exchange offer for Shares with respect to such Participant’s Allocable Shares (including, subject to any limitations set forth herein, making payment instructions in respect thereof). The Administrator shall vote Allocable Shares and act in response to any offer for Allocable Shares prior to the deadline of such vote or such response and in accordance with timely directions of the Participant, provided, however, that a failure of a Participant affirmatively to direct timely the manner in which the Allocable Shares credited to such Participant are to be voted or acted in response to the offer shall be deemed to be an affirmative direction to abstain from voting or acting in response to the offer with respect to such Allocable Shares.

(c) Nothing contained in the Plan (including, without limitation, this Section 5.4) shall confer upon Participants, the Administrator or any other person or entity any voting or other rights in respect of Shares held in the Plan Account beyond those rights set forth in the Certificate and applicable under state and federal law. The Administrator shall have no power to sell, convey, transfer, assign, exchange or otherwise affect the Shares unless authorized by the terms of the Plan.

5.5  Other Stockholder Rights.  Each Participant shall have the right to direct the Administrator to exercise, as agent for, and for the benefit and on behalf of, such Participant, each and every right in respect of the Company that such Participant would enjoy in respect of the Company under law, the Certificate or the bylaws of the Company if such Participant was (and was permitted by the terms of the Certificate to be) the record holder of such Participant’s Allocable Shares. The Administrator shall act reasonably promptly in

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carrying out such directions. Provided that the Participant shall, upon the exercise of any such right, supply such information to the Administrator and the Company as a record owner of Shares would be required to provide to the Company upon the exercise of such right, the Company shall not object to any such exercise of rights on the basis of such Participant’s failure to satisfy any statutory requirement regarding ownership of Shares, except to the extent that the Company could raise such objection (other than as a result of the Participant’s status as being eligible to participate in the Plan) if the Participant were the record owner of such Participant’s Allocable Shares.

ARTICLE VI

CANCELLATION AND PAYMENT OF INTERESTS

6.1  Cancellation of Interests.  Interests credited to a Participant shall be cancelled as follows:

(a) Voluntary Cancellations.  At any time on or prior to the fifteenth (15th) day of any calendar month beginning after the Effective Date, upon delivery to the Company of: (i) written notice from a Participant (with a copy to the Administrator) indicating the Participant’s offer to cancel part or all of the Participant’s Interests and corresponding Allocable Shares and (ii) the certificate or certificates representing the Allocable Shares (unless the certificates representing such Allocable Shares are held by the Administrator), the Company shall accept such offer and the Company shall instruct the Administrator to cancel the number of Interests specified by such Participant’s written notice and to deliver to the Company such certificates for the corresponding Allocable Shares as are held by the Administrator. Payment to the Participant (or to the Qualified Financial Institution to which such Participant assigned such Participant’s rights under Section 6.1(a) pursuant to Section 9.3(b)) shall be made by the Company for such Allocable Shares, without interest, at the Common Share Price in effect on the date of the Company’s receipt of the notice from the Participant, within sixty (60) days after the date of receipt of the notice and, if applicable, certificates for the Allocable Shares, from the Participant by the Company. Notwithstanding the foregoing, the Company shall not be required to direct the Administrator to cancel such Interests or deliver certificates for such Allocable Shares, and the Company shall not be required to repurchase the Allocable Shares, during the suspension period declared by the Board pursuant to Article Sixth Section (D)(8) of the Certificate. Any offer notice received by the Company subsequent to the fifteenth (15th) day of a month will be deemed to have been received on the first day of the following month.

(b) Partial Voluntary Cancellations; Prohibited Actions.  If a Participant voluntarily offers to cancel part of the Participant’s Interests and Allocable Shares credited to such Participant in accordance with Section 6.1(a) above, or if the Participant attempts to take any action contrary to the provisions of Section 9.3(a), the Company shall have the option to instruct the Administrator to cancel all or any part of such Participant’s remaining Interests and to purchase from the Administrator the Participant’s Allocable Shares corresponding to such Interests. In the event that the Company elects to exercise this option, the Company shall give the Participant and the Administrator written notice to that effect within ninety (90) days after the date of the written notice provided by the Participant in Section 6.1(a) is received by the Company, or the date the Company becomes aware of the prohibited action, as applicable. The Administrator shall cancel the number of Interests specified in the written notice and either the Participant or the Administrator, as the case may be, shall deliver certificates for the corresponding Allocable Shares to the Company within ten (10) days after the date of the notice. Payment to the Participant shall be made by the Company for such Allocable Shares, at the Common Share Price in effect on the date that notice is provided by the Company to the Participant and the Administrator, without interest, within sixty (60) days after the date the Company provides such notice.

(c) Involuntary Cancellations.  Except as set forth in Section 6.5, in the event that a Participant (or an estate, successor or personal representative thereof) would be required to sell and deliver Allocable Shares to the Company if the Participant (or an estate, successor or personal representative thereof) was the record owner of such Allocable Shares pursuant to any provision set forth in the Certificate upon the occurrence of events specified therein, whether after the receipt of notice from the Company or otherwise, then upon the occurrence of any such event, the Company shall give a written notice (with a copy to the Participant or, if applicable, the Participant’s estate, successor or personal representative) to the Administrator to cancel such

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Participant’s Interests and to sell and deliver (to the extent the Allocable Shares are held by the Administrator) certificates for such Participant’s Allocable Shares to the Company (a “Repurchase Notice”) (assuming for this purpose that such Participant (or estate, successor or personal representative) was permitted to be the record owner of such Allocable Shares by the terms of the Certificate). The Administrator shall cancel the number of Interests specified in the Repurchase Notice and either the Participant (or the estate, successor or personal representative thereof) or the Administrator, as the case may be, shall deliver certificates for the Participant’s Allocable Shares specified in the Repurchase Notice to the Company within ten (10) days after the date of the Repurchase Notice. The timing of the provision of the Repurchase Notice and payment by the Company for such Allocable Shares shall be as specified in the Certificate with regard to the event giving rise to the delivery of such Repurchase Notice, including such provisions permitting the deferral of repurchase by a Participant’s estate, successor or personal representative; provided, however, that in the event of the death of a Participant and deferral election by the Participant’s estate, successor or personal representative: (i) notice of such deferral must be received by the Company within 180 days of the death of the Participant or within ten (10) days of the receipt of the Repurchase Notice, whichever comes first, specifying the date or dates of deferral (which shall be no earlier than the repurchase date specified in the Repurchase Notice and no later than January 10th next succeeding the fiscal year during which the Participant’s death occurred) and specifying the Allocable Shares to be sold on such date or dates, (ii) certificates for such Allocable Shares shall be delivered no later than such specified applicable date or dates, and (iii) payment shall be made by the Company on the applicable repurchase date or dates specified in the deferral notice. The applicable Common Share Price for any Allocable Shares purchased by the Company pursuant to Section 6.1(c) shall be the Common Share Price in effect on the date certificates representing such Common Shares are required to be delivered to the Company.

(d) Other Cancellations.  In the event the Company cancels the certificates corresponding to any Allocable Shares, the Company shall instruct the Administrator to cancel the Interests corresponding to such Allocable Shares.

6.2  No Further Rights.  Upon cancellation of Interests credited to a Participant and return of the corresponding Shares to the Company or cancellation of such Allocable Shares by the Company, the Participant (and to the extent the Participant assigned his or her rights under Section 6.1(a) to a Qualified Financial Institution pursuant to Section 9.3(b), the Qualified Financial Institution) shall have no further interest in or rights in respect of the Interests cancelled or Shares returned to or cancelled by the Company, other than the right to receive payment for all Allocable Shares relating to such Interests, to the extent not already received.

6.3  Payments Where Common Share Price Not Yet Computed.  If the Common Share Price has not been computed within the time period prescribed for Company payments pursuant to Section 6.1 because the preparation of the audited consolidated financial statements of the Company and its Subsidiaries has not yet been completed, the Company shall make, within the time period prescribed for payment for such Allocable Shares, as set forth above, an “initial payment” in an amount equal to the price that would have been paid for such Allocable Shares if they had been repurchased by the Company during the preceding fiscal year. The balance shall be paid within ten (10) days after the date on which the Common Share Price has been computed, without interest. In the event that the Common Share Price is less than the amount paid by the Company in the “initial payment” provided for in this Section 6.3, the Company shall be entitled to recover the difference between the two amounts. Such difference shall be paid by the person or entity to whom the Company made the initial payment within ten (10) days of the date of a written notice from the Company to pay such amount, without interest.

6.4  Delivery of Certificates; Payment by the Company.  Any stock certificate representing Shares to be repurchased by the Company must be endorsed in blank or accompanied by appropriate stock powers executed in blank and accompanied by such other evidence of authority as the Company may reasonably require. In the event of failure to deliver stock certificates with required evidence of authority within the time periods

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specified, the Company’s Secretary shall cancel each certificate on the books of the Company and such Shares shall be deemed no longer outstanding. Notwithstanding any provision of the Plan, no payment shall be required to be made by the Company with respect to any Allocable Shares until the Company shall have received stock certificates evidencing such Allocable Shares. In connection with the cancellation of any Participant’s Interests and the corresponding purchase or cancellation of Allocable Shares by the Company, the Company shall be authorized to deduct from the amount payable to such Participant upon the cancellation of Allocable Shares any amount owed by the Participant to the Company, any Subsidiary, and/or any Qualified Financial Institution to which such Allocable Shares have been pledged as provided in Section 9.3(b); provided, however, that any amount otherwise payable to a Qualified Financial Institution by the Company upon the cancellation of Allocable Shares shall not be reduced by any amount owed to the Company or any Subsidiary by the Participant who pledged such Allocable Shares to such Qualified Financial Institution.

6.5  Sales of Excess Stock.  Upon any cancellation of any Participant’s Interests as set forth in Article Sixth Section (D)(6) of the Certificate, payment to the Participant shall be made by the Company in an amount and at such time as would have been required under Article Sixth Section (D)(6) of the Certificate if such cancellation had instead been a sale of shares of Common Stock under such Section of the Certificate.

6.6  Minimum Voting Power.  Notwithstanding anything in the Plan to the contrary, the Company shall not direct the Administrator to cancel any Interests or deliver certificates for Allocable Shares relating to such Interests, and the Company shall not repurchase such Allocable Shares, if, after giving effect to repurchase, there would be less than 1,000 shares of capital stock of the Company having full voting power outstanding.

ARTICLE VII

ADMINISTRATION OF THE PLAN

7.1  Ministerial Powers and Duties of the Administrator.

(a) The Administrator shall have such responsibility for the administration of the Plan solely as is directed herein. The Administrator shall serve at the discretion of the Board. The Administrator shall initially be Kiewit Administrator, LLC, a limited liability company wholly owned by the Company. The Administrator shall appoint a natural person to serve as “Plan Officer” and to carry out the ministerial powers and duties of the Administrator under the Plan, provided that such individual may resign or be replaced by the Administrator at any time. The Plan Officer shall have no independent powers or duties in respect of the Plan, other than any powers or duties delegated by the Administrator to the Plan Officer.

(b) The Administrator shall be limited to ministerial powers and duties. The Administrator shall act in respect of Allocable Shares only in accordance with instructions of the relevant Participant or the Company, as provided herein. No fiduciary or trust relationship between the Administrator, on the one hand, and the Participants or the Company, on the other hand, exists under the Plan. Further, the Administrator shall owe the Participants and the Company only those duties and obligations set forth herein.

(c) The Administrator shall have the authority to engage such advisers and service providers as it may deem advisable in the administration of the Plan, and the Company shall pay the costs and expenses of any such advisers and service providers upon the direction of the Administrator. The Administrator may arrange for the engagement of legal counsel, which may be counsel for the Company, and make use of such agents and clerical or other personnel as it shall require or may deem advisable for purposes of the Plan. The Board and the Administrator may rely upon the written opinion of such counsel and the accountants engaged by the Administrator. The Administrator shall report to the Board as frequently as necessary or as requested by the Board with regard to the matters for which the Administrator is responsible under the Plan.

(d) Notwithstanding anything expressed or implied to the contrary in the Plan, neither the Plan nor the Administrator shall issue any equity or other beneficial interests or any other instruments or securities, or write or enter into any put or call options, derivatives or other similar contracts, in or with respect to the Plan or the Shares in the Plan Account, except, the issuance of the Interests as provided herein. In no case shall the

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Company cause or agree to cause the Plan or the Administrator to take any action in violation of the preceding sentence.

7.2  Shares Held in the Plan Account.  The Allocable Shares shall be held of record by the Administrator in the Plan Account as custodian for the Participants, and the Plan Administrator shall have no beneficial interest in such Allocable Shares. Each Participant’s Allocable Shares shall be held by, and all actions (including, without limitation, actions pursuant to Article VI) taken by the Administrator with respect to any of such Participant’s Allocable Shares shall be taken by, the Administrator as agent for, and for the benefit and on behalf of, such Participant. At all times, any Shares held in the Plan Account shall be held in the name of the Administrator and not in the name of the Plan Officer.

7.3  Hold Harmless.  To the maximum extent permitted by law, neither the Administrator, the Plan Officer nor any member of the Board shall be personally liable by reason of any action in a capacity as such, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company’s own assets), the Administrator, the Plan Officer and each member of the Board and each other officer, employee, or director of the Company or Administrator to whom any duty or power relating to the administration of the Plan or to the management and control of the assets of the Plan may be delegated or allocated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or bad faith.

7.4  Service of Process.  The Administrator, or such other person as may from time to time be designated by the Administrator, shall be the agent for service of process under the Plan.

ARTICLE VIII

AMENDMENT OR TERMINATION OF THE PLAN

8.1  Right to Amend, Suspend or Terminate Plan.  Except as expressly set forth herein, the Plan shall continue until terminated by the Board. The Board reserves the right to amend (including retroactively), suspend or terminate the Plan at any time and for any reason, provided that, subject to Section 8.2, no amendment, suspension or termination shall be made that would impair the rights of a Participant under the Plan as of the date of such amendment, suspension or termination without the consent of Participants holding four-fifths of the Interests then outstanding. Notwithstanding anything expressed or implied to the contrary in the Plan, no amendment may be made to the Plan that would direct or permit the Administrator or any other person to take any action, or cause any action to be taken, which would (i) allow the Plan or the Plan Account to be invested in any property other than Shares or (ii) cause the Plan not to be a mere contractual arrangement for the Participant’s holding ownership interests in the Shares for United States federal income tax purposes. Notwithstanding anything in this Section 8.1 to the contrary, the Board reserves the right to terminate the Plan at any time by immediately transferring record title of the Allocable Shares to the Participants.

8.2  Termination of the Plan.

(a) The Plan shall terminate, and record title to the Allocable Shares shall be transferred to the Participants, immediately prior to the effectiveness of any transaction that would have the effect of converting all or any portion of the Allocable Shares into, or exchanging all or any portion of the Allocable Shares for, any property (other than any repurchase of Allocable Shares for cash by the Company in connection with either a cancellation of Interests pursuant to Article VI or a cash-only self tender by the Company or any other transaction contemplated herein), provided, however, that the Plan shall not terminate by reason of such a transaction if the Administrator has, prior to consummation of such transaction, obtained an opinion from a nationally recognized tax counsel, in form and substance reasonably acceptable to the Administrator in its sole and absolute discretion, to the effect that notwithstanding such a transaction, each Participant will continue to be treated as the owner of the Allocable Shares credited to such Participant pursuant to the Plan for United States federal income tax purposes (and for purposes of such opinion, such opinion may be conditioned upon the Plan’s prompt distribution to the Participants of certain property into which the Allocable Shares are

8

converted or exchanged for in such a transaction, such as, for example, debt or equity of the Company or of an entity other than the Company and/or cash). The Plan shall terminate, and record title to the Allocable Shares shall be transferred to the Participants, immediately prior to (i) the effectiveness of any transaction pursuant to which the Administrator would cease to be a wholly-owned subsidiary of the Company or (ii) the filing of any petition, whether or not made by the Company, relating to the bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution or winding-up of the Company; provided, that such termination shall occur with respect to any filing not made by the Company only if such petition is not withdrawn or dismissed within sixty days of filing.

(b) Upon termination of the Plan, (i) all Interests issued under the Plan shall immediately be cancelled and (ii) within thirty (30) days following such cancellation, or such longer time as needed to comply with all applicable law, including United States federal securities law, (x) the Company shall transfer record title to, and deliver certificates for, each Participant’s Allocable Shares to such Participant and (y) the Company shall cause any previously declared but undistributed dividend or stock split to be distributed to the Participants (in accordance with the Allocable Shares credited to each such Participant on the record date for such dividend or stock split).

8.3  Notice of Action.  Notice of any amendment, suspension or termination of the Plan shall be given by the Board to the Administrator and any affected Participant.

ARTICLE IX

MISCELLANEOUS

9.1  All Risk on Participants.  Each Participant shall bear all risk in connection with any decrease in the value of the Shares and the value of his or her Interests and neither the Company, the Board, the Plan, the Plan Officer, nor the Administrator shall be liable or responsible for any decrease in the value of the Shares, the Plan Account or any Interests.

9.2  No Right to Continued Employment.  Nothing contained in the Plan shall give any Participant or other person the right to be retained in the employment of the Company or any of its Subsidiaries or affiliated or associated companies or affect the right of any such employer to dismiss any Participant or other person from employment. The adoption and maintenance of the Plan shall not constitute a contract between any such employer and any Participant or other person or consideration for, or an inducement to or condition of, the employment of any Participant or other person.

9.3  Anti-Alienation.

(a) Except as provided in subsections (b), (c) or (d) below or insofar as applicable law may otherwise require, no economic interest, expectancy, benefit, payment, claim or right of any Participant under the Plan shall be subject in any manner to any claims of any creditor of any Participant, the Administrator or the Company nor to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any person shall attempt to take any action contrary to this subsection (a), such action shall be null and void and of no effect, and the Administrator and the Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof.

(b) In any case in which a Participant, as a record holder of Shares (if such Participant was permitted to be a record owner of such Shares in the absence of this Plan), would be permitted by the Certificate to pledge such Shares, the Participant may assign to a Qualified Financial Institution his or her rights pursuant to Section 6.1(a) relating to all or any of the Participant’s Allocable Shares (which assignment shall not give such Qualified Financial Institution any other rights hereunder or cause such Qualified Financial Institution to become a Participant); provided, that the Participant shall simultaneously notify the Administrator and the Company of such assignment. Upon any such assignment, upon the request of the Participant, the Administrator as agent for, and for the benefit and on behalf of, the relevant Participant, shall pledge and deliver to the Qualified Financial Institution certificates representing the number of Allocable Shares credited to the Participant and specified in the Participant’s notice (not to exceed (in the aggregate) the Interests credited to

9

the Participant) as directed by the Participant, together with such other documentation as the Qualified Financial Institution shall reasonably request. Any such pledge and delivery shall solely be with respect to the Allocable Shares credited to such assigning Participant and shall not affect any other Allocable Shares credited to any other Participant. Immediately upon any full or partial foreclosure on any such pledge by the Qualified Financial Institution, the Administrator shall cancel the applicable Interests credited to the Participant to reflect the reduction of Allocable Shares credited to such Participant as a result of such foreclosure. Nothing herein shall modify or limit the terms and conditions of Article Sixth Section (D)(3)(e) of the Certificate or any of the rights or obligations of the Company or any Qualified Financial Institution specified therein. In no case may any Qualified Financial Institution further assign, pledge, transfer or otherwise dispose of any such rights (or any attributes or rights thereof) assigned to it. The purpose of this Section 9.3(b) is to allow a Participant to borrow against his or her Allocable Shares, as would be the case if such Participant was (and was permitted by the terms of the Certificate to be) the record owner of such Allocable Shares.

(c) In any case in which a Participant, as a record holder of Shares (if such Participant was permitted to be a record owner of such Shares in the absence of this Plan), would be permitted by Article Sixth Section (D)(1) or (D)(2) of the Certificate to transfer such Shares to an “authorized transferee” (as defined in the Certificate), other than the Administrator, upon the written notice from a Participant delivered to the Company and the Administrator, specifying a desire to transfer any or all of the Participant’s Allocable Shares to an authorized transferee, and upon approval of the Board (which approval may require the execution by the authorized transferee of a repurchase agreement in a form satisfactory to the Board), the Administrator shall cancel the number of Interests relating to the Allocable Shares specified by such Participant’s written notice and the Company shall transfer record title to, and deliver certificates for, such Shares to such authorized transferee.

(d) In any case in which a Participant shall otherwise continue to be an Employee, but shall cease to be an Eligible Employee, the Administrator shall cancel all of such Participant’s Interests and the Company shall transfer record title to, and deliver certificates for, the Allocable Shares relating to such Interests to such Employee.

9.4  Notice.   Any notice, election, request, instruction or other document to be given hereunder shall be in writing and delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or sent by reputable overnight courier service or by facsimile (which is confirmed):

(a)  If to the Company:

Peter Kiewit Sons’, Inc.
Kiewit Plaza
Omaha, Nebraska 68131
Telephone No.:  (402) 342-2052
Facsimile No.:   (402) 271-2829
Attention:        Secretary

(b)  If to the Administrator:

Kiewit Administrator, LLC
Kiewit Plaza
Omaha, Nebraska 68131
Telephone No.:  (402) 342-2052
Facsimile No.:  (402) 271-2965
Attention:       Plan Officer
With a copy to the applicable Participant.

(c) If to a Participant, at the most recent address on file in the payroll records of the Company, or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

10

9.5  Securities Laws.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any Interests or any Shares held in the Plan Account or to effect similar compliance under any state laws.

9.6  Intended Characterization.  The Plan is, and it is the intention of the Company, the Plan Administrator and each Participant that for United States federal income tax and other purposes the Plan will be treated as, a mere contractual arrangement for participating in the ownership of the Company and not a trust, a partnership, a joint venture, a co-ownership arrangement, a corporation or other similar arrangement (such intended treatment, the “Intended Characterization”). The Company, the Plan Administrator and each Participant hereby agree to report all transactions under the Plan for all tax and other purposes in a manner consistent with the Intended Characterization.

9.7  Transactions in Shares.  The Administrator shall conduct transactions in Shares permitted under the Plan for a Participant only in the Shares attributable to such Participant (i.e., the Allocable Shares credited to such Participant). The Participant may direct the Administrator that transactions in Shares permitted under the Plan for such Participant be made with respect to a specifically identified block (or blocks) of Allocable Shares credited to such Participant.

9.8  Applicable Law.  The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its principles of conflicts of laws.

11

ANNEX C

ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 30, 2006,
AND QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED AND JUNE 30, 2007

C-1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 30, 2006	Commission file number 000-23943
PETER KIEWIT SONS’, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1842817
(State of Incorporation)	(I.R.S. Employer Identification No.)
Kiewit Plaza, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip Code)
(402) 342-2052
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:
None
Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☑

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in rule 12b-2 of the Exchange Act. (Check one.):
Large accelerated filer  ☐     Accelerated filer  ☑     Non-accelerated filer  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes ☐     No ☑

The registrant’s stock is not publicly traded, and therefore, there is no ascertainable market value of voting stock held by non-affiliates.

18,560,855 shares of the registrant’s $0.01 par value Common Stock were issued and outstanding on February 27, 2007.

Portions of the registrant’s definitive proxy statement for its 2007 Annual Meeting of Stockholders are incorporated by reference into Part III of this Form 10-K.

i

PART I

Item 1.	Business.

Forward Looking Statements.

This document contains forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to Peter Kiewit Sons’, Inc. (“PKS,” which together with its subsidiaries in which it has or had control and variable interest entities of which it is the primary beneficiary is referred to herein as the “Company”). When used in this document, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this document.

General.

The Company is one of the largest construction contractors in the United States and Canada. The Company is also engaged in the coal mining business. See Note 15 of the “Notes to Consolidated Financial Statements” for revenue, operating income and total assets by segment. PKS was incorporated in Delaware in 1997, and is a successor to a Delaware corporation that was incorporated in 1941, which itself was the successor of a construction business enterprise founded in Omaha, Nebraska in 1884.

The Construction Business.

The Company performs construction services for a broad range of public and private customers primarily in the United States and Canada. New contract awards during 2006 and 2005 were distributed among the following construction markets (approximately, by percentage of the total construction contract value) and construction revenue earned during 2006 and 2005 was distributed among the following construction markets (approximately, by percentage of the total construction revenue earned):

	2006		2005
	New Contract	Construction	New Contract	Construction
Market	Awards	Revenue Earned	Awards	Revenue Earned

Transportation (including highways, bridges, airports, mass transit and rail)	37%	45%	42%	50%
Power/heat/cooling	19%	15%	17%	6%
Commercial building	11%	8%	10%	9%
Sewage and solid waste	9%	4%	7%	2%
Petroleum	9%	9%	4%	11%
Water supply/dams	7%	7%	6%	7%
Electrical	6%	4%	7%	7%
Mining	—	3%	4%	3%
All other markets	2%	5%	3%	5%

	100%	100%	100%	100%

The Company primarily performs construction services as a general contractor. As a general contractor, the Company is responsible for the overall direction and management of construction projects and for completion of each contract in accordance with its terms, plans, and specifications. The Company plans and schedules the projects, procures materials, hires workers as needed, and awards subcontracts. The Company generally requires performance and payment bonds or other assurances of operational capability and financial capacity from its subcontractors.

Contract Types.

The Company performs its construction work under various types of contracts, including fixed unit or lump-sum price, guaranteed maximum price, and cost-reimbursable (cost-plus) contracts. Contracts are either competitively bid and awarded or negotiated. The Company’s public contracts generally provide for the payment of a fixed price for the work performed. Profit on a fixed-price construction contract is realized on the difference between the contract price and the actual costs of construction, and the contractor bears the risk that it may not be able to perform all the work for the specified amount. Profit on a cost-plus construction contract is realized on the amount the contractor is contractually able to bill in excess of the actual costs of construction, and the owner bears the risk that total costs may exceed the estimated amount. Credit risk is minimal with public (government) owners since funds generally have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the governmental contracting entity. In the event of termination, however, the contractor is generally entitled to receive the contract price on completed work and payment of certain termination-related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Company high priority in the event of lien foreclosures following financial difficulties of private owners. Construction contracts generally provide for progress payments as work is completed, with a retainage, ranging from zero to ten percent, to be paid when performance is substantially complete. In some instances, the Company is able to substitute bank letters of credit or escrowed securities in lieu of retainage. Construction contracts frequently contain penalties or liquidated damages for late completion and infrequently provide bonuses for early completion.

Government Contracts.

Public contracts accounted for approximately 63% in 2006 and 70% in 2005, respectively, of the dollar value of construction contracts awarded to the Company and 61% in 2006 and 63% in 2005, respectively, of construction revenue earned by the Company. Most of these contracts were awarded by government and quasi-government agencies under fixed price contracts after competitive bidding. During 2006 and 2005, construction revenue recognized from a single public owner represented 9% and 11%, respectively, of the Company’s total revenue.

Competition.

A contractor’s competitive position is based primarily on its prices for construction services, its ability to obtain performance bonds and its reputation for quality, timeliness, experience, and financial strength. The construction industry is highly competitive and lacks firms with dominant market power. In 2006, Engineering News Record, a construction trade publication, ranked the Company as the eighth largest United States contractor in terms of 2005 revenue. In terms of 2005 revenue, it ranked the Company as the second largest in the Domestic Heavy Contractor market and second in the Transportation market. It also ranked the Company in the top fifteen of various other construction markets and ranked it the ninth largest Contractor by New Contracts in terms of 2005 contract revenue.

Demand.

The volume and profitability of the Company’s construction work depends to a significant extent upon the general state of the economies of the United States and Canada, and the volume of work available to contractors. Fluctuating demand cycles are typical of the industry, and such cycles determine to a large extent the degree of competition for available projects. The Company’s construction operations could be adversely affected by labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action. The volume of available government work is affected by budgetary and political considerations. A significant decrease in the amount of new government contracts, for whatever reason, would have a material adverse effect on the Company.

Backlog.

At the end of 2006 and 2005, the Company had construction backlog (anticipated revenue from uncompleted contracts) of approximately $6.3 billion and $5.8 billion, respectively. Of current construction backlog, approximately $2.8 billion is not expected to be completed during 2007. Additionally, the Company was low or selected bidder on $0.8 billion and $2.1 billion of jobs that had not yet been awarded at December 30, 2006 and December 31, 2005, respectively. In 2006, the Company was awarded 212 jobs with total contract prices of approximately $4.0 billion and an average price of approximately $19 million per job and in 2005, the Company was awarded 241 jobs with total contract prices of approximately $4.5 billion and an average price of approximately $19 million per job. There were 38 new projects with contract prices over $25 million, accounting for approximately 80% of the successful bid volume. The Company’s 10 largest jobs in backlog make up 40% of total backlog at December 30, 2006 and 38% as of December 31, 2005. A single owner makes up approximately 9% and 10% of total construction backlog at December 30, 2006 and December 31, 2005, respectively.

Joint Ventures.

The Company frequently enters into joint ventures to efficiently allocate expertise and resources among the venturers and to spread risks associated with particular projects. In most joint ventures, if one venturer is financially unable to bear its share of expenses, the other venturers would be required to pay those costs. The Company prefers to act as the sponsor of its joint ventures. The sponsor generally provides the project manager, the majority of venturer-provided personnel, and accounting and other administrative support services. The joint venture generally reimburses the sponsor for such personnel and services on a negotiated basis. The sponsor is generally allocated a majority of the venture’s profits and losses and usually has a controlling vote in joint venture decision-making. During 2006 and 2005, the Company derived approximately 79% and 86%, respectively, of its construction joint venture revenue from sponsored joint ventures. Joint venture revenue accounted for approximately 27% and 31% of its 2006 and 2005 total construction revenue, respectively.

Locations.

The Company has 21 principal construction operating offices located throughout North America, including its headquarters located in Omaha, Nebraska. Through its decentralized system of management, the Company has been able to quickly respond to changes in local markets. During 2006, the Company had construction projects in 36 states and 7 Canadian provinces. Financial information about geographic areas for the fiscal years ended December 30, 2006, December 31, 2005 and December 25, 2004 is included in Note 15 of the “Notes to Consolidated Financial Statements.”

The Coal Mining Business.

The Company owns and operates the Calvert Mine located in Texas and the Buckskin Mine located in Wyoming. Each is a surface mining operation that produces coal used in domestic coal-fired electric generation facilities. The Company produced and sold 25 million tons of coal from these mines in 2006. The Company also manages two active surface coal mines located in the western United States.

Production and Distribution.

The Calvert Mine is located in Robertson County, Texas. Overburden removal is conducted by means of a large, earth-moving machine called a dragline. Mining operations are conducted by trucks and power shovels. The Calvert Mine produces lignite for an electrical generation facility located adjacent to the mine. The lignite is delivered to the facility by Company-owned haul trucks.

The Buckskin Mine is located in Campbell County, Wyoming. Overburden removal and mining operations are conducted by trucks and power shovels. The mined coal is processed through a loading facility and is delivered by a railroad line operated by the BNSF Railway Company.

Customers.

Three significant customers accounted for 23%, 16% and 11% of the 2006 coal mining business segment revenue, and 30%, 15% and 11% of the 2005 coal mining business segment revenue.

Long-term Coal Supply Contracts and Backlog.

The Company’s coal sales generally are made under multi-year supply contracts. At the end of 2006 and 2005, the Company had a sales backlog of approximately 122 million and 121 million tons of coal, respectively. The remaining terms on these contracts range from less than 1 year to 20 years.

Each contract has a base price, and most contain provisions to adjust the base price for changes in statutes or regulations. Certain contracts allow for price adjustments based on actual cost experience or as measured by public indices. Each contract includes coal quality and delivery volume specifications and includes penalties for failure to meet these specifications.

Competition.

The coal mining industry is highly competitive. The Company not only competes with other domestic and foreign coal suppliers, some of whom are larger, but also with alternative methods of generating electricity. Demand for the Company’s coal is affected by political, economic and regulatory factors. Sales from the Buckskin Mine occur at the loading facility and require the customer to obtain transportation to their generating plant. Transportation cost is a significant portion of the customer’s delivered cost of coal. Many western coal companies are served by two railroads allowing the customer to potentially benefit from an additional distribution channel and competition between railroads compared to the single line available at the Buckskin Mine.

Environmental Protection.

Compliance with the United States, Canadian, state, provincial and local provisions regulating the discharge of materials into the environment, land restoration or otherwise relating to the protection of the environment, has not and is not expected to have a material effect upon the capital expenditures, results of operations, or competitive position of the Company’s operations except for reclamation accruals as described in Note 12 of the consolidated financial statements.

Employees.

At the end of 2006, the Company employed approximately 14,700 people. Included in this number are approximately 7,100 employees subject to various collective bargaining agreements with labor unions. During 2006, the Company was a participant in approximately 217 collective bargaining agreements. These agreements typically expire within 1 to 3 years. The Company considers relations with its employees and labor unions to be good.

Available Information.

Financial and other information of the Company can be accessed, free of charge, at its website www.kiewit.com. The Company makes available at its website its periodic annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments thereto as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission.

Item 1A.	Risk Factors.

The risks associated with the businesses of the Company include all of the risks inherent in the construction and coal mining businesses, including, but not limited to:

The risks associated with increasing competition in the businesses.

Market competition can adversely affect the results of the Company’s operations. A contractor’s competitive position is based primarily on its prices for construction services, ability to obtain performance bonds, its reputation for quality, timeliness, experience and financial strength. The construction industry is highly competitive and lacks firms with dominant market power. The Company may or may not secure work by being the lowest bidder on competitive construction projects.

The coal mining industry is highly competitive. The Company not only competes with other domestic and foreign coal suppliers, some of whom are larger, but also with alternative methods of generating electricity.

The risk of attracting and retaining qualified personnel in a competitive environment.

The Company is dependent upon its ability to attract and retain highly qualified managerial, technical and business development personnel. The Company can not be certain that it will retain key managerial, technical and business development personnel or that it will be able to attract and assimilate key personnel in the future. Failure to retain or attract such personnel could adversely affect the Company’s future business operations, financial position, future results of operations and future cash flows.

The impact on the businesses of changes in national and regional economies.

The volume and profitability of the Company’s construction operations depend to a significant extent upon the general state of the economies of the United States and Canada. The construction business is dependent on the volume of work available to contractors.

The cyclical nature of the businesses.

Fluctuations in demand for the Company’s construction services can adversely affect the Company’s results of operations. Fluctuating demand cycles are typical of the construction industry, and such cycles determine to a large extent the degree of competition for available projects.

The risks of cost overruns and job losses on particular projects.

Certain types of construction contracts pose greater risks than others. The Company performs its construction work under various types of contracts, including fixed unit or lump-sum price, guaranteed maximum price, and cost-reimbursable contracts. Such contracts are either competitively bid and awarded or negotiated. Public and many private construction contracts generally provide for the payment of a fixed price for the work performed. Profit on a fixed-price contract is realized on the difference between the contract price and the actual costs of construction, and the contractor bears the risk that it may not be able to perform all the work for the specified price. Construction contracts frequently contain penalties or liquidated damages for late completion.

The risks associated with increases in costs of labor, fuel or materials, labor stoppages or shortages, adverse weather conditions, shortages of supplies and government actions.

The Company’s construction operations have been and could be adversely affected by increases in costs of labor, fuel or materials, labor stoppages or shortages, adverse weather conditions, shortages of supplies or governmental action. The volume of available government construction work is affected by budgetary and political considerations. A significant decrease in the amount of new government contracts, for whatever reason, could have a material adverse effect on the Company’s results of operations.

The risk that the Company’s joint venture partners may not be able to meet their obligation.

The Company participates in various construction joint ventures. Generally, each construction joint venture is formed to accomplish a specific project, is jointly controlled by the joint venture partners and is dissolved upon completion of the project. The Company selects its joint venture partners based on its analysis of the prospective venturer’s construction and financial capabilities, expertise in the type of work to be performed and past working relationships with the Company, among other criteria. The joint venture agreements typically provide that the interests of the Company in any profits and assets, and its respective share in any losses and liabilities that may result from the performance of the contract are limited to the Company’s stated percentage interest in the project. The venture’s contract with the project owner typically requires joint and several liability, however the Company’s agreements with its joint venture partners provide that each party will assume and pay its full proportionate share of any losses resulting from a project. Under these agreements, if one partner is unable to bear its share of the costs, the other partners will be required to pay those costs. The Company regularly evaluates the financial stability of its business partners.

The costs and restraints imposed upon operations by regulatory requirements.

Changes in the United States, Canadian, state, provincial and local provisions regulating the discharge of materials into the environment, land restoration or otherwise relating to the protection of the environment, could have a material effect upon the Company’s operations.

The risk of bankruptcy of, or nonpayment by, owners.

Credit risk with private owners of construction contracts is minimized because of statutory mechanics liens, which give the Company high priority in the event of lien foreclosures following financial difficulties of private owners. Construction contracts generally provide for progress payments as work is completed, with a retainage, ranging from zero to ten percent, to be paid when performance is substantially complete. In some instances, the Company is able to substitute bank letters of credit or escrowed securities in lieu of retainage. Public (government) construction contracts typically account for a significant portion of the combined prices of contracts awarded to the Company. Most of these contracts are awarded by government and quasi-government units under fixed price contracts after a competitive bidding process. Credit risk is minimal with public (government) owners since funds generally have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the governmental contracting entity. In the event of termination, however, the contractor is generally entitled to receive the contract price on completed work and payment of certain termination-related costs.

Unanticipated mine operating conditions and other factors that are not within the Company’s control may impact coal production levels and costs.

The Company’s mining operations are inherently subject to changing conditions that can affect levels of production and production costs for varying lengths of time. The Company is exposed to commodity price risk related to its purchase of diesel fuel and explosives. Further, the Company is subject to price and availability risks related to other significant inputs that include tires and specialized mining equipment. In addition, weather conditions, equipment replacement or repair, fires, variations in thickness of the layer, or seam, of coal, amounts of overburden, rock and other natural materials and other geological conditions, can impact the Company’s levels of production and production costs.

The Company faces numerous uncertainties in estimating its economically recoverable coal reserves.

The Company bases its reserve information on geological data assembled and analyzed by its staff, which includes various engineers and geologists, and periodically reviewed by outside firms. The reserve estimates are annually updated to reflect production of coal from the reserves and new drilling or other data received. There are numerous uncertainties inherent in estimating quantities of recoverable reserves, including many factors beyond the Company’s control. These estimates thus may not accurately reflect the Company’s actual reserves.

Item 1B.	Unresolved Staff Comments.

None.

Item 2.	Properties.

The Company’s headquarters facilities are located in Omaha, Nebraska and are owned by the Company.

The Construction Business.

The Company has 20 construction district offices located in Arizona, California, Colorado, Georgia, Kansas, Massachusetts, Nebraska, New Jersey, Texas, Washington, Alberta and Quebec, 12 of which are owned and 8 of which are leased facilities. The Company also has 24 construction area offices located in Alaska, Arkansas, California, Colorado, Florida, Hawaii, Illinois, Nebraska, New Mexico, New York, Texas, Washington, Alberta, British Columbia and Ontario, 4 of which are owned and 20 of which are leased facilities. The Company owns or leases numerous shops, equipment yards, storage facilities, warehouses and construction material quarries. Since construction projects are inherently temporary and location-specific, the Company owns approximately 1,700 portable offices, shops and transport trailers. The Company has a large construction equipment fleet, including approximately 4,500 trucks, pickups and automobiles and 1,800 heavy construction vehicles, such as graders, scrapers, backhoes and cranes.

The Coal Mining Business.

The Company’s two coal mines, the Calvert Mine and the Buckskin Mine, are located in Robertson County, Texas and Campbell County, Wyoming, respectively. The Company has a significant coal mining equipment fleet, including 1 dragline, 8 shovels/excavators, 94 other heavy mining vehicles and approximately 100 trucks, pickups, automobiles and transport trailers. The Company estimates that its total recoverable coal reserves are in excess of 548 million tons, pursuant to federal and private coal leases. The yield from the mining of these reserves is based on an estimate of volume that can be economically and legally extracted to meet current market demand. The Company’s reserve estimates are prepared by experienced mining engineers and other operating personnel of the Company using drilling and geological studies in conjunction with mine planning software. The following table summarizes the Company’s principal mine locations and estimated reserves at December 30, 2006:

		Nature of	Years Until Reserve
Mine	Annual Production	Interest	Depletion	Estimated Reserves
	(In millions of tons)			(In millions of tons)

Buckskin Mine	23	Leased	20	511
Calvert Mine	2	Leased	19	37

Item 3.	Legal Proceedings.

The Company is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company’s financial position, future results of operations or future cash flows.

Item 4.	Submission of Matters to a Vote of Security Holders.

None during the three months ended December 30, 2006.

Item 4A.	Executive Officers of the Registrant.

The table below shows information as of February 27, 2007, about each executive officer of PKS, including his business experience during the past five years. PKS’ executive officers are elected annually to serve until their successors are elected and qualified or until their death, resignation or removal.

Name	Business Experience	Age

Scott L. Cassels	Mr. Cassels has been a Division Manager of PKS since May 2002. Mr. Cassels has been a Senior Vice President of Kiewit Corporation, a subsidiary of PKS, since December 2004, a Senior Vice President of Kiewit Construction Company, a subsidiary of PKS, since June 2002 and President of Gilbert Industrial Corporation, a subsidiary of PKS, since June 2002. Mr. Cassels was President of Gilbert Central Corp., a subsidiary of PKS, from June 2002 until June 2003 and was President of Kiewit Southern Co., a subsidiary of PKS, from August 1994 until June 2002. Mr. Cassels has been a director of PKS since June 2004 and is a member of the Executive Committee of PKS’ board of directors.	48
John B. Chapman	Mr. Chapman has been Vice President of Human Resources and Administration of PKS since August 1997.	61
Richard W. Colf	Mr. Colf has been an Executive Vice President of PKS since July 1998. Mr. Colf has been an Executive Vice President of Kiewit Corporation since December 2004 and an Executive Vice President of Kiewit Pacific Co., a subsidiary of PKS, since September 1998. Mr. Colf has been a director of PKS since August 1997 and is a member of the Executive Committee of PKS’ board of directors. Mr. Colf was first elected to the board of directors of PKS’ former parent corporation in 1994.	63
Bruce E. Grewcock	Mr. Grewcock has been Chief Executive Officer of PKS since December 2004 and President of PKS since December 2000. Mr. Grewcock was Chief Operating Officer of PKS from December 2000 until December 2004 and was an Executive Vice President of PKS from August 1997 until December 2000. Mr. Grewcock has been President and Chief Executive Officer of Kiewit Corporation since December 2004. Mr. Grewcock has been a director of PKS since August 1997 and is a member of the Executive Committee of the Board. Mr. Grewcock was first elected to the board of directors of PKS’ former parent corporation in 1994.	53
Steven Hansen	Mr. Hansen has been a Division Manager of PKS since December 1997. Mr. Hansen has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 1999 and a Senior Vice President of Kiewit Pacific Co. since June 1998. Mr. Hansen has been a director of PKS since June 2004 and is a member of the Executive Committee of PKS’ board of directors.	60

Name	Business Experience	Age

Ben E. Muraskin	Mr. Muraskin has been the Treasurer of PKS since June 2003 and a Vice President of PKS since January 2000. Mr. Muraskin is currently a director of Kiewit Investment Fund LLLP.	42
Christopher J. Murphy	Mr. Murphy has been a Division Manager and Vice President of PKS since August 2004. Mr. Murphy has been a Senior Vice President of Kiewit Corporation since December 2004 and President of Kiewit Mining Group Inc., a subsidiary of PKS, since October 2005. Mr. Murphy was President of Rinker Materials Corporation’s Western United States Division from October 2002 until August 2004. Mr. Murphy was a Director, President and Chief Executive Officer of Kiewit Materials Company, a former subsidiary of PKS, from June 2000 until October 2002. Prior to serving as Director, President and Chief Executive Officer of Kiewit Materials Company, since January 1980, Mr. Murphy held various positions with Decker Coal Company and Kiewit Mining Group Inc. Mr. Murphy has been a director of PKS since June 2006.	52
Douglas E. Patterson	Mr. Patterson has been an Executive Vice President of PKS since November 2001. Mr. Patterson has been an Executive Vice President of Kiewit Corporation since December 2004. Mr. Patterson has been a director of PKS since June 2001 and is a member of the Executive Committee of PKS’ board of directors.	55
R. Michael Phelps	Mr. Phelps has been a Division Manager of PKS since May 1999. Mr. Phelps has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2004, a Senior Vice President of Kiewit Pacific Co. since June 1999, and a Senior Vice President of Kiewit Western Co., a subsidiary of PKS, since July 1999. Mr. Phelps has been a director of PKS since June 2004 and is a member of the Executive Committee of PKS’ board of directors.	53
Michael J. Piechoski	Mr. Piechoski has been a Senior Vice President of PKS since December 2004 and Chief Financial Officer of PKS since November 2002. Mr. Piechoski was a Vice President of PKS from June 2000 until December 2004. Mr. Piechoski was Treasurer of PKS from June 2000 until June 2003.	52
Kirk R. Samuelson	Mr. Samuelson has been a Division Manager of PKS since November 2001. Mr. Samuelson has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2002, a Senior Vice President of Kiewit Pacific Co. since June 2005, a Senior Vice President of Kiewit Western Co. since June 2002 and President of Kiewit Federal Group Inc., a subsidiary of PKS, since June 2005. Mr. Samuelson has been a director of PKS’ board of directors since June 2006.	49
Tobin A. Schropp	Mr. Schropp has been a Senior Vice President of PKS since November 2002 and General Counsel and Secretary of PKS since September 1998. Mr. Schropp was a Vice President of PKS from September 1998 until November 2002.	44

Name	Business Experience	Age

Thomas S. Shelby	Mr. Shelby has been a Division Manager of PKS since June 2004. Mr. Shelby has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2004, President of Kiewit Energy Group Inc., a subsidiary of PKS, since June 2005 and was the President of Kiewit Industrial Co., a subsidiary of PKS, from June 2001 to June 2004. Mr. Shelby has been a director of PKS since June 2006.	48
Michael J. Whetstine	Mr. Whetstine has been the Controller and Assistant Secretary of PKS since September 2003. Mr. Whetstine has been a Vice President and the Controller of Kiewit Corporation since December 2004. Mr. Whetstine served as Controller for DTN Corporation from January 2001 until August 2003.	40

PKS has adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers that applies to PKS’ Chief Executive Officer, Chief Financial Officer and Controller. A copy of the Code of Ethics has been filed with the Securities and Exchange Commission and is referenced as Exhibit 14 to this Annual Report. If PKS makes any substantive amendments to the Code of Ethics or grants any waiver from a provision of the Code of Ethics, PKS will disclose such information on a Current Report on Form 8-K with the Securities and Exchange Commission.

PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information.

As of December 30, 2006, PKS’ $0.01 par value redeemable common stock (“redeemable common stock”) was not listed on any national securities exchange or the NASDAQ National Market and there is no established public trading market for the redeemable common stock.

Repurchases.

Average Price
	Total Number of	Paid per Share of
	Shares of Common	Redeemable
Period	Stock Repurchased	Common Stock

October 1, 2006 through October 31, 2006	6,937	$46.25
November 1, 2006 through November 30, 2006	—	—
December 1, 2006 through December 30, 2006	—	—

Total	6,937	$46.25

Pursuant to the terms of PKS’ Restated Certificate of Incorporation (“Certificate”), PKS is required to repurchase shares of redeemable common stock at a formula value, generally upon demand. Redeemable common stock can generally be issued only to directors of PKS and employees of the Company and can be resold only to PKS at a formula value based on the year-end book value of PKS.

Formula Value.

The formula value of the redeemable common stock is based on the book value of PKS. A significant element of the redeemable common stock formula value is the subtraction of the book value of property, plant and equipment used in the Company’s construction activities (approximately $176 million at December 30, 2006).

Restrictions.

Ownership of redeemable common stock is generally restricted to directors of PKS and active employees of the Company and is also conditioned upon the execution of repurchase agreements which restrict the transfer of the redeemable common stock. Upon retirement, termination of employment, or death, PKS is required to repurchase the redeemable common stock at the applicable formula value, generally upon demand.

Stockholders.

On February 27, 2007, PKS had the following numbers of stockholders and outstanding shares:

Class of Stock	Stockholders	Outstanding Shares

Redeemable common stock	1,722	18,560,855

Dividends and Prices.

The chart below sets forth the cash dividends declared and paid on the redeemable common stock during 2006 and 2005 and the formula value after each dividend payment.

		Dividend
Dividend Declared	Dividend Paid	per Share	Price Adjusted	Formula Price

January 4, 2005	January 5, 2005	$0.45	January 5, 2005	$38.05
April 22, 2005	May 2, 2005	$0.50	May 2, 2005	$37.55
January 4, 2006	January 5, 2006	$0.80	January 5, 2006	$47.10
April 28, 2006	May 1, 2006	$0.85	May 1, 2006	$46.25

PKS’ current dividend policy is to pay a regular cash dividend on redeemable common stock based on a percentage of the prior year’s net income before earnings attributable to redeemable common stock.

Subsequent to the year ended December 30, 2006, the Company declared and paid a dividend of $0.90 per share to shareholders of record at the close of business on January 4, 2007.

Performance Graph.

The Company’s redeemable common stock is not publicly traded. The Company’s Certificate contains a formula pursuant to which the redeemable common stock is valued. The graph below compares the cumulative total return (stock appreciation plus reinvested dividends) of the redeemable common stock for the five-year period 2002 through 2006, with the Standard and Poors’ Composite 500 Index and the Dow Jones Heavy Construction Index — US. Pursuant to the Certificate, for all periods presented in the graph below, the redeemable common stock was valued at the formula value determined by the Certificate at the end of the Company’s fiscal year, reduced by dividends declared subsequent to such year-end. For purposes of the graph, it has been assumed that dividends were immediately reinvested in additional shares of redeemable common stock, although such reinvestment was not permitted in actual practice. Although the Company’s fiscal year ended on the last Saturday in December, the redeemable common stock is compared against indexes which assume a fiscal year ending December 31.

The graph assumes that the value of the investment was $100 on December 31, 2001, and that all dividends and other distributions were reinvested.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
PETER KIEWIT SONS’, INC REDEEMABLE COMMON STOCK, THE S&P 500 INDEX,
AND THE DOW JONES HEAVY CONSTRUCTION INDEX

	2001	2002	2003	2004	2005	2006
Peter Kiewit Sons’, Inc. Redeemable Common Stock	100	130	160	192	245	308
S&P 500 Index	100	78	100	111	116	134
Dow Jones Heavy Construction Index — US	100	84	114	139	200	250

Item 6.	Selected Financial Data.

The following table presents selected historical financial data of the Company as of and for the fiscal years ended 2002 through 2006, and is derived from the Company’s historical consolidated financial statements and the notes to those financial statements.

	Fiscal Year Ended
	2006		2005	2004	2003	2002

Results of operations:
Revenue		$5,049	$4,145	$3,358	$3,380	$3,699

Net income before earnings attributable to redeemable common stock		$274	$228	$201	$157	$193

Net income(1)		$39	$228	$201	$157	$193

Per common share:(2)
Basic:	$	n/a	$9.56	$6.62	$5.38	$6.37

Diluted:	$	n/a	$9.31	$6.38	$5.18	$6.08

Dividends(3)		$1.65	$0.95	$0.45	$0.80	$0.75

Formula price(4)		$58.30	$47.90	$38.50	$32.45	$27.15

Book value		$67.39	$54.85	$42.24	$36.55	$31.80

Financial position:
Total assets		$2,721	$2,370	$2,217	$1,889	$1,876

Current portion of long-term debt		$5	$1	$1	$10	$—

Long-term debt, net of current portion		$25	$38	$36	$22	$24

Redeemable common stock — liability(1)		$1,130	$—	$—	$—	$—

Redeemable common stock — mezzanine equity(1)		$—	$1,082	$1,333	$1,106	$995

(1)	The Company adopted Statement of Financial Accounting Standards (“SFAS”) 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” (“SFAS 150”) in 2006. SFAS 150 requires the redeemable common stock to be recorded at formula value and presented as a liability in 2006. Period to period changes in formula value represent an expense in the consolidated statement of operations captioned “Earnings attributable to redeemable common stock” beginning in 2006 which offsets a substantial portion of current year earnings. Redeemable common stock is presented as mezzanine equity prior to 2006. (See Note 2 “Redeemable Common Stock” in the audited consolidated financial statements).

The aggregate redemption value of redeemable common stock at December 30, 2006 and December 31, 2005 was $1,130 million and $945 million, respectively.

(2)	Under the provisions of, SFAS 150, mandatorily redeemable shares are excluded from the calculation of earnings per share and as a result, no earnings per share have been presented for 2006 (see Note 2 “Redeemable Common Stock.”)

(3)	The 2003 and 2002 dividends include $0.40 and $0.35 for dividends declared in those years, respectively, but paid in January of the subsequent year.

(4)	Pursuant to the Certificate, the calculation of formula value, which is PKS’ stock price, is computed annually at the end of the fiscal year, except that adjustments to reflect dividends are made when declared.

Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The Company primarily operates in the construction industry and currently has two reportable operating segments, construction and coal mining. The construction segment performs services for a broad range of public and private customers primarily in the United States and Canada. Construction services are currently performed in the following construction markets: transportation (including highways, bridges, airports, mass transit and rail); petroleum; commercial building; electrical; water supply/dams; power/heat/cooling; mining; and sewage and solid waste. The Company’s coal mining segment owns and manages coal mines in the United States that sell primarily to electric utilities.

The Company primarily performs its construction services as a general contractor. As a general contractor, the Company is responsible for the overall direction and management of construction projects and for completion of each contract in accordance with its terms, plans, and specifications. The Company plans and schedules the projects, procures materials, hires workers as needed, and awards subcontracts. The Company generally requires performance and payment bonds or other assurances of operational capability and financial capacity from its subcontractors.

The Company performs its construction work under various types of contracts, including fixed unit or lump-sum price, guaranteed maximum price, and cost-reimbursable (cost-plus) contracts. Contracts are either competitively bid and awarded or negotiated. The Company’s public contracts generally provide for the payment of a fixed price for the work performed. Profit on a fixed-price construction contract is realized on the difference between the contract price and the actual costs of construction, and the contractor bears the risk that it may not be able to perform all the work for the specified amount. Profit on a cost-plus construction contract is realized on the amount the contractor is contractually able to bill in excess of the actual costs of construction, and the owner bears the risk that total costs may exceed the estimated amount. Credit risk is minimal with public (government) owners since funds generally have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the governmental contracting entity. In the event of termination, however, the contractor is generally entitled to receive the contract price on completed work and payment of certain termination-related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Company high priority in the event of lien foreclosures following financial difficulties of private owners. Construction contracts generally provide for progress payments as work is completed, with a retainage, ranging from zero to ten percent, to be paid when performance is substantially complete. In some instances, the Company is able to substitute bank letters of credit or escrowed securities in lieu of retainage. Construction contracts frequently contain penalties or liquidated damages for late completion and infrequently provide bonuses for early completion.

The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of the Company’s business involves construction contracts obtained through competitive bidding. A contractor’s competitive position is based primarily on its prices for construction services, its ability to obtain performance bonds, its reputation for quality, timeliness, experience and financial strength. The volume and profitability of the Company’s construction work depends to a significant extent upon the general state of the economies of the United States and Canada, and the volume of work available to contractors. Fluctuating demand cycles are typical of the industry, and such cycles determine to a large extent the degree of competition for available projects. The Company’s construction operations could be adversely affected by increases in costs of labor, fuel or materials, labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action. The volume of available government work is affected by budgetary and political considerations. A significant decrease in the amount of new government contracts, for whatever reason, would have a material adverse effect on the Company. For the fiscal years ended December 30, 2006 and December 31, 2005, public contracts accounted for approximately 63% and 70%, respectively, of the combined prices of contracts awarded to the Company. For the fiscal years ended December 30, 2006 and December 31, 2005, public contracts accounted for approximately 61% and 63%, respectively, of revenue earned by the Company. Most of these contracts were awarded by government and quasi-government agencies under fixed price contracts after competitive bidding. During 2006 and 2005, construction revenue recognized from a single owner represented 9% and 11%, respectively, of the Company’s total revenue.

The Company frequently enters into joint ventures to efficiently allocate expertise and resources among the venturers and to spread risks associated with particular construction projects. In most joint ventures, if one venturer is financially unable to bear its share of expenses, the other venturers would be required to pay those costs. The Company prefers to act as the sponsor of its joint ventures. The sponsor generally provides the project manager, the majority of venturer-provided personnel, and accounting and other administrative support services. The joint venture generally reimburses the sponsor for such personnel and services on a negotiated basis. The sponsor is generally allocated a majority of the venture’s profits and losses and usually has a controlling vote in joint venture decision-making. During 2006 and 2005, the Company derived approximately 79% and 86%, respectively, of its construction joint venture revenue from sponsored joint ventures. Construction joint venture revenue accounted for approximately 27% and 31% of its 2006 and 2005 total construction revenue, respectively.

For the fiscal year ended December 25, 2004, joint ventures formed after December 31, 2003 were assessed for consolidation under the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” (“FIN 46-R”). Those meeting the consolidation criteria of FIN 46-R were consolidated in the financial statements. Those not meeting the criteria continued to be accounted for under Emerging Issues Task Force (“EITF”) Issue No. 00-1 “Investor Balance Sheets and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures,” (“EITF No. 00-1,”) which permits the use of the equity method in the consolidated balance sheet, and pro-rata consolidation of the Company’s share of the operations of these construction joint ventures in the consolidated statements of operations.

Beginning with the fiscal year ended December 31, 2005, the Company additionally assessed joint ventures formed prior to December 31, 2003 and after December 25, 2004 for consolidation under the provisions of FIN 46-R. Those meeting the consolidation criteria of FIN 46-R were consolidated in the financial statements. Those not meeting the criteria were presented according to EITF No. 00-1 as previously described.

The fiscal year ended December 25, 2004 has not been restated to consolidate construction joint ventures meeting the consolidation criteria of FIN 46-R. Instead, the fiscal year continues to reflect the previously reported accounting as described above.

The Company owns and operates the Calvert Mine located in Texas and the Buckskin Mine located in Wyoming. Each is a surface mining operation that produces coal used in domestic coal-fired electric generation facilities. The Company also manages two active surface coal mines located in the western United States.

The Company’s coal sales generally are made under multi-year supply contracts. Each contract has a base price, and most contain provisions to adjust the base price for changes in statutes or regulations. Certain contracts allow for price adjustments based on actual cost experience or as measured by public indices. Each contract includes coal quality and delivery volume specifications and includes penalties for failure to meet these specifications.

The coal mining industry is highly competitive. The Company not only competes with other domestic and foreign coal suppliers, some of whom are larger, but also with alternative methods of generating electricity. Demand for the Company’s coal is affected by political, economic and regulatory factors. Sales from the Buckskin Mine occur at the loading facility and require the customer to obtain transportation to their generating plant. Transportation cost is a significant portion of the customer’s delivered cost of coal. Many western coal companies are served by two railroads allowing the customer to potentially benefit from an additional distribution channel and competition between railroads compared to the single line available at the Buckskin Mine. Sales and delivery from the Calvert Mine are to an adjacent generating plant.

Due to their competitive nature, the construction and coal mining industries experience lower margins than many other industries. As a result, cost control is a primary focus of the Company. The ability to control costs enables the Company to price more competitively and also to complete contracts profitably. Further, since the formula value of redeemable common stock is based upon PKS’ book value, formula value is primarily driven by the Company’s ability to complete contracts profitably. Consequently, the Company views both margin as a percentage of revenue and general and administrative expenses as a percentage of revenue as key measures of operating results.

Results of Operations 2006 vs. 2005

Revenue.

Revenue from each of the Company’s segments was:

	2006	2005
	(Dollars in millions)

Construction	$4,853	$3,974
Coal mining	196	171

	$5,049	$4,145

Total construction revenue increased $879 million or 22% from the same period in 2005, consistent with increases in backlog since 2004. Increases in revenue include numerous construction projects spanning various markets including power/heat/cooling ($382 million), petroleum ($193 million) exclusive of a large oil and gas joint venture project located in Newfoundland, Canada (“the Oil and Gas Project”), transportation ($149 million), sewage and solid waste disposal ($128 million), commercial building ($70 million) and water supply/dams ($63 million). Offsetting these increases was a decrease in revenue from the Oil and Gas Project of $96 million (including $88 million in claim revenue) as the Oil and Gas Project was substantially completed in 2005. Given the non-recurring nature of construction projects, the mix and volume of construction projects by market often varies from period to period.

Construction contract backlog was $6.3 billion and $5.8 billion at December 30, 2006 and December 31, 2005, respectively. Additionally, the Company was low or selected bidder on $0.8 billion and $2.1 billion of construction jobs that had not been awarded at December 30, 2006 and December 31, 2005, respectively. Foreign operations, located primarily in Canada, represent 9% and 15% of construction backlog at December 30, 2006 and December 31, 2005, respectively. Domestic construction projects are spread geographically throughout the United States. The Company’s 10 largest jobs in backlog make up 40% and 38% of total backlog at December 30, 2006 and December 31, 2005, respectively. A single owner in the western region of the United States makes up 9% and 10% of total construction backlog at December 30, 2006 and December 31, 2005, respectively.

Coal mining revenues increased $25 million or 15% from the same period in 2005. The increase is primarily attributable to increased tons sold and, to a lesser degree, an increased sales price per ton.

Coal mining sales backlog at December 30, 2006 and December 31, 2005 was approximately 122 million and 121 million tons of coal, respectively. The remaining terms on these contracts range from less than 1 year to 20 years.

Operating Income.

Operating income consists of margin (revenue less cost of revenue), general and administrative expenses and gain on sale of operating assets. Operating income from each of the Company’s segments was:

	2006		2005
		Coal		Coal
	Construction	Mining	Construction	Mining
	(Dollars in millions)

Margin	$664	$47	$631	$44
General and administrative expenses	(285)	(10)	(259)	(11)
Gain on sale of operating assets	22	—	12	—

Operating income	$401	$37	$384	$33

Margin.

Total construction margin increased $33 million or 5% from the same period in 2005. The increased margin is attributable to increases on numerous construction projects spanning various markets including power/heat/cooling ($54 million), water supply/dams ($42 million), petroleum ($40 million), sewage and solid waste disposal ($21 million), transportation ($17 million) and commercial building ($14 million). Partially offsetting these increases was a loss of approximately $40 million on a mineral processing facility project located in Alberta, Canada. In addition, margin on the Oil and Gas Project decreased a total of $89 million (including $88 million in claim margin) as the Oil and Gas Project was substantially completed in 2005. Given the non-recurring nature of construction projects, the mix and volume of construction projects by market often varies from period to period.

Construction margin as a percentage of construction revenue for the fiscal year ended December 30, 2006 decreased to 14% from 16% for the same period in 2005, primarily due to the claim margin earned from the Oil and Gas Project in 2005.

Total coal mining margin increased $3 million or 7% from the same period in 2005. However, the margin as a percentage of revenue decreased to 24% in 2006 from 26% in 2005 due to higher costs of mining that offset generally higher selling prices and lower fees earned from a mining services contract.

General and Administrative Expenses.

General and administrative expenses related to construction operations for the fiscal year ended December 30, 2006 increased $26 million from the same period in 2005, primarily due to increased salaries and bonuses of $23 million driven by continued expansion of the Company’s construction operations. As a percentage of construction revenue, general and administrative expenses were 6% and 7% for the fiscal years ended December 30, 2006 and December 31, 2005, respectively. This decrease is due to prior year’s compensation expense related to the vesting of convertible debentures and the fact that increased revenues did not require a proportionate increase in general and administrative expenses.

General and administrative expenses related to coal mining operations decreased $1 million in 2006 as compared to the same period in 2005. As a percentage of coal mining revenue, general and administrative expenses decreased to 5% for 2006 from 6% in 2005.

Gain on Sale of Operating Assets.

Net gains on the disposition of property, plant and equipment and other assets during the fiscal years ended December 30, 2006 and December 31, 2005 were $22 million and $12 million, respectively. Gain on sale of operating assets is affected to a large degree by market conditions and the specific types and quantity of pieces of equipment sold.

Other Income (Expense).

Other income (expense) increased $7 million for the year ended December 30, 2006 from the same period in 2005 primarily due to increased interest income driven by increased interest rates.

Minority Interest in Income of Consolidated Subsidiaries.

Minority interest in income of consolidated subsidiaries consists primarily of the portion of the consolidated construction joint ventures that is not owned by the Company. Minority interest in income of consolidated subsidiaries decreased $57 million to $43 million in 2006 from $100 million in 2005. The majority of this decrease is attributable to the completion of the Oil and Gas Project in 2005.

Income Tax Expense.

The effective income tax rates for the fiscal years ended December 30, 2006 and 2005 were 36% and 33%, respectively. The 2006 effective tax rate differs from the federal statutory rate primarily due to state income taxes, offset by depletion deductions, the production activities deduction and tax exempt interest income. In 2005, the rate is less than the federal statutory rate due to federal and state research and development tax credits claimed for prior years, partially offset by state income taxes.

Earnings Attributable to Redeemable Common Stock.

As described in Note 2, “Redeemable Common Stock,” the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 150 “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”) as of January 1, 2006. SFAS 150 requires that redeemable common stock be recorded as a liability at formula value and that changes in formula value be recorded as an expense on the consolidated statement of operations. That expense, captioned “Earnings attributable to redeemable common stock” represents the portion of earnings for the year that will increase formula value.

Results of Operations 2005 vs. 2004

Revenue.

Revenue from each of the Company’s segments was:

	2005	2004
	(Dollars in millions)

Construction	$3,974	$3,265
Coal mining	171	93

	$4,145	$3,358

Total construction revenue increased $709 million or 21.7% from the same period in 2004. Claim revenue increased $52 million from $48 million in 2004 to $100 million in 2005 ($44 million of the increase is attributable to the adoption of FIN 46-R) primarily due to a single claim on the Oil and Gas Project. Exclusive of the Oil and Gas Project claim settlement, the consolidation of joint ventures under the provisions of FIN 46-R increased revenue $344 million over the prior period. Other increases in revenue from 2004 to 2005 include numerous construction projects spanning various markets including petroleum ($99 million), commercial building ($48 million), power/heat/cooling ($54 million), water supply/dams ($70 million), sewage and solid waste disposal ($31 million) and other markets ($46 million). Partially offsetting these increases were declines in a number of construction projects on the transportation market of $37 million from 2004 to 2005. Given the non-recurring nature of construction projects, the mix and volume of construction projects by market often varies from period to period. As discussed in the following paragraph, backlog has increased significantly. Since many of these construction projects have not yet commenced or are in their early stages, revenue has not increased proportionately.

Construction contract backlog was $5.8 billion and $3.5 billion at December 31, 2005 and December 25, 2004, respectively. Of the $2.3 billion added, $0.6 billion is due to the effect of consolidating joint ventures under the provisions of FIN 46-R. Additionally, the Company was low or selected bidder on $2.1 billion and $0.2 billion of construction jobs that had not been awarded at December 31, 2005 and December 25, 2004, respectively. Foreign operations, located primarily in Canada, represent 15.0% of construction backlog at December 31, 2005. Domestic construction projects are spread geographically throughout the United States. The Company’s 10 largest jobs in backlog make up 37.6% of total backlog at December 31, 2005. A single owner in the western region of the United States makes up 9.6% of total construction backlog at December 31, 2005.

Coal mining revenues increased $78 million or 83.9% from the same period in 2004. The increase is primarily attributable to a full year of revenues earned by the Buckskin Mine acquired on August 20, 2004. See Note 4 of the “Notes to Consolidated Financial Statements.”

Coal mining sales backlog at December 31, 2005 was approximately 121 million tons of coal. The remaining terms on these contracts range from less than 1 year to 20 years.

Operating Income.

Operating income consists of margin (revenue less cost of revenue), general and administrative expenses and gain on sale of operating assets. Operating income from each of the Company’s segments was:

	2005		2004
		Coal		Coal
	Construction	Mining	Construction	Mining
	(Dollars in millions)

Margin	$631	$44	$482	$29
General and administrative expenses	(259)	(11)	(219)	(7)
Gain on sale of operating assets	12	—	12	—

Operating income	$384	$33	$275	$22

Margin.

Total construction margin increased $149 million or 30.9% from the same period in 2004. The margin on claims increased $54 million from $49 million in 2004 to $103 million in 2005 ($44 million of the increase is attributable to the adoption of FIN 46-R), primarily due to a single claim settlement on the Oil and Gas Project. Exclusive of the Oil and Gas Project claim settlement, the consolidation of joint ventures under the provisions of FIN 46-R increased margin $48 million over the prior period. Other increases in margin include numerous construction projects spanning various markets including petroleum ($26 million), commercial building ($2 million), water supply/dams ($1 million), sewage and solid waste disposal ($7 million) and other markets ($19 million). Also increasing margin was a reduction in the amount of job losses of $34 million from $113 million in 2004 to $79 million in 2005, primarily due to losses recognized in 2004 on the Oil and Gas Project. Partially offsetting these increases were declines in a number of construction projects in the transportation market ($18 million) and power/heat/cooling ($23 million). Given the non-recurring nature of construction projects, the mix and volume of construction projects by market often varies from period to period.

Construction margin as a percentage of construction revenue for the fiscal year ended December 31, 2005 increased to 15.9% from 14.8% for the same period in 2004. The increase was primarily related to the increase in claims during 2005.

Total coal mining margin increased $15 million or 51.7% from the same period in 2004. The increase is primarily attributable to the acquisition of the Buckskin Mine on August 20, 2004. However, the highly competitive coal market in the area in which the Buckskin Mine operates resulted in margin decreasing as a percentage of revenue from 31.2% in 2004 to 25.7% in 2005 due to a full year of consolidating Buckskin’s results of operations.

General and Administrative Expenses.

General and administrative expenses related to construction operations for the fiscal year ended December 31, 2005 increased $40 million from the same period in 2004, primarily due to increased compensation of $22 million in the areas of salaries, bonuses and profit sharing, a $10 million increase in compensation expense related to the vesting of convertible debentures and an increase in professional services expenses of $5 million primarily related to bidding and estimating costs and tax services. As a percentage of revenue, general and administrative expenses were 6.5% and 6.7% for the fiscal years ended December 31, 2005 and December 25, 2004, respectively. However, had joint ventures not been consolidated, the general and administrative expenses as a percentage of revenue would have been 7.2% for the fiscal year ended December 31, 2005 primarily as a result of the increases in compensation expense.

General and administrative expenses related to coal mining operations were generally consistent from 2004 to 2005. However, they decreased from 7.2% to 6.3% as a percentage of revenue as the acquisition of the Buckskin Mine did not require a proportionate increase in general and administrative expenses.

Gain on Sale of Operating Assets.

Net gains on the disposition of property, plant and equipment and other assets during each of the fiscal years ended December 31, 2005 and 2004 were $12 million. Gain on sale of operating assets is affected to a large degree by market conditions and the specific types and quantity of pieces of equipment sold.

Other Income (Expense).

Investment income increased $13 million for the fiscal year ended December 31, 2005 from the same period in 2004. The increase was due mainly to higher interest rates from the same time period in 2004, $3 million due to the effect of consolidating joint ventures under the provisions of FIN 46-R and the recognition of $3 million of look back interest income (interest related to the timing of revenue recognition for income tax purposes for completed construction projects).

Minority Interest in Income of Consolidated Subsidiaries.

Minority interest in income of consolidated subsidiaries consists primarily of the portion of the consolidated construction joint ventures that is not owned by the Company. The increase in minority interest is attributable to the adoption of FIN 46-R which required certain construction joint ventures to be consolidated. Prior to FIN 46-R, the Company would have accounted for its share of the operations of these joint ventures on a pro rata basis in the consolidated statements of operations.

Income Tax Expense.

The effective income tax rates for the fiscal years ended December 31, 2005 and 2004 were 33.1% and 33.4%, respectively. The 2005 effective tax rate is less than the federal statutory rate primarily due to federal and state research and development tax credits claimed for prior years, partially offset by state income taxes. In 2004, the rate differs from the federal statutory rate due to resolution and settlement of prior year income tax liabilities partially offset by state and foreign income taxes.

Financial Condition — December 30, 2006 vs. December 31, 2005

Cash and cash equivalents increased $51 million to $369 million at December 30, 2006 from $318 million at December 31, 2005. The major item contributing to the increase was cash provided by operations of $445 million, offset partially by capital expenditures of $189 million, net purchases of available-for-sale securities of $146, net repurchases of redeemable common stock of $19 million and dividends paid of $30 million.

Net cash provided by operations for the fiscal year ended December 30, 2006 increased by $49 million to $445 million as compared to $396 million in the same period in 2005. This increase was primarily due to an increase in operating income (before depreciation) and investment income as well as cash received from owners before work is performed. Cash provided by operations is affected to a large degree by the mix, timing, stage of completion and terms of individual contracts which are reflected in changes through current assets and liabilities.

Net cash used in investing activities for the fiscal year ended December 30, 2006 increased by $102 million to $305 million as compared to $203 million in the same period in 2005. This increase was primarily due to an increase in net purchases of available-for-sale securities because cash generated by operations increased $49 million. Capital spending varies due to the nature and timing of jobs awarded. Management does not expect any material changes to capital spending. Acquisitions depend largely on market conditions.

Net cash used in financing activities for the fiscal year ended December 30, 2006 decreased by $559 million to $88 million as compared to $647 million in the same time period in 2005. Repurchases of redeemable common stock decreased $459 million from 2005 to 2006. During 2005, the Company had significant repurchases of redeemable common stock due to the $398 million tender offer and $52 million of repurchases resulting from changes in the roles of certain members of executive management. In addition, net withdrawals of cash by minority partners of joint ventures decreased $75 million.

Liquidity.

During 2006, 2005 and 2004, the Company expended $189 million, $191 million and $162 million, respectively, on capital expenditures and acquisitions. The Company anticipates that its future cash requirements for capital expenditures and acquisitions will not change significantly from these historical amounts. Cash generated by joint ventures, while readily available, is generally not distributed to partners until the liabilities and commitments of the joint ventures have been substantially satisfied. Other long-term liquidity uses include the payment of income taxes, long-term debt and dividends. As of December 30, 2006, the Company had no material firm binding purchase commitments related to its investments other than meeting the normal course of business needs of its construction joint ventures. The current portion of long-term debt as of December 30, 2006 was $5 million. PKS paid dividends during 2006, 2005 and 2004 of $30 million, $27 million and $25 million, respectively. PKS also has the obligation to repurchase its redeemable common stock at any time during the year from shareholders.

The Company anticipates repurchasing approximately 843,000 shares of redeemable common stock over the next 2 years as a result of changes in the roles of certain members of executive management. The aggregate value of these shares calculated at the December 30, 2006 formula value is approximately $49 million.

It is customary in the Company’s industry to use standby letters of credit. At December 30, 2006, the company had outstanding letters of credit with a number of banks totaling approximately $281 million. None of the available letters of credit have been drawn upon.

The Company’s current financial condition, together with anticipated cash flows from operations, should be sufficient for immediate cash requirements and future investing activities. The Company does not presently have any committed bank credit facilities. In the past, the Company has been able to borrow on satisfactory terms. The Company believes that, to the extent necessary, it will likewise be able to borrow funds on acceptable terms for the foreseeable future.

Recent Accounting Pronouncements.

In June 2006, FASB released Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides specific guidance on how to address uncertainty in accounting for income tax assets and liabilities, prescribing recognition thresholds and measurement attributes. FIN 48 is effective for the Company beginning with the 2007 fiscal year. The adoption of FIN 48 will not have a material impact to the Company’s consolidated financial statements.

In September 2006, the FASB released SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurement. The changes to current practice relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. SFAS 157 is effective for the Company beginning with the 2008 fiscal year. The Company is continuing to evaluate the impact of the adoption of SFAS 157.

Contractual Obligations.

	Payments Due by Period
		Less than			More than
	Total	1 Year	1-3 Years	3-5 Years	5 Years
	(Dollars in millions)

Operating leases	$45	$16	$17	$7	$5
Purchase obligations	1,740	1,381	329	27	3
Long-term debt	39	6	19	2	12
Noncurrent deferred income taxes	32	(2)	14	8	12
Accrued reclamation	49	—	—	—	49

Total	$1,905	$1,401	$379	$44	$81

Purchase obligations include the Company’s payables, purchase orders and other contractual obligations. Purchase orders may include authorizations to purchase rather than binding agreements. Other contractual obligations consist primarily of agreements with subcontractors and suppliers of construction materials. If a construction project is canceled at the convenience of the owner, the Company can also generally cancel the underlying purchase obligations without penalty.

Amounts included in long-term debt include estimated interest payments.

Contractual obligations related to accrued reclamation are provided based on undiscounted estimated future cash flows, however, the accrued reclamation liability on the consolidated balance sheets is discounted in accordance with SFAS 143, “Accounting for Asset Retirement Obligation,” (“SFAS 143”).

As described previously, the Company anticipates repurchasing approximately 843,000 shares of redeemable common stock over the next 2 years as a result of changes in executive management.

Off-Balance Sheet Arrangements.

During 2006 and 2005, the Company did not enter into any off-balance sheet arrangements requiring disclosure under this caption.

Critical Accounting Policies.

The development and selection of the critical accounting policies, related critical accounting estimates and the related disclosure of critical accounting policies has been reviewed with the Audit Committee of the Company’s Board of Directors.

Revenue Recognition.

Construction Contracts.

The Company uses the percentage of completion method of accounting. Profit on a fixed-price construction contract is realized on the difference between the contract price and the actual costs of construction. Profit on a cost-plus construction contract is realized on the amount the contractor is contractually able to bill in excess of the actual costs of construction. Provision is made for the entire amount of future estimated losses on construction contracts in progress normally through the accrual of additional costs of revenue; claims and change orders for additional contract compensation, however, are not reflected in the accounts until they are settled. Claims and change orders are considered settled when cash is received or upon receipt of a signed agreement. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term by amounts which may be material. In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

Coal Sales Contracts.

The Company recognizes coal sales revenue at the time all contractual obligations have been satisfied.

Income Taxes.

The Company recognizes a current tax provision for its estimated tax liability on its current year tax returns. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are recognized when it is anticipated that some or all of a deferred tax asset would not be realized.

Property, Plant and Equipment.

Property, plant and equipment are recorded at cost. Depreciation for the majority of the Company’s property, plant and equipment is calculated using accelerated methods. Depletion of mineral properties is provided on a units-of-extraction basis determined in relation to the total remaining amount of coal reserves. The estimated useful lives of the Company’s other property, plant and equipment are as follows:

Land improvements	10 — 15 years
Buildings	5 — 39 years
Equipment	3 — 20 years

A change in depreciation methods or estimated useful lives could have a significant impact to income.

Accrued Insurance Costs.

The Company is self-insured for certain general, auto and worker’s compensation claims, and accrues for the estimated ultimate liability for incurred losses, both reported and unreported. The Company bases its estimate of loss on historic trends modified for recent events and records its estimate of loss without regard to the time value of money. The Company determines a range of ultimate liability for its incurred losses, and accrues an amount within the range. If the Company had accrued its insurance costs at the high end of the range, it would have recorded an additional liability and expense of $3 million. It is at least reasonably possible that the estimate of ultimate liability will be revised in the near-term by amounts which may be material.

Accrued Reclamation.

The Company follows the policy of providing an accrual for reclamation of mined properties in accordance with SFAS 143 based on the estimated total cost of restoration of such properties to meet compliance with laws governing surface mining. These estimated costs are calculated based on the expected future cash flows to remediate such properties discounted at a credit adjusted risk-free rate. The fair value of a liability for an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated retirement costs are capitalized and included as part of the carrying value of the long-lived asset and amortized to expense. Changes in expected future cash flows are discounted at interest rates that were in effect at the time of the original estimate for downward revisions to such cash flows, and at interest rates in effect at the time of the change for upward revisions in the expected future cash flows. It is at least reasonably possible that accrued reclamation estimates will be revised in the near-term by amounts which may be material.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk.

The Company holds a diversified portfolio of investments that primarily includes cash, high quality commercial paper, U.S. Government debt obligations, U.S. Government Agency debt obligations, tax exempt state and municipal securities and equity mutual funds. Except for cash, each of these investments is subject, in varying degrees, to market risk, interest rate risk, economic risk and credit risk. These risks, among others, could result in the loss of principal.

The Company has entered into several foreign currency forward contracts as a strategy to offset the earnings impact of currency fluctuations upon future transactions. The forward contracts are generally scheduled to mature as those future transactions occur. The forward contracts have not been designated as hedging instruments under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS 133”). The forward contracts had outstanding notional amounts of $U.S. 62 million at December 30, 2006 and December 31, 2005. The forward contracts offset the earnings impact caused by currency fluctuations of U.S. dollar denominated liabilities and expenses related to the completion of construction contracts by Canadian subsidiaries. The forward contracts are recorded in the consolidated balance sheets at fair value based upon quoted market prices. Changes in the fair value of the forward contracts are immediately recognized in cost of revenue in the consolidated statements of operations. The forward contracts mature monthly in varying amounts during 2007 and 2008 and will settle based upon the difference between the current exchange rate at the time of settlement and the exchange rates in the forward contracts. At December 30, 2006, the fair value of these forward contracts was a current liability of approximately $3 million and a long-term liability of less than $0.5 million. At December 31, 2005, the fair value of these forward contracts was a current liability of approximately $2 million and a long-term liability of less than $0.5 million. During the fiscal year ended December 30, 2006, the Company recognized a loss of approximately $5 million on the forwards, of which approximately $4 million has been realized. During the fiscal year ended December 31, 2005, the Company recognized a loss of approximately $3 million on the forwards, of which less than $1 million had been realized. A 10% change in the Canadian / U.S. exchange rate would result in a gain of approximately $6 million in the event of an increase in the exchange rate, or a loss of approximately $6 million in the event of a decrease.

Item 8.	Financial Statements and Supplementary Data.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Peter Kiewit Sons’, Inc.:

We have audited the accompanying consolidated balance sheets of Peter Kiewit Sons’, Inc. and subsidiaries as of December 30, 2006 and December 31, 2005, and the related consolidated statements of operations, changes in redeemable common stock, comprehensive income and excess of assets over liabilities, and cash flows for each of the years in the three-year period ended December 30, 2006. In connection with our audits of the consolidated financial statements, we also have audited the financial statement schedule. These consolidated financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Peter Kiewit Sons’, Inc. and subsidiaries as of December 30, 2006 and December 31, 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended December 30, 2006, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in note 1 to the consolidated financial statements, the Company in 2004 changed its method of accounting for variable interest entities.

As discussed in note 2 to the consolidated financial statements, the Company in 2006 changed its method of accounting for redeemable common stock and stripping costs incurred during production in the mining industry.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Peter Kiewit Sons’, Inc.’s internal control over financial reporting as of December 30, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 27, 2007 expressed an unqualified opinion on management’s assessment of, and the effective operation of, internal control over financial reporting.

KPMG LLP

Omaha, Nebraska
February 27, 2007

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Consolidated Statements of Operations
For the three fiscal years ended December 30, 2006

	2006		2005	2004
	(Dollars in millions, except per share data)

Revenue		$5,049	$4,145	$3,358
Cost of revenue		(4,338)	(3,470)	(2,847)

Margin		711	675	511
General and administrative expenses		(295)	(270)	(226)
Gain on sale of operating assets		22	12	12

Operating income		438	417	297
Other income (expense):
Investment income		38	29	16
Interest expense		(5)	(5)	(4)
Other, net		(2)	—	—

		31	24	12

Income before minority interest, income taxes and earnings attributable to redeemable common stock*		469	441	309
Minority interest in income of consolidated subsidiaries		(43)	(100)	(7)

Income before income taxes and earnings attributable to redeemable common stock*		426	341	302
Income tax expense		(152)	(113)	(101)

Net income before earnings attributable to redeemable common stock*		274	228	201
Earnings attributable to redeemable common stock*		(235)	—	—

Net income		$39	$228	$201

Net earnings per share:
Basic	$	*	$9.56	$6.62

Diluted	$	*	$9.31	$6.38

*	See Note 2 “Redeemable Common Stock”

See accompanying notes to consolidated financial statements.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
December 30, 2006 and December 31, 2005

	2006		2005
	(Dollars in millions)

ASSETS
Current assets:
Cash and cash equivalents	$369		$318
Marketable securities	546		395
Receivables, less allowance of $3 and $5	693		634
Unbilled contract revenue	226		179
Contract costs in excess of related revenue	16		22
Investment in nonconsolidated joint ventures	41		14
Deferred income taxes	64		63
Other	32		44

Total current assets		$1,987		$1,669
Property, plant and equipment, at cost	1,369		1,271
Less accumulated depreciation and amortization	(795)		(728)

Net property, plant and equipment		574		543
Other assets		160		158

		$2,721		$2,370

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, including retainage of $91 and $85	$306		$265
Current portion of long-term debt	5		1
Accrued costs on construction contracts	293		235
Billings in excess of related costs and earnings	394		343
Distributions and costs in excess of investment in nonconsolidated joint ventures	7		6
Accrued insurance costs	88		82
Accrued payroll and payroll taxes	70		53
Other	68		94

Total current liabilities	1,231		1,079
Long-term debt, less current portion	25		38
Deferred income taxes	32		33
Accrued reclamation	28		29

Total liabilities excluding redeemable common stock*		$1,316		$1,179
Total redeemable common stock*		1,130		—

Total liabilities including redeemable common stock*		2,446		1,179
Minority interest		99		109
Commitments and contingencies
Preferred stock, no par value, 250,000 shares authorized, no shares outstanding		—		—
Redeemable common stock ($945 million aggregate redemption value at December 31, 2005):
Common stock, $0.01 par value, 125 million shares authorized, 19,730,897 issued and outstanding at December 31, 2005	—		—
Additional paid-in capital	—		239
Accumulated other comprehensive income	—		14
Retained earnings	—		829

Total redeemable common stock*		—		1,082
Excess of assets over liabilities including redeemable common stock*		176		—

		$2,721		$2,370

*	See Note 2 “Redeemable Common Stock”

See accompanying notes to consolidated financial statements.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows
For the three fiscal years ended December 30, 2006

	2006	2005	2004
	(Dollars in millions)

Cash flows from operations:
Net income	$39	$228	$201
Adjustments to reconcile net income to net cash provided by operations:
Earnings attributable to redeemable common stock*	235	—	—
Depreciation and amortization	129	117	92
Gain on sale of property, plant and equipment and other investments, net	(22)	(12)	(10)
Minority interest in income of consolidated subsidiaries	43	100	7
Change in other noncurrent liabilities	4	16	5
Deferred income taxes	6	6	(22)
Change in working capital items:
Receivables	(62)	(32)	(18)
Unbilled contract revenue and contract costs in excess of related revenues	(47)	(37)	(7)
Investment in nonconsolidated joint ventures, net	(25)	8	27
Other current assets	12	(7)	(16)
Accounts payable	33	12	(3)
Accrued construction costs and billings in excess of revenue on uncompleted contracts	109	(44)	15
Accrued payroll and payroll taxes	17	2	9
Other current liabilities	(21)	34	34
Other	(5)	5	3

Net cash provided by operations	445	396	317

Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	1,912	2,308	1,247
Proceeds from maturities of available-for-sale securities	2	21	77
Purchases of available-for-sale securities	(2,058)	(2,373)	(1,567)
Proceeds from sale of property, plant and equipment	36	22	28
Acquisitions	—	(30)	(74)
Capital expenditures	(189)	(161)	(88)
Additions to notes receivable	(12)	(1)	(1)
Payments received on notes receivable	4	11	2

Net cash used in investing activities	$(305)	$(203)	$(376)

Cash flows from financing activities:
Long-term debt borrowings	$—	$—	$17
Payments on long-term debt	(9)	(9)	(9)
Change in outstanding checks in excess of funds on deposit	4	(9)	3
Issuances of redeemable common stock	55	40	53
Repurchases of redeemable common stock	(74)	(533)	(21)
Dividends paid	(30)	(27)	(25)
Minority interest contributions	44	16	—
Minority interest withdrawals	(78)	(125)	(2)

Net cash (used in) provided by financing activities	(88)	(647)	16

Effect of exchange rates on cash	(1)	7	2

Net increase (decrease) in cash and cash equivalents	51	(447)	(41)
Cash and cash equivalents from consolidation of construction joint ventures	—	325	—
Cash and cash equivalents at beginning of year	318	440	481

Cash and cash equivalents at end of year	$369	$318	$440

Supplemental disclosures of cash flow information:
Taxes paid	$174	$92	$105
Interest paid	$3	$5	$3
Non-cash investing activities:
Note payable issued for acquisition	$—	$5	$—
Non-cash financing activities:
Acquisition of coal lease	$—	$39	$—
Conversion of convertible debentures	$—	$36	$3

*	See Note 2 “Redeemable Common Stock”

See accompanying notes to consolidated financial statements.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Redeemable Common Stock,
Comprehensive Income and Excess of Assets Over Liabilities
For the three fiscal years ended December 30, 2006

	Redeemable Common Stock
			Accumulated
	Redeemable	Additional	Other		Excess of
	Common	Paid-in	Comprehensive	Retained	Assets Over
	Stock*	Capital	Income	Earnings	Liabilities*	Total
	(Dollars in millions)

Balance at December 27, 2003	$—	$243	$4	$859	$—	$1,106
Dividends	—	—	—	(14)	—	(14)
Debenture conversions	—	3	—	—	—	3
Issuance of stock	—	53	—	—	—	53
Repurchase of stock	—	(5)	—	(16)	—	(21)
Comprehensive income:
Net income	—	—	—	201	—	201
Other comprehensive income, net of tax:
Foreign currency adjustment	—	—	4	—	—	4
Change in unrealized holding gain	—	—	1	—	—	1
						—
Total other comprehensive income						5
						—
Total comprehensive income						206

Balance at December 25, 2004	$—	$294	$9	$1,030	$—	$1,333
Dividends	—	—	—	(27)	—	(27)
Debenture conversions	—	36	—	—	—	36
Issuance of stock	—	40	—	—	—	40
Repurchase of stock	—	(131)	—	(402)	—	(533)
Comprehensive income:
Net income	—	—	—	228	—	228
Other comprehensive income, net of tax:
Foreign currency adjustment	—	—	4	—	—	4
Change in unrealized holding gain	—	—	1	—	—	1
						—
Total other comprehensive income						5
						—
Total comprehensive income						233

Balance at December 31, 2005	$—	$239	$14	$829	$—	$1,082

*	See Note 2 “Redeemable Common Stock”

See accompanying notes to consolidated financial statements.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Redeemable Common Stock,
Comprehensive Income and Excess of Assets Over Liabilities
For the three fiscal years ended December 30, 2006

	Redeemable Common Stock
			Accumulated
	Redeemable	Additional	Other		Excess of
	Common	Paid-in	Comprehensive	Retained	Assets Over
	Stock*	Capital	Income (Loss)	Earnings	Liabilities*	Total
	(Dollars in millions)

Balance at December 31, 2005	$—	$239	$14	$829	$—	$1,082
Cumulative effect of change in accounting principles:
EITF 04-6 “Accounting for Stripping Costs in the Mining Industry”*	—	—	—	(8)	—	(8)
SFAS 150 “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”*	—	(239)	(14)	(821)	137	(937)
Change in excess of assets over Liabilities*	—	—	—	—	39	39

December 30, 2006 Balance	$—	$—	$—	$—	$176	$176

*	See Note 2 “Redeemable Common Stock”

See accompanying notes to consolidated financial statements.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements

1.	Summary of Significant Accounting Policies and Description of Business:

The Business.

Peter Kiewit Sons’, Inc. (“PKS,” which together with its subsidiaries in which it has or had control and variable interest entities of which it is the primary beneficiary is referred to herein as the “Company”) is one of the largest construction contractors in the United States and Canada, and is also engaged in the coal mining business.

The Company primarily performs its construction services as a general contractor. As a general contractor, the Company is responsible for the overall direction and management of construction projects and for the completion of each contract in accordance with its terms, plans and specifications.

The Company performs its construction work under various types of contracts, including fixed unit or lump-sum price, guaranteed maximum price and cost-reimbursable (cost-plus) contracts. Contracts are either competitively bid and awarded or negotiated. The Company’s public contracts generally provide for the payment of a fixed price for the work performed. Credit risk is minimal with public (government) owners since funds generally have been appropriated by the governmental project owner prior to commencing work on public projects. Most public contracts are subject to termination at the election of the governmental contracting entity. In the event of termination, however, the contractor is generally entitled to receive the contract price on completed work and payment of certain termination-related costs. Credit risk with private owners is minimized because of statutory mechanics liens, which give the Company high priority in the event of lien foreclosures following financial difficulties of private owners. Construction contracts generally provide for progress payments as work is completed, with a retainage, ranging from zero to ten percent, to be paid when performance is substantially complete. In some instances, the Company is able to substitute bank letters of credit or escrowed securities in lieu of retainage. Construction contracts frequently contain penalties or liquidated damages for late completion and infrequently provide bonuses for early completion.

The construction industry is highly competitive and lacks firms with dominant market power. A substantial portion of the Company’s business involves construction contracts obtained through competitive bidding. A contractor’s competitive position is based primarily on its prices for construction services, its ability to obtain performance bonds and its reputation for quality, timeliness, experience and financial strength. The volume and profitability of the Company’s construction work depends to a significant extent upon the general state of the economies of the United States and Canada, and the volume of work available to contractors. Fluctuating demand cycles are typical of the industry, and such cycles determine to a large extent the degree of competition for available projects. The Company’s construction operations could be adversely affected by increases in costs of labor, fuel or materials, labor stoppages or shortages, adverse weather conditions, shortages of supplies, or governmental action. The volume of available government work is affected by budgetary and political considerations. A significant decrease in the amount of new government contracts, for whatever reason, would have a material adverse effect on the Company.

The Company owns and operates two surface mining operations located in Texas and Wyoming that produce coal used in domestic coal-fired electric generation facilities. The Company also manages two active surface coal mines located in the western United States.

The Company’s coal sales generally are made under multi-year supply contracts. Each contract has a base price and most contain provisions to adjust the base price for changes in statutes or regulations. Certain contracts allow for price adjustments based on actual cost experience or as measured by public indices. Each contract includes coal quality and delivery volume specifications and includes penalties for failure to meet these specifications.

The coal mining industry is highly competitive. The Company not only competes with other domestic and foreign coal suppliers, some of whom are larger, but also with alternative methods of generating electricity.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

Demand for the Company’s coal is affected by political, economic and regulatory factors. Sales from the Buckskin Mine occur at the loading facility and require the customer to obtain transportation to their generating plant. Transportation cost is a significant portion of the customer’s delivered cost of coal. Many western coal companies are served by two railroads allowing the customer to potentially benefit from an additional distribution channel and competition between railroads compared to the single line available at the Buckskin Mine. Sales and delivery from the Calvert Mine are to an adjacent generating plant.

Basis of Presentation.

The consolidated financial statements include the accounts of PKS and its subsidiaries in which it has or had control and variable interest entities of which it is the primary beneficiary.

The Company participates in various construction joint ventures. Generally, each construction joint venture is formed to accomplish a specific project, is jointly controlled by the joint venture partners and is dissolved upon completion of the project. The Company selects its joint venture partners based on its analysis of the prospective venturer’s construction and financial capabilities, expertise in the type of work to be performed and past working relationships with the Company, among other criteria. The joint venture agreements typically provide that the interests of the Company in any profits and assets, and its respective share in any losses and liabilities that may result from the performance of the contract are limited to the Company’s stated percentage interest in the project. The venture’s contract with the project owner typically requires joint and several liability, however the Company’s agreements with its joint venture partners provide that each party will assume and pay its full proportionate share of any losses resulting from a project. Under these agreements, if one partner is unable to bear its share of the costs, the other partners will be required to pay those costs. The Company regularly evaluates the financial stability of its business partners.

For the fiscal year ended December 25, 2004, joint ventures formed after December 31, 2003 were assessed for consolidation under the provisions of the Financial Accounting Standards Board’s (“FASB”) Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” (“FIN 46-R”). Those meeting the consolidation criteria of FIN 46-R were consolidated in the financial statements. Those not meeting the criteria continued to be accounted for under Emerging Issues Task Force (“EITF”) Issue No. 00-1, “Investor Balance Sheet and Income Statement Display under the Equity Method for Investments in Certain Partnerships and Other Ventures,” (“EITF No. 00-1”), which permits the use of the equity method in the consolidated balance sheets, and pro-rata consolidation of the Company’s share of the operations of these construction joint ventures in the consolidated statements of operations.

Beginning with the fiscal year ended December 31, 2005, the Company additionally assessed joint ventures formed prior to December 31, 2003 and after December 25, 2004 for consolidation under the provisions of FIN 46-R. Those meeting the consolidation criteria of FIN 46-R were consolidated in the financial statements. Those not meeting the criteria were presented according to EITF No. 00-1 as previously described.

The fiscal year ended December 25, 2004 has not been restated to consolidate construction joint ventures meeting the consolidation criteria of FIN 46-R. Instead, the fiscal year continues to reflect the previously reported accounting as described above.

Revenue Recognition.

Construction Contracts.

The Company uses the percentage of completion method of accounting. Profit on a fixed-price construction contract is realized on the difference between the contract price and the actual costs of construction. Profit on a cost-plus construction contract is realized on the amount the contractor is contractually able to bill in excess of the actual costs of construction. Provision is made for the entire amount of future

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

estimated losses on construction contracts in progress, normally through the accrual of additional costs of revenue; claims and change orders for additional contract compensation, however, are not reflected in the accounts until they are settled. Claims and change orders are considered settled when cash is received or upon receipt of a signed agreement. Revisions in cost and profit estimates during the course of the work are reflected in the accounting period in which the facts which require the revision become known. It is at least reasonably possible that cost and profit estimates will be revised in the near-term by amounts which may be material.

In accordance with industry practice, amounts realizable and payable under contracts which may extend beyond one year are included in current assets and liabilities.

Coal Sales Contracts.

The Company recognizes coal sales revenue at the time all contractual obligations have been satisfied.

Cash and Cash Equivalents.

Cash equivalents generally consist of highly liquid instruments with original maturities of three months or less when purchased. The securities are stated at cost, which approximates fair value.

Outstanding checks in excess of funds on deposit in the amount of $49 million and $45 million at December 30, 2006 and December 31, 2005 have been reclassified to accounts payable.

Retainage on Construction Contracts.

Construction contracts generally provide for progress payments as work is completed, a portion of which is customarily retained until performance is substantially complete. Retainage is included in receivables.

In some instances, the Company is able to substitute bank letters of credit or escrowed securities in lieu of retainage. Substituting securities in lieu of retainage is a technique employed by construction companies to earn interest on retained balances. Included in retainage are escrowed securities which are not yet due, carried at fair value, which is determined based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses, if any, are reported as a separate component of accumulated other comprehensive income (loss), net of tax.

Marketable Securities.

The Company has classified all marketable securities and marketable non-current investments not accounted for under the equity method as available-for-sale. The amortized cost of the securities used in computing unrealized and realized gains and losses is determined by specific identification. Fair values are estimated based on quoted market prices for the securities on hand or for similar investments. Net unrealized holding gains and losses are reported as a separate component of accumulated other comprehensive income (loss), net of tax. The Company evaluates its investments for other than temporary declines in value based upon criteria that include the extent to which the investment’s carrying value exceeds its related market value, the duration of the market decline and the financial health of and specific prospects for the issuer. Unrealized losses that are other than temporary are recognized in investment income in the consolidated statements of operations.

Income Taxes.

The Company recognizes a current tax provision for its estimated tax liability on its current year tax returns. Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company’s assets and liabilities using enacted tax rates in effect for the year in which

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

the differences are expected to reverse. Valuation allowances are recognized when it is anticipated that some or all of a deferred tax asset would not be realized.

Property, Plant and Equipment.

Property, plant and equipment are recorded at cost. Depreciation for the majority of the Company’s property, plant and equipment is calculated using accelerated methods. Depletion of mineral properties is provided on a units-of-extraction basis determined in relation to the total remaining amount of coal reserves. The estimated useful lives of the Company’s other property, plant and equipment are as follows:

Land improvements	10 — 15 years
Buildings	5 — 39 years
Equipment	3 — 20 years

Goodwill and Intangible Assets.

Goodwill represents the excess of cost over the fair value of net tangible and identifiable intangible assets of acquired businesses. Goodwill is tested annually for impairment at the reporting unit level by comparing the fair value of the reporting unit with its carrying value. If the carrying value exceeds the fair value, goodwill may be impaired. If this occurs, the fair value of the reporting unit is then allocated to its assets and liabilities in a manner similar to a purchase price allocation in order to determine the implied fair value of the reporting unit goodwill. This implied fair value is then compared with the carrying amount of the reporting unit goodwill, and if it is less, the Company would then recognize the impairment loss.

Intangible assets, which include coal contracts, are amortized on a units-of-production basis over the expected period of benefit, which does not exceed 25 years.

No goodwill or intangible assets impairment losses have been recognized in any of the periods presented herein.

Long-Lived Assets.

The Company reviews the carrying amount of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Measurement of any impairment would include a comparison of the present value of the estimated future operating cash flows anticipated to be generated during the remaining life of the assets to the net carrying value of the assets.

Accrued Insurance Costs.

The Company is self-insured for certain general, auto and worker’s compensation claims, and accrues for the estimated ultimate liability for incurred losses, both reported and unreported. The Company bases its estimate of loss on historic trends modified for recent events and records its estimate of loss without regard to the time value of money. It is at least reasonably possible that the estimate of ultimate liability will be revised in the near-term by amounts which may be material.

Accrued Reclamation.

The Company follows the policy of providing an accrual for reclamation of mined properties in accordance with Statement of Financial Accounting Standards (“SFAS”) 143, “Accounting for Asset Retirement Obligations,” (“SFAS 143,”) based on the estimated total cost of restoration of such properties to meet compliance with laws governing surface mining. These estimated costs are calculated based on the expected future cash flows to remediate such properties discounted at a credit adjusted risk-free rate. The fair value of a liability for an asset retirement obligation is recognized in the period in which it is incurred if a reasonable

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

estimate of fair value can be made. The associated retirement costs are capitalized and included as part of the carrying value of the long-lived asset and amortized to expense. Changes in expected future cash flows are discounted at interest rates that were in effect at the time of the original estimate for downward revisions to such cash flows, and at interest rates in effect at the time of the change for upward revisions in the expected future cash flows. It is at least reasonably possible that accrued reclamation estimates will be revised in the near-term by amounts which may be material.

Foreign Currencies.

The local currencies of foreign subsidiaries are the functional currencies for financial reporting purposes. Assets and liabilities are translated into U.S. dollars at year-end exchange rates. Revenue and expenses are translated using average exchange rates prevailing during the year. Gains or losses resulting from currency translation are recorded as adjustments to accumulated other comprehensive income (loss).

Use of Estimates.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year.

The Company has a 52-53 week fiscal year which ends on the last Saturday in December. The fiscal year ended December 30, 2006 was a 52-week year, the fiscal year ended December 31, 2005 was a 53-week year and the fiscal year ended December 25, 2004 was a 52-week year.

Reclassifications.

When appropriate, immaterial items within the consolidated financial statements have been reclassified in the previous periods to conform to current year presentation.

The Company reclassified $345 million of short-term investments to marketable securities on its consolidated condensed balance sheet at December 31, 2005 which were previously presented as cash and cash equivalents. The purchases and sales related to the investments for the fiscal years ended December 30, 2006, December 31, 2005 and December 25, 2004 have been presented on the consolidated statements of cash flows in the investing activities section. The reclassification had no impact on the Company’s financial position or results of operations for any periods presented.

2.	Redeemable Common Stock:

The Company’s redeemable common stock is the only class of stock that is issued and outstanding. Ownership of the Company’s redeemable common stock is generally restricted to directors of PKS and active employees of the Company and is conditioned upon the execution of repurchase agreements which restrict the transfer of the redeemable common stock. The Company is obligated to purchase all redeemable common stock upon the death or termination of the employment of a stockholder at the formula value computed pursuant to PKS’ Restated Certificate of Incorporation. Additionally, the redeemable common stock has no active market, can only be sold to the Company and represents claims that have no priority over any other claims upon liquidation.

Effective January 1, 2006, the Company began accounting for the redeemable common stock under the provisions of SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

and Equity” (“SFAS 150”). Since the Company is obligated to purchase all redeemable common stock upon death or termination of a stockholder’s employment, it is considered ‘mandatorily redeemable’ under SFAS 150. SFAS 150 requires that mandatorily redeemable stock be recorded at formula value and presented as a liability on the balance sheet. The formula value of the redeemable common stock is determined annually and is based on the book value of the Company. Formula value equals total assets (excluding property, plant and equipment used in the Company’s construction activities (“Construction PP&E”)), reduced by total liabilities (excluding the liability for redeemable common stock) and minority interest. Any excess of assets over liabilities, which consists entirely of the net book value of the Construction PP&E ($176 million at December 30, 2006), is presented as “Excess of assets over liabilities including redeemable common stock.” Period to period changes in formula value represent an expense in the consolidated statement of operations captioned “Earnings attributable to redeemable common stock” beginning in 2006. Period to period changes in Construction PP&E are not attributable to redeemable common stock and therefore, represent “Net income” beginning in 2006 on the consolidated statement of operations. Since formula value of the redeemable common stock is based on the book value of the Company, the SFAS 150 earnings attributable to redeemable common stock offsets a substantial portion of current year earnings. Furthermore, since SFAS 150 requires that mandatorily redeemable stock be excluded from earnings per share, the Company has not presented earnings per share beginning in 2006. These accounting and presentation changes have occurred despite the fact that the underlying nature and terms of the Company’s redeemable common stock have not changed.

Prior to the adoption of SFAS 150, the Company accounted for the redeemable common stock under EITF Issue No. 87-23, “Book Value Stock Purchase Plans” (“EITF No. 87-23,”) whereby changes in the aggregate redemption value of the redeemable common stock are not recognized as an expense. Additionally, the Company presented the redeemable common stock as mezzanine equity on the consolidated balance sheets. As of January 1, 2006, SFAS No. 123-R, “Share-Based Payment,” preempted the provisions of EITF No. 87-23 for the Company and replaced them with those of SFAS 150.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

The changes in the components of the redeemable common stock for the year ended December 30, 2006 were as follows:

			Accumulated
	Redeemable	Additional	Other
	Common	Paid-in	Comprehensive	Retained
	Stock	Capital	Income	Earnings	Total
	(Dollars in millions)

December 31, 2005 balance, $0.01 par value, 125 million shares authorized, 19,730,897 issued and outstanding	$—	$239	$14	$829	$1,082
Issuances of redeemable common stock	—	55	—	—	55
Dividends	—	—	—	(30)	(30)
Repurchases of redeemable common stock	—	(19)	—	(55)	(74)
Cumulative change in accounting principle, net of tax(1)	—	—	—	(8)	(8)
Comprehensive income:
Net income before earnings attributable to redeemable common stock	—	—	—	274	274
Other comprehensive income Foreign currency adjustment	—	—	4	—	4
Change in unrealized holding gain	—	—	3	—	3

Total other comprehensive income					7

Total comprehensive income					281

December 30, 2006 balance, $0.01 par value, 125 million shares authorized, 19,380,177 issued and outstanding	$—	$275	$21	$1,010	$1,306

Excess of assets over liabilities					(176)

Total redeemable common stock					$1,130

(1)	Effective January 1, 2006, the Company adopted EITF No. 04-6, “Accounting for Stripping Costs Incurred During Production in the Mining Industry,” (“EITF No. 04-6”). Mining companies typically remove rock, soil and waste materials (“overburden”) in order to access mineral deposits. EITF No. 04-6 specifies that the stripping costs related to exposed, but not extracted, mineral must be expensed as incurred rather than inventoried in the cost of the mineral. Prior to implementing EITF No. 04-6, the Company deferred stripping costs and charged them to operations as coal was extracted and sold.

The cumulative effect, net of tax, of implementing EITF No. 04-6 resulted in a reduction of retained earnings attributable to redeemable common stock of $8 million during 2006.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

The changes in the components of accumulated other comprehensive income for the three fiscal years ended December 30, 2006 were as follows:

	2006	2005	2004
	(Dollars in millions)

Balance at beginning of period	$14	$9	$4
Unrealized holding gain arising during period	5	1	1
Tax (expense) benefit	(2)	—	—
Foreign currency translation adjustments	(1)	7	6
Tax (expense) benefit	5	(3)	(2)

Balance at end of period	$21	$14	$9

Issuances and repurchases of redeemable common stock, including conversions, for the three fiscal years ended December 30, 2006, were as follows:

	2006	2005	2004
	(Number of shares)

Shares at the beginning of period	19,730,897	31,561,896	30,242,689
Shares issued	1,194,190	2,287,759	1,975,380
Shares repurchased	(1,544,910)	(14,118,758)	(656,173)

Shares outstanding at end of period	19,380,177	19,730,897	31,561,896

Tender Offer:

Pursuant to the Company’s May 17, 2005 offer to purchase up to 38% of its outstanding redeemable common stock, on June 30, 2005, the Company accepted for payment and repurchased a total of 10,612,343 shares (37.55%) of the redeemable common stock at the current redemption price of $37.55 per share for an aggregate redemption value of $398 million.

3.	Recent Accounting Pronouncements:

In June 2006, the FASB released Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109,” (“FIN 48”). FIN 48 provides specific guidance on how to address uncertainty in accounting for income tax assets and liabilities, prescribing recognition thresholds and measurement attributes. FIN 48 is effective for the Company beginning with the 2007 fiscal year. The Company believes that the adoption of FIN 48 will not have a material impact to the financial statements.

In September 2006, the FASB released Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements,” (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurement. The changes to current practice relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. SFAS 157 is effective for the Company beginning with the 2008 fiscal year. The Company is continuing to evaluate the impact of the adoption of SFAS 157.

4.	Acquisitions:

On July 29, 2005, the Company acquired the assets and certain liabilities of a company that installs and maintains fire sprinkler systems and a company that installs and maintains security systems for $35 million. The operating results related to these acquisitions have been included in the consolidated financial statements since that date. The acquisition occurred as part of the Company’s plan to expand its construction business.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

On August 20, 2004, the Company acquired the assets and certain liabilities of the Buckskin Mine (“Buckskin”), a coal mine located near Gillette, Wyoming. The total purchase price was $74 million. The results of Buckskin’s operations have been included in the consolidated financial statements since that date. The acquisition occurred as part of the Company’s plan to expand its coal mining business.

The pro forma results relating to these acquisitions were not material to the Company’s operations.

5.	Earnings Per Share:

Basic earnings per share has been computed using the weighted average number of shares outstanding during each period. Diluted earnings per share gives effect to convertible debentures considered to be dilutive redeemable common stock equivalents. As described in Note 2, earnings per share for the fiscal year ended December 30, 2006 have not been presented consistent with the adoption of SFAS 150.

	2005		2004
	(Dollars in millions, except per share data in thousands)

Net income available to redeemable common stockholders	$228		$201
Add: Interest expense, net of tax effect, associated with convertible debentures		*	1

Net income available to diluted shares	$228		$202

Total number of weighted average shares outstanding used to compute basic earnings per share	23,805		30,384
Incremental dilutive shares assuming conversion of convertible debentures	655		1,283

Total number of shares used to compute diluted earnings per share	24,460		31,667

Net earnings per share:
Basic	$9.56		$6.62

Diluted	$9.31		$6.38

*	Less than $0.5 million.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

6.	Disclosures about Fair Value of Financial Instruments:

Marketable Securities.

The following summarizes the amortized cost, unrealized holding gains and losses and estimated fair values of available-for-sale securities at December 30, 2006 and December 31, 2005:

		Unrealized	Unrealized
	Amortized	Holding	Holding	Fair
	Cost	Gains	Losses	Value
	(Dollars in millions)

2006
U.S. debt securities	$15	$—	$—	$15
Mutual funds	22	14	—	36
Corporate debt securities	10	—	—	10
Municipal debt securities	449	—	—	449
Mortgage backed securities	36	—	—	36

Total	$532	$14	$—	$546

2005
U.S. debt securities	$2	$—	$—	$2
Mutual funds	21	10	—	31
Municipal debt securities	362	—	—	362

Total	$385	$10	$—	$395

Available-for-sale securities are classified as current assets based upon the Company’s intent and ability to use any and all of these securities as necessary to satisfy liquidity requirements that may arise from the nature of the Company’s operations. Realized gains and losses for the three fiscal years ended December 30, 2006 are not material.

The contractual maturity dates of the available-for-sale securities at December 30, 2006 were as follows:

	Amortized	Fair
	Cost	Value
	(Dollars in millions)

Maturity Date
Within 1 year	$437	$451
After 1 year – 5 years	46	46
After 5 years – 10 years	11	11
After 10 years	38	38

Total	$532	$546

Available-for-sale securities due within 1 year include $330 million of Variable Rate Demand Notes (“VRDN’s”). VRDN’s represent tax-exempt instruments of high credit quality. Even though VRDN’s are issued and rated as long-term securities, they are priced and traded as short-term as they are subject to a demand feature that reduces their effective maturity dates.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

Retainage.

The following summarizes the components of retainage on projects included in receivables at December 30, 2006 and December 31, 2005:

	2006	2005
	(Dollars in millions)

Escrowed securities	$115	$118
Other retainage held by owners	109	103

	$224	$221

Foreign Currency Forward Contracts.

The Company has entered into several foreign currency forward contracts as a strategy to offset the earnings impact of currency fluctuations upon future transactions. The forward contracts are generally scheduled to mature as those future transactions occur. The forward contracts have not been designated as hedging instruments under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” The forward contracts had outstanding notional amounts of $U.S. 62 million at December 30, 2006 and December 31, 2005. The forward contracts offset the earnings impact caused by currency fluctuations of U.S. dollar denominated liabilities and expenses related to the completion of construction contracts by Canadian subsidiaries. The forward contracts are recorded in the consolidated balance sheets at fair value based upon quoted market prices. Changes in the fair value of the forward contracts are immediately recognized in cost of revenue in the consolidated statements of operations.

The forward contracts mature monthly in varying amounts during 2007 and 2008 and will settle based upon the difference between the current exchange rate at the time of settlement and the exchange rates in the forward contracts. At December 30, 2006, the fair value of these forward contracts was a current liability of approximately $3 million and a long-term liability of less than $0.5 million. At December 31, 2005, the fair value of these forward contracts was a current liability of approximately $2 million and a long-term liability of less than $0.5 million. During the fiscal year ended December 30, 2006, the Company recognized a loss of approximately $5 million on the forwards, of which approximately $4 million has been realized. During the fiscal year ended December 31, 2005, the Company recognized a loss of approximately $3 million on the forwards, of which less than $1 million had been realized.

Long-term Debt.

The fair value of debt was estimated using the incremental borrowing rates of the Company for debt of the same remaining maturities and approximates the carrying amount.

Minority Interest.

Minority interest consists primarily of the portion of the consolidated construction joint ventures that is not owned by the Company. Each construction joint venture was created for the completion of a single project. Each joint venture’s assets consist of current assets and property, plant and equipment (primarily construction equipment) and all liabilities are current liabilities. Upon completion of the project, all liabilities are settled, and the remaining cash is distributed to the partners according to their stated interests in the joint venture agreement. The fair value of minority interest approximates the carrying value.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

7.	Investment in Nonconsolidated Joint Ventures:

Summary financial information for nonconsolidated joint ventures follows:

Financial Position.

	2006	2005
	(Dollars in millions)

Total Nonconsolidated Joint Ventures
Current assets	$433	$225
Other assets (primarily construction equipment)	19	16

	452	241
Current liabilities	(354)	(202)

Net assets	$98	$39

Company’s Share
Equity in net assets	$34	$11
Payable from joint ventures	—	(3)

Investment in nonconsolidated joint ventures, net	$34	$8

Operations.

	2006	2005	2004
	(Dollars in millions)

Total Nonconsolidated Joint Ventures
Revenue	$677	$245	$1,363
Costs	(625)	(248)	(1,244)

Operating income	$52	$(3)	$119

Company’s Share
Revenue	$209	$67	$849
Costs	(182)	(63)	(742)

Operating income	$27	$4	$107

Depreciation is computed by the joint ventures using straight line and accelerated methods over the estimated useful lives of the assets which range from 3 to 7 years.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

8.	Property, Plant and Equipment:

Property, plant and equipment, at cost, consists of the following at December 30, 2006 and December 31, 2005:

	2006	2005
	(Dollars in millions)

Land	$24	$24
Mineral properties	121	120
Land improvements	38	40
Buildings	152	158
Equipment	1,034	929

	$1,369	$1,271

9.	Other Assets:

Other assets consist of the following at December 30, 2006 and December 31, 2005:

	2006	2005
	(Dollars in millions)

Notes receivable	$20	$8
Excess distribution to minority interest holder	30	49
Intangibles, net of accumulated amortization of $25 and $22 (Note 10)	37	40
Goodwill (Note 10)	54	54
Other noncurrent assets	19	7

	$160	$158

10.	Goodwill and Intangible Assets:

Changes in goodwill consist of the following for the three fiscal years ended December 30, 2006:

	2006	2005	2004
	(Dollars in millions)

Beginning balance	$54	$29	$29
Additions	—	25	—

Ending balance	$54	$54	$29

Amortizable coal contract intangibles consist of the following at December 30, 2006 and December 31, 2005:

	2006	2005
	(Dollars in millions)

Gross carrying amount	$62	$62
Accumulated amortization	(25)	(22)

	$37	$40

Amortization expense recognized on intangibles was $3 million, $5 million and $5 million, respectively, for each of the fiscal years ended 2006, 2005 and 2004.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

Future amortization expense is estimated to be $3 million for the fiscal year ended 2007 and $2 million for each of the fiscal years ended 2008-2011.

11.	Long-term Debt:

At December 30, 2006 and December 31, 2005, long-term debt consisted of the following:

	2006	2005
	(Dollars in millions)

Federal coal lease	$16	$24
7.386% bank loan due 2024	9	9
3.45% loan issued as part of an acquisition	5	5
Other	—	1

	30	39
Less current portion	5	1

	$25	$38

On January 1, 2005 the Bureau of Land Management issued to the Company a federal coal lease near Gillette, Wyoming (non-interest bearing, with a 4.65% imputed interest rate). Under the terms of the lease, the remaining $16 million is due to be paid in two equal annual installments of $8 million in January 2008 and January 2009.

The bank loan was entered into by a consolidated partnership of the Company that owns and operates a hydroelectric power plant in Canada (the “Hydroelectric Partnership”). The loan is payable monthly over a 20 year term. Certain provisions of the bank loan require the Hydroelectric Partnership to maintain certain ratios and establish restricted cash reserves among other requirements. Indebtedness under the bank loan is solely collateralized by the assets of the Hydroelectric Partnership and the assets of its partners.

The 3.45% loan was entered into by a subsidiary of the Company as part of an acquisition. The loan is payable in a lump sum in 2007.

Scheduled maturities of long-term debt are as follows (in millions): 2007 — $5, 2008 — $8; 2009 — $9; 2010 — $ —, 2011 — $ — and thereafter — $8.

12.	Accrued Reclamation:

A reconciliation of accrued reclamation at December 30, 2006 and December 31, 2005 follows:

	2006	2005
	(Dollars in millions

Beginning balance	$29	$26
Estimated cash flow revisions	(3)	—
Reclamation liabilities incurred	—	2
Accretion expense	2	1

Ending balance	$28	$29

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

13.	Income Taxes:

An analysis of the income tax expense (benefit) relating to income before income taxes and earnings attributable to redeemable common stock for the three fiscal years ended December 30, 2006 follows:

	2006	2005	2004
	(Dollars in millions)

Current:
U.S. federal	$121	$79	$110
Foreign	7	19	—
State	18	9	13

	146	107	123
Deferred:
U.S. federal	2	2	(13)
Foreign	2	3	(5)
State	2	1	(4)

	6	6	(22)

	$152	$113	$101

The United States and foreign components of income before income taxes and earnings attributable to redeemable common stock follows:

	2006	2005	2004
	(Dollars in millions)

United States	$395	$270	$321
Foreign	31	71	(19)

	$426	$341	$302

A reconciliation of the actual income tax expense (benefit) and the tax computed by applying the U.S. federal statutory rate (35%) to the income before income taxes and earnings attributable to redeemable common stock for the three fiscal years ended December 30, 2006 follows:

	2006	2005	2004
	(Dollars in millions)

Computed tax at statutory rate	$149	$119	$106
State income taxes	15	9	11
Foreign income taxes	(2)	(1)	—
Resolution and settlements of prior year tax liabilities	(1)	(10)	(15)
Other	(9)	(4)	(1)

	$152	$113	$101

No U.S. income tax has been provided on the potential remittance of any undistributed income of foreign subsidiaries as the Company believes the investments in its foreign subsidiaries to be essentially permanent in duration. Should it become apparent that the Company would remit any undistributed income of foreign subsidiaries, the U.S. income tax related to these remittances would be recorded at that time.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

The components of the net deferred tax assets (liabilities) for the fiscal years ended December 30, 2006 and December 31, 2005 were as follows:

	2006		2005
	Current	Noncurrent	Current	Noncurrent
	(Dollars in millions)

Deferred tax assets:
Construction accounting	$12	$—	$14	$—
Joint venture investments	16	—	19	—
Insurance claims	27	—	30	1
Reclamation costs	—	7	—	7
Other	16	—	11	1
Valuation allowance	(2)	—	(3)	—

Total deferred tax assets	69	7	71	9
Deferred tax liabilities:
Asset bases/accumulated depreciation	—	(20)	—	(20)
Joint venture investments	—	(7)	—	(12)
Other	(5)	(12)	(8)	(10)

Total deferred tax liabilities	(5)	(39)	(8)	(42)

Net deferred tax assets (liabilities)	$64	$(32)	$63	$(33)

Because of its historical earnings, its current backlog and various other factors, the Company believes that it is more likely than not that its deferred tax assets will be realized, therefore, no valuation allowance has been established for U.S. income tax purposes. Included in other deferred tax assets above, the Company currently has $11 million of net operating loss carryforwards relating to Canadian construction activities that expire in varying amounts from 2010-2026. The valuation allowance reflects the Company’s assessment that certain deferred tax assets related to these Canadian net operating losses and other foreign income tax items may not be realized.

14.	Employee Benefit Plans:

The Company makes contributions, based on collective bargaining agreements related to its construction operations, to several multi-employer union pension plans. Total contribution expense recognized related to these multi-employer union pension plans was $48 million in 2006, $41 million in 2005 and $44 million in 2004. These contributions are included in the cost of revenue. Under federal law, the Company may be liable for a portion of future plan deficiencies; however, there are no known deficiencies. During 2006, the Company was a participant in approximately 217 collective bargaining agreements covering approximately 7,100 employees. These agreements typically expire within 1 to 3 years.

The Company sponsors a defined contribution retirement savings plan. Profit sharing contributions were made to the plan in 2004. In 2005, the Company enhanced the plan by replacing the profit sharing contribution with an employer match and a discretionary contribution. The expense related to the plan was $17 million, $10 million and $4 million for the fiscal years ended December 30, 2006, December 31, 2005 and December 25, 2004, respectively.

15.	Segment, Geographic and Market Data:

The Company has two reportable segments, construction and coal mining. Intersegment sales, if any, are recorded at cost and are eliminated upon consolidation. There were no intersegment sales for the three fiscal

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

years ended December 30, 2006. Operating income is comprised of net sales less all identifiable operating expenses, allocated general and administrative expenses, gain on sale of operating assets, depreciation and amortization. Investment income, interest expense and income taxes have been excluded from segment operations.

Segment Data.

	2006		2005		2004
		Coal		Coal		Coal
	Construction	Mining	Construction	Mining	Construction	Mining
	(Dollars in millions)

Revenue-external customers	$4,853	$196	$3,974	$171	$3,265	$93

Depreciation and amortization	$104	$16	$89	$20	$77	$16

Operating income	$401	$37	$384	$33	$275	$22

Total assets	$2,600	$263	$2,267	$254

In addition to total segment assets of $2,863 million and $2,521 million at December 30, 2006 and December 31, 2005, respectively, $169 million and $156 million of assets, respectively, were corporate assets, consisting primarily of cash and cash equivalents, and property and equipment, less accumulated depreciation. Additionally, $311 million and $307 million, respectively, were eliminated due to the consolidation of intersegment balances.

Segment asset information, including information about equity method investments and expenditures for additions to long-lived assets, has not been presented as it is not reported to or reviewed by the chief operating decision maker.

Geographic Data.

	2006	2005	2004
	(Dollars in millions)

Revenue, by location of services provided:
United States	$4,351	$3,511	$3,022
Canada	698	634	336

	$5,049	$4,145	$3,358

Long-lived assets:
United States	$474	$462	$384
Canada	100	81	22

	$574	$543	$406

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

Market Data.

	2006	2005	2004
	(Dollars in millions)

Construction revenue by market:
Transportation	$2,110	$1,994	$1,728
Power/heat/cooling	710	227	277
Petroleum	430	448	196
Commercial building	405	352	297
Water supply/dams	348	282	204
Electrical	263	285	317
Sewage and solid waste	209	87	72
Mining	131	117	69
All other construction markets	247	182	105

Total construction revenue	4,853	3,974	3,265
Coal mining revenue	196	171	93

Total revenue	$5,049	$4,145	$3,358

During 2006, 2005 and 2004, construction revenue recognized from a single owner represented 9%, 11% and 12%, respectively, of the Company’s total revenue.

16.	Related Party Transactions:

Mr. Walter Scott, Jr., a director of PKS, is a director and significant shareholder of MidAmerican Energy Holdings Company (“MidAmerican”). The Company provided construction services to MidAmerican and recognized revenue of $53 million, $5 million and $54 million during each of the years 2006, 2005 and 2004, respectively.

17.	Operating Leases:

The Company leases mineral properties, buildings and equipment under noncancelable operating lease agreements. Future minimum lease commitments are as follows (dollars in millions):

2007	$16
2008	10
2009	7
2010	5
2011	2
Thereafter	5

$45

Rent expense for the above leases during the years 2006, 2005 and 2004 was $23 million, $19 million and $17 million, respectively.

18.	Other Matters:

The Company is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company’s financial position, future results of operations or future cash flows.

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes To Consolidated Financial Statements — (Continued)

The Company’s coal sales generally are made under multi-year supply contracts. At the end of 2006 the Company had a sales commitment of approximately 122 million tons. The remaining terms on these contracts range from less than 1 year to 20 years.

During the fiscal years ended December 30, 2006, December 31, 2005 and December 25, 2004, the Company recognized additional operating income of $13 million, $103 million and $49 million, respectively, of claim settlements on construction projects.

It is customary in the Company’s industry to use standby letters of credit. At December 30, 2006, the company had outstanding letters of credit with a number of banks totaling approximately $281 million. None of the available letters of credit have been drawn upon.

The Company anticipates repurchasing approximately 843,000 shares of redeemable common stock over the next 2 years as a result of changes in executive management. The aggregate value of these shares calculated at the December 30, 2006 formula value is approximately $49 million.

19.	Quarterly Information (Unaudited):

	March			June			September			December
	2006		2005	2006		2005	2006		2005	2006		2005
	(Dollars in millions, except per share data)

Revenue		$986	$809		$1,237	$997		$1,405	$1,118		$1,421	$1,221

Margin		$96	$45		$154	$228		$238	$154		$223	$248

Net income (loss) before earnings attributable to redeemable common stock*		$21	$(6)		$52	$60		$92	$54		$109	$120

Net income (loss)		$10	$(6)		$27	$60		$4	$54		$(2)	$120

Basic (loss) earnings per share:	$	*	$(0.21)	$	*	$2.13	$	*	$2.93	$	*	$6.07

Diluted (loss) earnings per share:	$	*	$(0.21)	$	*	$2.05	$	*	$2.83	$	*	$6.07

Dividends paid per share		$0.80	$0.45		$0.85	$0.50		$—	$—		$—	$—

During the normal course of business, the Company settles claims and recognizes income in the period in which such claims are settled.

*	See Note 2 “Redeemable Common Stock”

Item 9.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosures.

None.

Item 9A.	Controls and Procedures.

As required by Exchange Act Rule 13a-15(b), the management of the Company, including the Chief Executive Officer and Chief Financial Officer, conducted an evaluation as of the end of the period covered by this report, of the effectiveness of the Company’s disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e). Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of the end of the period covered by this report.

Changes in Internal Control Over Financial Reporting.

As required by Exchange Act Rule 13a-15(d), the Company, including the Chief Executive Officer and Chief Financial Officer, also conducted an evaluation of the Company’s internal control over financial reporting to determine whether any changes occurred during the fourth quarter of the fiscal year ended December 30, 2006 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. Based on that evaluation, there has been no such change during the fourth quarter of the fiscal year ended December 30, 2006.

Management’s Assessment of Internal Control Over Financial Reporting.

The management of the Company is responsible for establishing and maintaining effective internal control over financial reporting. The management of the Company has conducted an assessment of the Company’s internal control over financial reporting at December 30, 2006, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based upon that assessment, Management concluded that the Company’s internal control over financial reporting was effective at December 30, 2006.

The Company’s registered public accounting firm, KPMG LLP, has issued an attestation report on Management’s assessment of the Company’s internal control over financial reporting. That report is included below.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Peter Kiewit Sons’, Inc.:

We have audited management’s assessment, included in the accompanying Management’s Assessment of Internal Control Over Financial Reporting appearing under item 9A that Peter Kiewit Sons’, Inc. and subsidiaries (“the Company”) maintained effective internal control over financial reporting as of December 30, 2006, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that the Company maintained effective internal control over financial reporting as of December 30, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also, in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 30, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Peter Kiewit Sons’, Inc. and subsidiaries as of December 30, 2006 and December 31, 2005, and the related consolidated statements of operations, changes in redeemable common stock, comprehensive income and excess of assets over liabilities, cash flows, and related financial statement schedule for each of the years in the three-year period ended December 30, 2006, and our report dated February 27, 2007 expressed an unqualified opinion on those consolidated financial statements and financial statement schedule.

KPMG LLP

Omaha, Nebraska
February 27, 2007

Limitations on the Effectiveness of Controls.

The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting cannot provide absolute assurance of achieving financial reporting objectives, and may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future period are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Item 9B.	Other Information.

None.

PART III

Item 10.	Directors, Executive Officers and Corporate Governance.

The information required by Item 10 of Part III is incorporated by reference to PKS’ definitive proxy statement for the 2007 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission. However, certain information is set forth in Item 4A, “Executive Officers of the Registrant,” above.

Item 11.	Executive Compensation.

The information required by Item 11 of Part III is incorporated by reference to PKS’ definitive proxy statement for the 2007 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

Item 12.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The information required by Item 12 of Part III is incorporated by reference to PKS’ definitive proxy statement for the 2007 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

Item 13.	Certain Relationships and Related Transactions, and Director Independence.

The information required by Item 13 of Part III is incorporated by reference to PKS’ definitive proxy statement for the 2007 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

Item 14.	Principal Accountant Fees and Services.

The information required by Item 14 of Part III is incorporated by reference to PKS’ definitive proxy statement for the 2007 Annual Meeting of Stockholders to be filed with the Securities and Exchange Commission.

PART IV

Item 15.	Exhibits and Financial Statement Schedules.

(a) The following documents are filed as part of this report:

1. Consolidated Financial Statements as of December 30, 2006 and December 31, 2005 and for the three fiscal years ended December 30, 2006:

Reports of Independent Registered Public Accounting Firm dated February 27, 2007 of KPMG LLP

Consolidated Statements of Operations

Consolidated Balance Sheets

Consolidated Statements of Cash Flows

Consolidated Statements of Changes in Redeemable Common Stock, Comprehensive Income and Excess of Assets Over Liabilities

Notes to Consolidated Financial Statements

2. Consolidated Financial Statement Schedules for the three fiscal years ended December 30, 2006:

II — Valuation and Qualifying Accounts and Reserves

Schedules not indicated above have been omitted because of the absence of the conditions under which they are required or because the information called for is shown in the consolidated financial statements or the notes thereto.

(b) Exhibits required by Item 601 of Regulation S-K. Exhibits incorporated by reference are indicated in parentheses:

Exhibit
Number	Description

3.1	Restated Certificate of Incorporation (Exhibit 3.1 to PKS’ Annual Report on Form 10-K for the period ended December 31, 2005 filed March 1, 2006).
3.2	Amended and Restated By-laws.
4	Form of Stock Repurchase Agreement for Employee Stockholders (Exhibit 4.3 to PKS’ Registration Statement on Form S-8 filed August 4, 2003).
10	Executive Separation Plan dated October 29, 2004 between Kenneth E. Stinson and PKS (Exhibit 10 to PKS’ Annual Report on Form 10-K filed February 28, 2005).
14	Code of Ethics (Exhibit 14 to PKS’ Annual Report on Form 10-K filed for the period ended December 27, 2003 filed March 4, 2004).
21	List of Subsidiaries of the Company.
31.1	Rule 15d-14(a) Certification of Chief Executive Officer.
31.2	Rule 15d-14(a) Certification of Chief Financial Officer.
32.1	Section 1350 Certification of Chief Executive Officer.
32.2	Section 1350 Certification of Chief Financial Officer.

Schedule II

Valuation and Qualifying Accounts and Reserves

		Additions
	Balance	Charged to	Amounts	Balance
	Beginning	Costs and	Charged to	End of
	of Period	Expenses	Reserves	Period
	(Dollars in millions)

Fiscal year ended December 30, 2006
Allowance for doubtful trade accounts	$5	$1	$(3)	$3
Reserves:
Insurance claims	$82	$25	$(19)	$88
Fiscal year ended December 31, 2005
Allowance for doubtful trade accounts	$19	$5	$(19)	$5
Reserves:
Insurance claims*	$79	$16	$(13)	$82
Fiscal year ended December 25, 2004
Allowance for doubtful trade accounts	$7	$19	$(7)	$19
Reserves:
Insurance claims	$70	$11	$(9)	$72

*	The adoption of FIN 46-R resulted in the addition of $7 million to the beginning balance of reserves for insurance claims in 2005 from the ending balance at December 25, 2004.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PETER KIEWIT SONS’, INC.

By:	/s/ Tobin A. Schropp
Name: Tobin A. Schropp
Title:   Senior Vice President

Date: February 27, 2007

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bruce E. Grewcock Bruce E. Grewcock	President, Chief Executive Officer and Director (Principal Executive Officer)	February 27, 2007

/s/ Michael J. Piechoski Michael J. Piechoski	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 27, 2007

/s/ Michael J. Whetstine Michael J. Whetstine	Controller (Principal Accounting Officer)	February 27, 2007

/s/ Mogens C. Bay Mogens C. Bay	Director	February 27, 2007

/s/ Scott L. Cassels Scott L. Cassels	Director	February 27, 2007

/s/ Richard W. Colf Richard W. Colf	Director	February 27, 2007

/s/ Richard Geary Richard Geary	Director	February 27, 2007

/s/ Steven Hansen Steven Hansen	Director	February 27, 2007

/s/ Allan K. Kirkwood Allan K. Kirkwood	Director	February 27, 2007

/s/ Michael R. McCarthy Michael R. McCarthy	Director	February 27, 2007

Name	Title	Date

/s/ Christopher J. Murphy Christopher J. Murphy	Director	February 27, 2007

/s/ Douglas E. Patterson Douglas E. Patterson	Director	February 27, 2007

/s/ R. Michael Phelps R. Michael Phelps	Director	February 27, 2007

/s/ Kirk R. Samuelson Kirk R. Samuelson	Director	February 27, 2007

/s/ Walter Scott, Jr. Walter Scott, Jr.	Director	February 27, 2007

/s/ Thomas S. Shelby Thomas S. Shelby	Director	February 27, 2007

/s/ Kenneth E. Stinson Kenneth E. Stinson	Director	February 27, 2007

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended	Commission file number
June 30, 2007	000-23943

PETER KIEWIT SONS’, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1842817
(State of Incorporation)	(I.R.S. Employer Identification No.)
Kiewit Plaza, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip Code)

(402) 342-2052
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one.):
Large accelerated filer  ☐     Accelerated filer  ☑     Non-accelerated filer  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The number of shares outstanding of each of the registrant’s classes of common stock as of July 31, 2007:

Title of Class	Shares Outstanding

Common Stock, $0.01 par value	19,857,131

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

i

PART I — FINANCIAL INFORMATION

Item 1.  Financial Statements.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Peter Kiewit Sons’, Inc.:

We have reviewed the accompanying condensed consolidated balance sheet of Peter Kiewit Sons’, Inc. and subsidiaries as of June 30, 2007, the related condensed consolidated statements of operations for the three and six-month periods ended June 30, 2007 and 2006 and the related condensed consolidated statements of cash flows for the six-month periods ended June 30, 2007 and 2006. These condensed consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Peter Kiewit Sons’, Inc. and subsidiaries as of December 30, 2006, and the related consolidated statements of operations, changes in redeemable common stock and comprehensive income and excess of assets over liabilities, and cash flows for the year then ended (not presented herein); and in our report dated February 27, 2007, we expressed an unqualified opinion on those consolidated financial statements. Our report dated February 27, 2007 refers to a change to the method of accounting for redeemable common stock and stripping costs incurred during production in the mining industry. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 30, 2006, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

(signed) KPMG LLP

Omaha, Nebraska
August 8, 2007

1

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
	(Unaudited)
	(Dollars in millions)

Revenue	$1,396	$1,237	$2,475	$2,223
Cost of revenue	(1,211)	(1,083)	(2,160)	(1,973)

Margin	185	154	315	250
General and administrative expenses	(79)	(67)	(164)	(137)
Gain on sale of property, plant and equipment	4	3	9	8

Operating income	110	90	160	121
Other income (expense):
Investment income	11	8	22	15
Interest expense	(1)	(1)	(2)	(2)
Other, net	2	(5)	3	(5)

	12	2	23	8

Income before minority interest, income taxes and earnings attributable to redeemable common stock*	122	92	183	129
Minority interest in income of consolidated subsidiaries	(13)	(8)	(20)	(11)

Income before income taxes and earnings attributable to redeemable common stock*	109	84	163	118
Income tax expense	(39)	(32)	(59)	(45)

Net income before earnings attributable to redeemable common stock*	70	52	104	73
Earnings attributable to redeemable common stock*	(51)	(25)	(78)	(36)

Net income	$19	$27	$26	$37

*	See Note 2 “Redeemable Common Stock”

See accompanying notes to condensed consolidated financial statements.

2

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	June 30,		December 30,
	2007		2006
	(Unaudited)
	(Dollars in millions)

ASSETS
Current assets:
Cash and cash equivalents	$250		$369
Marketable securities	521		546
Receivables, including retainage of $258 and $224 and less allowance of $3 and $3	739		693
Unbilled contract revenue	225		226
Contract costs in excess of related revenue	24		16
Investment in nonconsolidated joint ventures	42		41
Deferred income taxes	92		64
Other	66		32

Total current assets		$1,959		$1,987
Property, plant and equipment, at cost	1,466		1,369
Less accumulated depreciation and amortization	(845)		(795)

Net property, plant and equipment		621		574
Other assets		185		160

		$2,765		$2,721

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, including retainage of $87 and $91	$309		$306
Current portion of long-term debt	14		5
Accrued costs on construction contracts	322		293
Billings in excess of related costs and earnings	382		394
Distributions and costs in excess of investment in nonconsolidated joint ventures	8		7
Accrued insurance costs	89		88
Accrued payroll and payroll taxes	56		70
Other	54		68

Total current liabilities	1,234		1,231
Long-term debt, less current portion	32		25
Deferred income taxes	17		18
Accrued reclamation	29		28
Other	14		14

Total liabilities excluding redeemable common stock*		$1,326		$1,316
Total redeemable common stock*		1,135		1,130

Total liabilities including redeemable common stock*		2,461		2,446
Minority interest		102		99
Commitments and contingencies
Excess of assets over liabilities including redeemable common stock*		202		176

		$2,765		$2,721

*	See Note 2 “Redeemable Common Stock”

See accompanying notes to condensed consolidated financial statements.

3

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
	2007	2006
	(Unaudited)
	(Dollars in millions)

Cash flows from operating activities:
Net cash provided by operating activities	$106	$137
Cash flows from investing activities:
Proceeds from sales of available-for-sale securities	904	903
Purchases of available-for-sale securities	(895)	(878)
Additions to notes receivable	—	(2)
Payments received on notes receivable	—	2
Proceeds from sales of property, plant and equipment	12	11
Acquisition, net of cash	(46)	—
Capital expenditures	(98)	(108)

Net cash used in investing activities	(123)	(72)
Cash flows from financing activities:
Payments on long-term debt	(1)	(1)
Change in outstanding checks in excess of funds on deposit	(7)	—
Repurchases of redeemable common stock	(53)	(70)
Dividends paid	(35)	(30)
Minority interest contributions	20	16
Minority interest withdrawals	(35)	(39)

Net cash used in financing activities	(111)	(124)
Effect of exchange rates on cash	9	3

Net decrease in cash and cash equivalents	(119)	(56)
Cash and cash equivalents at beginning of period	369	318

Cash and cash equivalents at end of period	$250	$262

Non-cash investing activities:
Notes payable issued for acquisition	$12	$—

See accompanying notes to condensed consolidated financial statements.

4

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

1.	Basis of Presentation:

The condensed consolidated balance sheet of Peter Kiewit Sons’, Inc. (“PKS,” which together with its subsidiaries in which it has or had control and variable interest entities of which it is the primary beneficiary is referred to herein as the “Company”) at December 30, 2006 has been condensed from the Company’s audited consolidated balance sheet as of that date. All other financial statements contained herein are unaudited and, in the opinion of management, contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations and cash flows for the periods presented. The Company’s accounting policies and certain other disclosures are set forth in the notes to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K. Management believes that the disclosures are adequate to make the information presented not misleading.

When appropriate, items within the condensed consolidated financial statements have been reclassified in the previous periods to conform to current year presentation.

The results of operations for the six months ended June 30, 2007 are not necessarily indicative of the results to be expected for the full year.

2.	Redeemable Common Stock:

The Company’s redeemable common stock is the only class of stock that is issued and outstanding. Ownership of the Company’s redeemable common stock is generally restricted to directors of PKS and active employees of the Company and is conditioned upon the execution of repurchase agreements which restrict the transfer of the redeemable common stock. The Company is obligated to purchase all redeemable common stock upon the death or termination of the employment of a stockholder at the formula price computed pursuant to PKS’ Restated Certificate of Incorporation. Additionally, the redeemable common stock has no active market, can only be sold to the Company, and represents claims that have no priority over any other claims upon liquidation.

The Company accounts for the redeemable common stock under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” (“SFAS 150”). Since the Company is obligated to purchase all redeemable common stock upon death or termination of a stockholder’s employment, it is considered ’mandatorily redeemable’ under SFAS 150. SFAS 150 requires that mandatorily redeemable stock be recorded at formula value and presented as a liability on the balance sheet. The formula value of the redeemable common stock is determined annually and is based on the book value of the Company. Formula value equals total assets (excluding property, plant and equipment used in the Company’s construction activities (“Construction PP&E”)), reduced by total liabilities (excluding the liability for redeemable common stock) and minority interest. Any excess of assets over liabilities, which consists entirely of the net book value of the Construction PP&E (approximately $202 million and $176 million at June 30, 2007 and December 30, 2006, respectively), is presented as “Excess of assets over liabilities including redeemable common stock.” Period to period changes in formula value represent an expense in the condensed consolidated statement of operations captioned “Earnings attributable to redeemable common stock.” Period to period changes in Construction PP&E are not attributable to redeemable common stock and therefore, represent “Net income” on the condensed consolidated statement of operations. Since formula value of the redeemable common stock is based on the book value of the Company, the SFAS 150 earnings attributable to redeemable common stock offsets a substantial portion of current year earnings. Furthermore, since SFAS 150 requires that mandatorily redeemable stock be excluded from earnings per share, the Company has not presented earnings per share.

5

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements — (Continued)

The changes in the components of the redeemable common stock for the six months ended June 30, 2007 were as follows:

			Accumulated
	Redeemable	Additional	Other
	Common	Paid-in	Comprehensive	Retained
	Stock	Capital	Income	Earnings	Total
	(Dollars in millions)

December 30, 2006 balance, $0.01 par value, 125 million shares authorized, 19,380,177 issued and outstanding	$—	$275	$21	$1,010	$1,306
Dividends	—	—	—	(35)	(35)
Repurchases of redeemable common stock	—	(13)	—	(40)	(53)
Comprehensive income:
Net income before earnings attributable to redeemable common stock	—	—	—	104	104
Other comprehensive income:
Foreign currency adjustment	—	—	15	—	15

Total other comprehensive income					15

Total comprehensive income					119

June 30, 2007 balance, $0.01 par value, 125 million shares authorized, 18,473,073 issued and outstanding	$—	$262	$36	$1,039	$1,337

Excess of assets over liabilities					(202)

Total redeemable common stock					$1,135

The changes in the components of accumulated other comprehensive income for the six months ended June 30, 2007 and the year ended December 30, 2006 were as follows:

	2007	2006
	(Dollars in millions)

Balance at beginning of period	$21	$14
Unrealized holding gain arising during period	—	5
Tax expense	—	(2)
Foreign currency translation adjustments	15	(1)
Tax benefit	—	5

Balance at end of period	$36	$21

3.	Recent Accounting Pronouncements:

In September 2006, the Financial Accounting Standards Board (“FASB”) released SFAS No. 157, “Fair Value Measurements,” (“SFAS 157”). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurement. The changes to current practice relate to the definition of fair value, the methods used to measure fair value and the expanded disclosures about fair value measurements. SFAS 157 is effective for the Company beginning with the 2008 fiscal year. The Company is continuing to evaluate the impact of the adoption of SFAS 157.

In February 2007, the FASB released SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115,” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply

6

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements — (Continued)

complex hedge accounting provisions. SFAS 159 is effective for the Company beginning with the 2008 fiscal year. The Company is continuing to evaluate the impact of the adoption of SFAS 159.

4.	Acquisition:

On June 1, 2007, the Company acquired 100% of the outstanding share capital of a Canadian construction corporation for approximately $58 million. The operating results related to this acquisition have been included in the consolidated financial statements since that date. The pro forma results relating to this acquisition were not material to the Company’s operations. The acquisition occurred as part of the Company’s plan to expand its construction business. The Company is in the process of obtaining third-party valuations of the assets and liabilities acquired. Any goodwill that is ultimately calculated will be considered nondeductible for Canadian tax purposes.

5.	Disclosures about Fair Value of Financial Instruments:

Foreign Currency Forward Contracts.

The Company has entered into several foreign currency forward contracts as a strategy to offset the earnings impact of currency fluctuations upon future transactions. The forward contracts are generally scheduled to mature as those future transactions occur. The forward contracts have not been designated as hedging instruments under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities.” The forward contracts had outstanding notional amounts of $U.S. 128 million at June 30, 2007 and $U.S. 62 million at December 30, 2006. The forward contracts offset the earnings impact caused by currency fluctuations of U.S. dollar denominated liabilities and expenses related to the completion of construction contracts by Canadian subsidiaries and anticipated Canadian currency needs. The forward contracts are recorded in the condensed consolidated balance sheets at fair value based upon quoted market prices. Changes in the fair value of the forward contracts are immediately recognized in cost of revenue in the condensed consolidated statements of operations.

The forward contracts mature monthly in varying amounts during 2007 and 2008 and will settle based upon the difference between the current exchange rate at the time of settlement and the exchange rates in the forward contracts. At June 30, 2007 and December 30, 2006, the fair value of these forward contracts was a current liability of approximately $2 million and $3 million, respectively. During both the three and six month periods ended June 30, 2007 and June 30, 2006, the Company recognized gains of approximately $5 million and losses of approximately $3 million, respectively, on the forward contracts.

6.	Income Taxes:

The Company adopted FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes — an Interpretation of FASB Statement No. 109” (“FIN 48”) effective December 31, 2006. FIN 48 provides specific guidance on how to address uncertainty in accounting for income tax assets and liabilities, prescribing recognition thresholds and measurement attributes. The adoption of FIN 48 by the Company did not impact retained earnings.

Unrecognized tax benefits at the beginning of 2007 were $14 million (including $3 million of accrued interest and penalties), all of which would affect the effective tax rate if recognized. Unrecognized tax benefits have not changed materially during the six months ended June 30, 2007. It is the Company’s continued practice to record interest and penalties related to unrecognized tax benefits in income tax expense.

The Internal Revenue Service has completed routine examinations of the Company’s filed tax returns through 2004. Possible increases and / or decreases in the unrecognized tax benefit may be reflected within the next twelve months; however the Company currently believes that these changes would not materially affect the Company’s financial position, future results of operations or future cash flows.

7

PETER KIEWIT SONS’, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements — (Continued)

7.	Segment Data:

The Company has two reportable segments, construction and coal mining.

Intersegment sales, if any, are recorded at cost and are eliminated upon consolidation. There were no intersegment sales for the three and six months ended June 30, 2007 and June 30, 2006. Operating income is comprised of net sales less all identifiable operating expenses, general and administrative expenses, gain on sale of property, plant and equipment and depreciation and amortization. Investment income and interest expense have been excluded from segment operations.

	Three Months Ended
	June 30, 2007		June 30, 2006
		Coal		Coal
	Construction	Mining	Construction	Mining
		(Dollars in millions)

Revenue — external customers	$1,336	$60	$1,190	$47

Depreciation and amortization	$26	$5	$24	$4

Operating income	$98	$12	$82	$8

	Six Months Ended
	June 30, 2007		June 30, 2006
		Coal		Coal
	Construction	Mining	Construction	Mining
	(Dollars in millions)

Revenue — external customers	$2,357	$118	$2,130	$93

Depreciation and amortization	$50	$10	$46	$7

Operating income	$133	$27	$103	$18

8.	Other Matters:

The Company is involved in various lawsuits and claims incidental to its business. Management believes that any resulting liability, beyond that provided, should not materially affect the Company’s financial position, future results of operations or future cash flows.

It is customary in the Company’s industry to use standby letters of credit. At June 30, 2007, the Company had outstanding letters of credit with a number of banks totaling approximately $351 million. None of the available letters of credit have been drawn upon.

The Company anticipates repurchasing approximately 397,000 shares of redeemable common stock in January, 2008 as a result of changes in the roles of certain members of executive management. The aggregate value of these shares assuming formula price was redetermined at June 30, 2007 would be approximately $24 million.

9.	Subsequent Event:

In July of 2007, the Company finalized an acquisition totaling approximately $34 million.

8

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

This document contains forward looking statements and information that are based on the beliefs of management as well as assumptions made by and information currently available to the Company. When used in this document, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in this document.

Overview.

The Company primarily operates in the construction industry and has two reportable operating segments, construction and coal mining. The construction segment performs services for a broad range of public and private customers, primarily in the United States and Canada. The Company’s coal mining segment owns and manages coal mines in the United States that sell primarily to electric utilities.

For the twelve months ended June 30, 2007 and June 30, 2006, public contracts accounted for approximately 51% and 66%, respectively, of the combined prices of construction contracts awarded to the Company. For the six months ended June 30, 2007 and June 30, 2006, public contracts accounted for approximately 63% and 57%, respectively, of construction revenue earned by the Company. Most of these contracts were awarded by government and quasi-government units under fixed price contracts after competitive bidding.

The Company frequently enters into joint ventures to efficiently allocate expertise and resources among the venturers and to spread risks associated with particular construction projects. Construction joint venture revenue accounted for approximately 31% and 25% of total construction revenue for the six months ended June 30, 2007 and June 30, 2006, respectively. During the six months ended June 30, 2007 and June 30, 2006, the Company derived approximately 74% and 82%, respectively, of its construction joint venture revenue from sponsored joint ventures.

Due to their competitive nature, the construction and coal mining industries experience lower margins than many other industries. As a result, cost control is a primary focus of the Company. The ability to control costs enables the Company to price more competitively and also to complete contracts profitably. Further, since the formula value of the Company’s redeemable common stock is based upon the Company’s book value, formula value is primarily driven by the Company’s ability to complete contracts profitably. Consequently, the Company views both margin as a percentage of revenue and general and administrative expenses as a percentage of revenue as key measures of operating results.

Results of Operations — Second Quarter 2007 vs. Second Quarter 2006

Revenue.

Revenue from each of the Company’s segments was:

	Three Months Ended
	June 30,
	2007	2006
	(Dollars in millions)

Construction	$1,336	$1,190
Coal Mining	60	47

	$1,396	$1,237

9

Total construction revenue increased $146 million or 12% from the same period in 2006, as the Company’s revenue growth mirrored increases in backlog. Increases in revenue from the second quarter of 2006 to the second quarter of 2007 include numerous construction projects spanning various markets including power/heat/cooling ($70 million), commercial building ($55 million), transportation ($53 million) and sewage and solid waste disposal ($15 million). These increases were partially offset by a decrease in water supply/dams ($32 million) and petroleum ($31 million). Given the non-recurring nature of construction projects, the mix and volume of construction projects by market often varies from period to period.

Construction contract backlog at June 30, 2007 and June 30, 2006 was $8.3 billion and $6.4 billion, respectively. Additionally, the Company was low bidder on $1.9 billion and $0.9 billion of construction jobs that had not been awarded at June 30, 2007 and June 30, 2006, respectively. Foreign operations, located primarily in Canada, represent 15% and 14% of construction backlog at June 30, 2007 and June 30, 2006, respectively. Domestic construction projects are spread geographically throughout the U.S. The Company’s 10 largest jobs in backlog made up 32% and 51% of total backlog at June 30, 2007 and June 30, 2006, respectively.

Coal mining revenues increased $13 million or 28% from the same period in 2006. This increase is primarily due to increased tons sold and an increased sales price per ton.

Coal mining sales backlog at June 30, 2007 and June 30, 2006 was approximately 120 million and 135 million tons of coal, respectively. The remaining terms on these contracts range from less than 1 year to 19 years.

Operating Income.

Operating income consists of margin (revenue less cost of revenue), general and administrative expenses and gain on sale of property, plant and equipment. Operating income from each of the Company’s segments was:

	Three Months Ended
	June 30, 2007		June 30, 2006
		Coal		Coal
	Construction	Mining	Construction	Mining
		(Dollars in millions)

Margin	$171	$14	$144	$10
General and administrative expenses	(77)	(2)	(65)	(2)
Gain on sale of property, plant and equipment	4	—	3	—

Operating income	$98	$12	$82	$8

Margin.

Total construction margin increased $27 million or 19% from the same period in 2006. The increased margin is attributable to increases on numerous construction projects spanning various markets including transportation ($54 million) and commercial building ($7 million) and an increase in claims margin ($16 million). The increase in transportation was attributable to the favorable resolution of technical challenges related to construction and change order and cost issues with owners on three large projects that are nearing completion. These increases were partially offset by decreases in petroleum ($14 million) and an increase in losses of $36 million on a mineral processing facility project located in Alberta, Canada. As the design and construction of this mineral processing facility project has progressed, significant changes in project specifications have been identified which have caused large schedule and cost impacts in several areas. The Company has submitted a claim to the owner of this project, however, under the Company’s revenue recognition policy, no revenue will be recognized from this claim until it is signed by the owner. Given the non-recurring nature of construction projects, the mix and volume of construction projects by market often varies from period to period.

10

Construction margin as a percentage of construction revenue increased to 13% from 12% for the same period in 2006. The increase is primarily driven by the increases in transportation margins partially offset by losses on the mineral processing facility.

Total coal mining margin increased $4 million or 40% from the same period in 2006. This increase is primarily due to increased tons sold and an increased sales price per ton. Coal mining margin as a percentage of coal mining revenue increased to 23% from 21% when compared to the same period of the prior year.

General and Administrative Expenses.

General and administrative expenses related to construction operations increased $12 million (remaining flat at 6% of revenues), from the same period in 2006 due primarily to increased salaries which were driven by additional hiring necessary to support the Company’s increased backlog and increased professional services related to bidding.

General and administrative expenses related to mining operations were $2 million in 2007 and 2006, respectively. As a percentage of coal mining revenue, general and administrative expenses for the three months ended June 30, 2007 decreased to 3% from 4% as it was not necessary to increase general and administrative expenses proportionally with the increase in revenues.

Gain on Sale of Property, Plant and Equipment.

Net gains on the disposition of property, plant and equipment were $4 million and $3 million in 2007 and 2006, respectively. Gain on sale of property, plant and equipment is affected to a large degree by market conditions and the specific types and quantity of pieces of equipment sold.

Other Income (Expense).

Other net income increased $10 million from the same period in 2006 due to a gain on a foreign currency forward contract and interest income from increased average cash balances combined with higher interest rates.

Minority Interest in Income of Consolidated Subsidiaries.

Minority interest in income of consolidated subsidiaries consists of the portion of the consolidated construction joint ventures that is not owned by the Company. During the three months ended June 30, 2007, the Company recognized $13 million of minority interest in income of consolidated subsidiaries as compared to $8 million in the same period in 2006. The increase is consistent with the increase in joint venture volume.

Income Tax Expense.

The Company measures income tax expense for interim periods by calculating an estimated annual effective tax rate for the applicable period. The estimated effective income tax rates applied to operations for the three month periods ended June 30, 2007 and June 30, 2006 were 36% and 38%, respectively. These rates differ from the federal statutory rate of 35% primarily due to state income taxes, offset in part by the deduction for domestic production activities, tax exempt interest income and percentage depletion.

Earnings Attributable to Redeemable Common Stock.

As described in Note 2, Redeemable Common Stock, the Company accounts for redeemable common stock under the provisions of SFAS 150. SFAS 150 requires that redeemable common stock be recorded as a liability at formula value and that changes in formula value be recorded as an expense on the condensed consolidated statement of operations. That expense, captioned “Earnings attributable to redeemable common stock” represents the portion of earnings for the period that, at the next annual determination, will increase formula value.

11

Results of Operations — Six Months 2007 vs. Six Months 2006

Revenue.

Revenue from each of the Company’s segments was:

	Six Months Ended
	June 30,
	2007	2006
	(Dollars in millions)

Construction	$2,357	$2,130
Coal Mining	118	93

	$2,475	$2,223

Total construction revenue increased $227 million or 11% from the same period in 2006. Increases in revenue include numerous construction projects spanning various markets including power/heat/cooling ($110 million), commercial building ($79 million), transportation ($66 million) and sewage and solid waste disposal ($32 million). Offsetting these increases was a decrease in petroleum ($71 million). Given the non-recurring nature of construction projects, the mix and volume of construction projects by market often varies from period to period.

Coal mining revenues increased $25 million or 27% from the same period in 2006. This increase is primarily due to increased tons sold and an increased sales price per ton.

Operating Income.

Operating income consists of margin (revenue less cost of revenue), general and administrative expenses and gain on sale of property, plant and equipment. Operating income from each of the Company’s segments was:

	Six Months Ended
	June 30, 2007		June 30, 2006
		Coal		Coal
	Construction	Mining	Construction	Mining
	(Dollars in millions)

Margin	$284	$31	$227	$23
General and administrative expenses	(160)	(4)	(132)	(5)
Gain on sale of property, plant and equipment	9	—	8	—

Operating income	$133	$27	$103	$18

Margin.

Total construction margin increased $57 million or 25% from the same period in 2006. The increased margin is attributable to increases on numerous construction projects spanning various markets including transportation ($79 million), mining ($19 million), commercial buildings ($9 million) and sewage and solid waste disposal ($5 million). The increase in transportation was attributable to the favorable resolution of technical challenges related to construction and change order and cost issues with owners on three large projects that are nearing completion. Offsetting the increases were decreases in margin on numerous construction projects spanning various markets including petroleum ($14 million) and an increase in losses of approximately $48 million on a mineral processing facility project located in Alberta, Canada. As the design and construction of this mineral processing facility project has progressed, significant changes in project specifications have been identified which have caused large schedule and cost impacts in several areas. The Company has submitted a claim to the owner of this project, however, under the Company’s revenue recognition policy, no revenue will be recognized from this claim until it is signed by the owner. Given the non-recurring nature of construction projects, the mix and volume of construction projects by market often varies from period to period.

12

Construction margin as a percentage of construction revenue increased to 12% from 11% for the same period in 2006, primarily due to the increased claim margin in 2007. The increase is also driven by the increases in transportation margins partially offset by losses on the mineral processing facility.

Total coal mining margin increased $8 million or 35% from the same period in 2006. Coal mining margin as a percentage of coal mining revenue increased to 26% from 25% for the same period in 2006. The increase is primarily due to increased tonnage sold at a greater price per ton.

General and Administrative Expenses.

General and administrative expenses related to construction operations increased $28 million from the same period in 2006. As a percentage of revenue, general and administrative expenses for the six months ended June 30, 2007 increased to 7% as compared to 6% for the same period in 2006 due primarily to increased salaries which were driven by additional hiring necessary to support the Company’s increased backlog and increased professional services related to bidding.

General and administrative expenses related to mining operations decreased $1 million as compared to the same period in 2006. As a percentage of revenue, general and administrative expenses for the six months ended June 30, 2007 decreased to 3% as compared to 5% for the same period in 2006 as it was not necessary to increase general and administrative expenses proportionally with the increase in revenues. .

Gain on Sale of Property, Plant and Equipment.

Net gains on the disposition of property, plant and equipment were $9 million and $8 million in 2007 and 2006, respectively. Gain on sale of property, plant and equipment is affected to a large degree by market conditions and the specific types and quantity of pieces of equipment sold.

Other Income (Expense).

Other net income increased $15 million from the same period in 2006 primarily due to a gain on a foreign currency forward contract and interest income from increased average cash balances combined with higher interest rates.

Minority Interest in Income of Consolidated Subsidiaries.

Minority interest in income of consolidated subsidiaries consists primarily of the portion of the consolidated construction joint ventures that is not owned by the Company. During the six months ended June 30, 2007, the Company recognized $20 million of minority interest in income of consolidated subsidiaries as compared to $11 million in the same period in 2006. The increase is consistent with the increase in joint venture volume.

Income Tax Expense.

The Company measures income tax expense for interim periods by calculating an estimated annual effective tax rate for the applicable period. The estimated effective income tax rates applied to operations for the six months ended June 30, 2007 and June 30, 2006 were 36% and 38% respectively. These rates differ from the federal statutory rate of 35% primarily due to state income taxes, offset in part, by the deduction for domestic production activities, tax exempt interest income and percentage depletion.

Earnings Attributable to Redeemable Common Stock.

As described in Note 2, Redeemable Common Stock, the Company accounts for redeemable common stock under the provisions of SFAS 150. SFAS 150 requires that redeemable common stock be recorded as a liability at formula value and that changes in formula value be recorded as an expense on the condensed consolidated statement of operations. That expense, captioned “Earnings attributable to redeemable common stock” represents the portion of earnings for the period that, at the next annual determination, will increase formula value.

13

Financial Condition — June 30, 2007 vs. December 30, 2006

Cash and cash equivalents decreased $119 million to $250 million at June 30, 2007 from $369 million at December 30, 2006. The major items contributing to the decrease were capital expenditures of $98 million, repurchases of redeemable common stock of $53 million, net cash paid for acquisition of $46 million, dividends paid of $35 million, and net minority interest withdrawals of $15 million partially offset by cash provided by operations of $106 million and net proceeds from sales of available-for-sale securities of $9 million.

Net cash provided by operating activities for the six months ended June 30, 2007 was $106 million. This amount is a net decrease of $31 million from $137 million provided by operating activities in 2006. The net decrease is primarily attributable cash collected in advance of construction activities in the prior year in accordance with contractual provisions. Cash provided or used by operating activities is affected to a large degree by the mix, timing, stage of completion and terms of individual contracts which are reflected in changes through current assets and liabilities.

Net cash used in investing activities for the six months ended June 30, 2007 was $123 million, a net change of $51 million from the 2006 net cash used in investing activities of $72 million. The change was primarily due to net cash paid for acquisition of $46 million and decreased net proceeds from available-for-sale securities of $16 million partially offset by decreased capital expenditures of $10 million.

Capital spending varies due to the nature and timing of jobs awarded. Management expects capital spending to trend consistently with backlog and revenue increases. Acquisitions depend largely on market conditions.

Net cash used in financing activities for the six months ended June 30, 2007 decreased by $13 million to $111 million as compared to $124 million in the same time period in 2006. The decrease was primarily due to decreased repurchases of redeemable common stock of $17 million.

Liquidity.

During the six months ended June 30, 2007 and June 30, 2006, the Company expended $144 million and $108 million, respectively, on capital expenditures and an acquisition. The Company anticipates that its future cash requirements for capital expenditures to trend consistently with backlog and revenue increases and acquisitions will continue to depend largely on market conditions. Cash generated by joint ventures, while readily available, is generally not distributed to partners until the liabilities and commitments of the joint ventures have been substantially satisfied. Other long-term liquidity uses include the payment of income taxes, long-term debt and dividends. In July of 2007, the Company finalized an acquisition totaling approximately $34 million. As of June 30, 2007, the Company had no other material firm binding purchase commitments related to its investments other than meeting the normal course of business needs of its construction joint ventures. The current portion of long-term debt is $14 million. The Company paid dividends during the six months ended June 30, 2007 and June 30, 2006 of $35 million and $30 million, respectively. The Company also has the commitment to repurchase its redeemable common stock at any time during the year from shareholders.

The Company anticipates repurchasing approximately 397,000 shares of redeemable common stock in January, 2008 as a result of changes in the roles of certain members of executive management. The aggregate value of these shares assuming formula price was redetermined at June 30, 2007 would be approximately $24 million.

It is customary in the Company’s industry to use standby letters of credit. At June 30, 2007, the Company had outstanding letters of credit with a number of banks totaling approximately $351 million. None of the available letters of credit have been drawn upon.

The Company’s current financial condition, together with anticipated cash flows from operations, should be sufficient for immediate cash requirements and future investing activities. The Company does not have any committed bank credit facilities. In the past, the Company has been able to borrow on satisfactory terms. The

14

Company believes that, to the extent necessary, it will likewise be able to borrow funds on acceptable terms for the foreseeable future.

Off-Balance Sheet Arrangements.

During the six months ended June 30, 2007 and June 30, 2006, the Company did not enter into any off-balance sheet arrangements requiring disclosure under this caption.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk.

The Company holds a diversified portfolio of investments that primarily includes cash, high quality commercial paper, U.S. Government debt obligations, U.S. Government Agency debt obligations, tax exempt municipal securities, U.S. corporate debt obligations, mortgage obligations and equity mutual funds. Except for cash, each of these investments is subject, in varying degrees, to market risk, interest rate risk, economic risk and credit risk. These risks, among others, could result in the loss of principal.

The Company has entered into several foreign currency forward contracts as a strategy to offset the earnings impact of currency fluctuations upon future transactions. The forward contracts are generally scheduled to mature as those future transactions occur. The forward contracts have not been designated as hedging instruments under SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” (“SFAS 133”). The forward contracts had outstanding notional amounts of $U.S. 128 million at June 30, 2007 and $U.S. 62 million at December 30, 2006. The forward contracts offset the earnings impact caused by currency fluctuations of U.S. dollar denominated liabilities and expenses related to the completion of construction contracts by Canadian subsidiaries and anticipated Canadian currency needs. The forward contracts are recorded in the condensed consolidated balance sheets at fair value based upon quoted market prices. Changes in the fair value of the forward contracts are immediately recognized in cost of revenue in the condensed consolidated statements of operations.

The forward contracts mature monthly in varying amounts during 2007 and 2008 and will settle based upon the difference between the current exchange rate at the time of settlement and the exchange rates in the forward contracts. At June 30, 2007 and December 30, 2006, the fair value of these forward contracts was a current liability of approximately $2 million and $3 million, respectively. During the six month periods ended June 30, 2007 and June 30, 2006, the Company recognized gains of approximately $5 million and losses of approximately $3 million, respectively, on the forward contracts. A 10% change in the Canadian / U.S. exchange rate would result in a gain of approximately $14 million in the event of an increase in the exchange rate, or a loss of approximately $14 million in the event of a decrease.

Item 4.	Controls and Procedures.

As required by Exchange Act Rule 13a-15(b), the management of the Company, including the Chief Executive Officer and Chief Financial Officer, conducted an evaluation as of the end of the period covered by this report, of the effectiveness of the Company’s disclosure controls and procedures as defined in Exchange Act Rule 13a-15(e). Based on that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective as of the end of the period covered by this report. As required by Exchange Act Rule 13a-15(d), the Company, including the Chief Executive Officer and Chief Financial Officer, also conducted an evaluation of the Company’s internal control over financial reporting to determine whether any changes occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. Based on that evaluation, there has been no such change during the period covered by this report.

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PART II — OTHER INFORMATION

Item 1A.	Risk Factors.

There have been no material changes from the risk factors as previously disclosed in the Company’s Form 10-K as filed for the fiscal year ended December 30, 2006.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

(e) Issuer purchases of equity securities.

	Total Number of	Average Price
	Shares of	Paid per Share of
	Redeemable Common	Redeemable
Period	Stock Repurchased	Common Stock

April 1, 2007 through April 30, 2007	10,118	$57.40
May 1, 2007 through May 31, 2007	24,847	$56.45
June 1, 2007 through June 30, 2007	3,401	$56.45

Total	38,366	$56.70

Pursuant to the terms of PKS’ Restated Certificate of Incorporation, the Company is required to repurchase shares of redeemable common stock at a formula price, generally upon demand. Redeemable common stock can generally be issued only to directors of PKS and employees of the Company and can be resold only to the Company at a formula price based on the year-end book value of the Company.

Item 4.	Submission of Matters to a Vote of Security Holders.

PKS’ annual meeting of stockholders was held on April 16, 2007. The holders of 17,822,055 of the 18,560,855 outstanding shares of redeemable common stock were present in person or by proxy at the annual meeting. At such meeting, the following matters were submitted to a vote and approved by the stockholders:

1. Approval of the Certificate Amendment.  The stockholders were asked to approve an amendment to the Company’s Restated Certificate of Incorporation to make technical corrections relating to the application of Statement of Financial Accounting Standards No. 150:

Affirmative Votes	Negative Votes	Abstentions

17,758,104	12,236	51,715

2. Approval of the Bonus Plan Amendment.  The stockholders were asked to approve an amendment to the Peter Kiewit Sons’, Inc. 2004 Bonus Plan to make technical corrections relating to the application of Statement of Financial Accounting Standards No. 150:

Affirmative Votes	Negative Votes	Abstentions

17,606,451	154,810	60,794

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3. Election of Directors.  A slate of nominees for director was proposed by the incumbent directors. No additional nominations were received and all of the nominees proposed by the board were elected to serve one-year terms.

Director Nominee	Votes For	Withheld

Mogens C. Bay	17,819,199	2,856
Scott L. Cassels	17,797,699	24,356
Richard W. Colf	17,820,605	1,450
Richard Geary	17,819,199	2,856
Bruce E. Grewcock	17,820,605	1,450
Steven Hansen	17,820,605	1,450
Allan K. Kirkwood	17,819,199	2,856
Michael R. McCarthy	17,819,199	2,856
Christopher J. Murphy	17,820,605	1,450
Douglas E. Patterson	17,820,605	1,450
R. Michael Phelps	17,820,605	1,450
Kirk R. Samuelson	17,820,605	1,450
Walter Scott, Jr.	17,819,199	2,856
Thomas S. Shelby	17,820,605	1,450
Kenneth E. Stinson	17,820,605	1,450

Item 6.	Exhibits.

Exhibits required by Item 601 of Regulation S-K.  Exhibits incorporated by reference are indicated in parentheses:

15.1	Letter re unaudited interim financial information.
31.1	Rule 15d-14(a) Certification of Chief Executive Officer.
31.2	Rule 15d-14(a) Certification of Chief Financial Officer.
32.1	Section 1350 Certification of Chief Executive Officer.
32.2	Section 1350 Certification of Chief Financial Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETER KIEWIT SONS’, INC.

/s/ Michael J. Piechoski
Michael J. Piechoski
Vice President and Principal Financial Officer

Date: August 8, 2007

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ANNEX D

OFFER TO EXCHANGE

D-1

PETER KIEWIT SONS’, INC.
OFFER TO EXCHANGE
OUTSTANDING SHARES OF COMMON STOCK
OF PETER KIEWIT SONS’, INC.
FOR INTERESTS IN THE
PETER KIEWIT SONS’, INC. EMPLOYEE OWNERSHIP PLAN

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 12:00 MIDNIGHT, EASTERN U.S. TIME, ON NOVEMBER 28, 2007
UNLESS THE OFFER IS EXTENDED BY
PETER KIEWIT SONS’, INC.

Peter Kiewit Sons’, Inc., which we refer to in this offer to exchange as “we”, “us”, “our”, or the “Company”, is offering to its employees and directors and employees of its controlled subsidiaries, the opportunity to exchange all outstanding shares of the Company’s $0.01 par value common stock (“Stock”) held by them for interests to be issued under the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”). We are making this offer upon the terms and subject to the conditions set forth in this offer to exchange and in the related letter of transmittal (which together, as they may be amended from time to time, constitute the “offer”).

The offer is being made in conjunction with solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) pursuant to the Company’s Proxy Statement for a Special Meeting of stockholders to be held on the date set forth therein (the “Special Meeting”), to be voted at the Special Meeting for the purpose of adopting the Plan and amending and restating the Company’s Restated Certificate of Incorporation (“Certificate”) as necessary in connection with the adoption of the Plan (the “Certificate Amendment”). A definitive proxy statement on Schedule 14A for the Special Meeting (the “Special Proxy”) is being filed by the Company with the Securities and Exchange Commission (“SEC”) on October 23, 2007.

You may participate in the offer only if you are an employee or director of the Company or an employee of one of the Company’s controlled subsidiaries (“Eligible Employees”) and own shares of Stock.

Participation in the offer is completely voluntary. However, assuming adoption of the Plan and approval of the Certificate Amendment, ownership of the Company by Eligible Employees will be permitted only through interests in the Plan. Therefore, the Company intends to repurchase any shares of Stock owned by an Eligible Employee and not tendered or accepted for exchange in accordance with the provisions provided by the proposed Certificate Amendment.

The offer is conditioned upon the adoption of the Plan and approval of the Certificate Amendment, both of which will require the affirmative approval of holders of four-fifths of the shares of Stock issued and outstanding as of the record date set for the Special Meeting, and is subject to certain other conditions described in Section 6 of this offer to exchange. If the conditions to the offer are satisfied and we accept your shares of Stock for exchange, we plan to “go private”. In such event, we would no longer be subject to various public reporting requirements and other requirements applicable to public companies. More information about the proposed going-private transaction is set forth throughout this offer to exchange and under “Special Factors — Purpose of the Proposals” in the Special Proxy.

In exchange for any shares of Stock tendered by an Eligible Employee that are accepted for exchange, the Eligible Employee will receive for each such share an interest in the Plan. For purposes of the offer, we will be deemed to have accepted for exchange shares of Stock that are validly tendered and not properly withdrawn, if and when we give oral or written notice to the holders thereof of our acceptance for exchange of such shares of Stock. Such notice may be given by press release (the date of such notice is referred to herein as the “Effective Date”). Subject to the conditions of the offer and our rights to extend, terminate and amend the offer, we currently expect that we will accept reasonably promptly after the expiration date all properly tendered shares of Stock by Eligible Employees that are not validly withdrawn and, on behalf of such participating Eligible Employees, we will transfer record ownership of the shares of Stock tendered by participating Eligible Employees to the administrator of the Plan, to be held by the administrator as agent for, and on behalf of, the respective participating Eligible Employees subject to the terms of the Plan. On the Effective Date, the administrator of the Plan will issue interests in the Plan to the participating Eligible Employees. From the Effective Date, participating Eligible Employees will no longer hold record ownership to their shares of Stock directly, but will instead own such shares beneficially, through their interests in the Plan. The offer is currently scheduled to end on November 28, 2007.

You may choose to tender either all or none of the shares of Stock held of record by you. If you attempt to tender some of your shares of Stock, but do not include all of them, excluding shares of Stock held by a trust or other estate planning vehicle to which you previously transferred shares of Stock with the Board’s permission, your tender will not be accepted.

If you tender shares of Stock that are accepted for exchange, the administrator of the Plan will issue you interests in the Plan, which will be subject to the terms of the Plan, which effectively maintain your current economic, voting and other rights in the Company. The terms and conditions of the Plan interests are more fully described in Sections 1 and 8 of this offer to exchange and in the Plan attached as Annex B to the Special Proxy, and to which this offer to exchange is attached as Annex D.

If you are not an Eligible Employee on the Effective Date, you will not be eligible to participate in the offer and you will not receive any Plan interests. In that case, your Stock will remain recorded in your name and any shares of Stock delivered to us by you will be returned to you.

Shares of Stock are subject to substantial transfer restrictions. The Stock is not listed or traded on any securities exchange or other securities market, and there is no secondary trading market for the Stock. The Company buys and sells Stock at a formula price (that is, the “Common Share Price”, which is defined in the Certificate). As of October 23, 2007, the Common Share Price was $56.45 per share of Stock.

The Board has approved the offer and recommends that Eligible Employees that own shares of Stock accept the offer to exchange and tender shares of Stock for exchange pursuant to the terms of the offer.

Members of senior management and directors of the Company have indicated that they will tender all of their shares of Stock in the offer, other than shares held in a previously approved trust or other estate planning vehicle.

You should direct questions about this offer or requests for assistance or for additional copies of the offer to exchange or the letter of transmittal to Douglas A. Obermier, the Company’s stock registrar, at Kiewit Plaza, Omaha, Nebraska 68131, phone: (402) 342-2052, fax: (402) 271-2965.

IMPORTANT

If you wish to tender your shares of Stock for exchange, you must complete and sign the letter of transmittal in accordance with its instructions, and mail or otherwise deliver it, together with any other required documents to us at Peter Kiewit Sons’, Inc., Attention: Douglas A. Obermier, Stock Registrar, Kiewit Plaza, Omaha, Nebraska 68131. Delivery by fax or e-mail will not be accepted. To participate in the offer, you must deliver a properly completed and duly executed letter of transmittal to us before the offer expires at 12:00 midnight, Eastern U.S. time, on November 28, 2007. If your Stock has been pledged to a lender and is to remain pledged to such lender, you should contact your lender to determine whether or not certificates for

ii

tendered pledged Stock must be delivered to us. If your lender is U.S. Bank, National Association, no delivery to the Company of certificates for pledged Stock is required.

We are not making this offer to, nor will we accept any tender of shares of Stock from or on behalf of, holders thereof, in any jurisdiction in which the offer or the acceptance of any tender of shares of Stock would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take any actions necessary for us to make this offer to holders of shares of Stock in any such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your shares of Stock pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with this offer other than the information and representations contained in this document or in the related letter of transmittal. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

October 23, 2007

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SUMMARY TERM SHEET

The following are answers to some of the questions that you may have about the offer. We urge you to read carefully the remainder of this offer to exchange and the letter of transmittal because the information in this summary is not complete, and additional important information is contained in the remainder of this offer to exchange and the letter of transmittal. We have included references to the relevant sections in this offer to exchange indicating where you can find a more complete description of the topics in this summary.

What is the offer to exchange?

As more fully described below, we are offering to exchange shares of Stock held of record by employees and directors of the Company and employees of the Company’s controlled subsidiaries (“Eligible Employees”) for interests in the Plan. (See Section 1.)

You will receive a Plan interest for each share of Stock that you tender that is accepted for exchange by us. (See Sections 1 and 5.) The administrator of the Plan will notify you of the issuance of your Plan interests on the Effective Date.

Plan interests will entitle you, indirectly, to a set of rights and interests with respect to the Company that are effectively identical to those you now enjoy directly as a record holder of shares of Stock. For example, after the Effective Date, you may elect to receive cash for your Plan interests in an amount equivalent to the underlying value of the corresponding shares of Stock, subject to terms and conditions effectively identical to those under which you may now sell your shares of Stock to the Company. In addition, after the Effective Date, your Plan interests will entitle you to receive any dividends or distributions paid with respect to the shares of Stock that you tender and which we accept in the offer. Also, after the Effective Date, your Plan interests will entitle you to direct the Plan administrator, as your agent, to act in response to any tender or exchange offer or to vote the shares of Stock held by it on your behalf. Plan interests also entitle the holder to direct the administrator of the Plan to pledge the corresponding shares of Stock in support of qualifying loans for the holder’s benefit and to transfer the corresponding shares of Stock to certain estate planning vehicles and charities, in each case subject to the terms of the Plan. In addition, as a holder of Plan interests, you will be entitled to direct the Plan administrator to take other actions on your behalf with regard to the shares of Stock that you tender and which we accept in the offer, including proposing matters to be voted on at meetings of stockholders, making nominations to our Board and inspecting our books and records. The administrator of the Plan will serve as the custodian of the shares of Stock and as your agent with respect to these rights, but it will have no beneficial interest in shares of Stock held by it pursuant to the Plan. (See Sections 1 and 8.)

Why are we making the offer?

We are making the offer in connection with a going-private transaction pursuant to which the Company would cease to be subject to the registration, periodic reporting and other requirements of the Securities Exchange Act of 1934 (the “Exchange Act”). Although the Stock is subject to substantial transfer restrictions and generally may only be owned by employees and directors of the Company and employees of the Company’s subsidiaries and affiliated (and formerly affiliated) entities, and despite the fact that the Stock is not listed or traded on any securities exchange or other securities market, and that there is no secondary trading market for the Stock, the number of such persons who hold shares of Stock is great enough (i.e., exceeds 500) that our shares of Stock must be registered with the SEC pursuant to Section 12(g) of the Exchange Act. As further described herein and in the Special Proxy, the Company is seeking to effect the exchange and to amend and restate the Certificate in order to be able to terminate the registration of the Stock, at which point we will cease to be subject to the requirements of the Exchange Act.

How does this offer benefit me?

After careful consideration, the Board has concluded that the accounting, legal and other costs of and the use of personnel associated with the public disclosure obligations and other restrictions and requirements imposed upon the Company by being a reporting company for purposes of the Exchange Act, are not justified given that there is no trading market for the Stock, and that the Company has not sought the customary

1

capital-raising advantages of being a “public” company. If the offer is effective, the Company expects to eliminate the costs and personnel distractions of Exchange Act compliance by terminating the Exchange Act registration of its Stock. The Company expects that the elimination of these costs and distractions will increase the profitability of the Company and increase the efficiency of the Company’s personnel in managing other aspects of the Company’s business. In addition, any resulting cost savings will flow through to the participants in the Plan, since the Common Share Price of the Stock is calculated based upon the book value of the Company. In addition, as an owner of the Company, any benefits of the offer to the Company will also accrue to you.

How does this offer benefit the Company?

This offer benefits the Company in that, as part of the going-private transaction, it allows us to preserve all of our employees’ financial incentives for Company performance while eliminating the costs of being a “public” company. Also, the Company would no longer be subject to the other requirements applicable to public companies, such as the requirement to make public financial and other information that the Company considers competitively sensitive, including construction backlog, margin and significant customer and project information, and certain other corporate governance and accounting requirements, including those mandated by the Sarbanes-Oxley Act of 2002.

Will I still receive the same information regarding the Company if it completes the going-private transaction?

As a “public” company, we are required to publicly file a wide range of information with the SEC regarding our operations, financial results and events that are material to the Company. Although that information is available to stockholders, it is also available to the public in general. If we cease to be a public company, as we intend, then we will no longer file publicly such information with the SEC and we will not otherwise make public information of a nature that is not typically disclosed by other private companies. However, the Company intends to continue to provide stockholders and Plan participants with annual financial and other material information regarding the Company.

Can the Company withdraw the offer?

We will not be required to accept any shares of Stock tendered for exchange and may terminate or amend the offer, or postpone our acceptance and cancellation of any shares of Stock tendered for exchange, if at any time we determine that certain events have occurred. These events include, among other things, a lawsuit challenging the tender offer, failure to adopt the Plan and approve the Certificate Amendment (as described in the Special Proxy) or a change in applicable law or in any other circumstances in which the Company determines that it is imprudent or inadvisable to proceed. These and various other conditions are more fully described in Section 6. If the offer is withdrawn prior to the expiration date, any shares of Stock delivered to us by you will be returned to you and your Stock will remain recorded in your name.

Who are Eligible Employees?

Eligible Employees are stockholders who are either employees or directors of the Company or employees of the Company’s controlled subsidiaries. Under the terms of the Plan, employees of the Company’s affiliates that are not Company subsidiaries, employees of former Company affiliates and estate planning vehicles are not eligible to participate in the Plan. As of October 22, 2007, 19,800,866 shares of Stock were issued and outstanding, 18,362,811 (92.74%) of which are held by Eligible Employees. Of the 1,438,055 shares of Stock not held by Eligible Employees, 1,255,500 (6.34%) are owned by eight (8) trusts or other estate planning vehicles established by Eligible Employees, 94,475 (0.47%) are owned by twenty-one (21) employees of KCP, Inc. (or a subsidiary or joint venture of KCP, Inc.), a former affiliate of the Company and 88,030 (0.44%) are owned by six (6) terminated employees whose shares of Stock have not yet been repurchased by the Company.

2

Who is the administrator of the Plan?

The administrator of the Plan is a wholly-owned subsidiary of the Company that has been or will be created by the Company prior to the expiration of the offer to hold record title to the shares of Stock as agent for, and on behalf of, the Plan participants. The administrator will appoint an officer to carry out the functions of the administrator required by the Plan. The administrator of the Plan will serve as the custodian of the shares of Stock and as your agent with respect to your rights under the Plan, but it will have no beneficial interest in shares of Stock held by it pursuant to the Plan.

Are there requirements I must satisfy in order to receive Plan interests once my tendered shares of Stock are accepted by the Company?

You will be eligible to receive Plan interests if you return a properly executed letter of transmittal, together with any other documents specified therein. To receive Plan interests, you must also be an Eligible Employee on the Effective Date, that is, the date the administrator of the Plan issues the Plan interests. As discussed below, unless we extend the expiration date of the offer we expect the administrator of the Plan to issue the Plan interests on or about November 29, 2007, with the exact date to be determined in our discretion. If you are not an Eligible Employee on the Effective Date, you will not receive any Plan interests in exchange for your tendered shares of Stock. Instead, your Stock will remain recorded in your name and you will have any shares of Stock delivered to us returned to you. (See Section 1.)

If your tendered shares of Stock are accepted pursuant to the terms and conditions of the offer, the administrator of the Plan will issue you a number of Plan interests representing your beneficial interest in shares of Stock you tender. For example, if you tender 7,000 shares of Stock and they are accepted, you will receive 7,000 Plan interests. (See Sections 1 and 8.)

What will be the terms of my Plan interests?

The Plan interests that you will receive will be issued under the Plan. The terms of these Plan interests will be subject to the terms and conditions of the Plan, which is attached as Annex B to the Special Proxy.

The terms and conditions of the Plan interests effectively preserve the economic, voting and other rights and interests with respect to the Company that you have now as a record holder of Stock. You should carefully review the description of the Plan interests and the terms and conditions of the Plan in Sections 1 and 8, as well as the full text of the Plan, before making a decision to tender your shares of Stock.

When and how will I receive my Plan interests?

Assuming that the conditions of the offer are satisfied and subject to our rights to extend, terminate and amend the offer, we currently expect to issue the Plan interests reasonably promptly after the expiration of the offer, with the exact date to be determined in our discretion. The Plan administrator will record your Plan interests in its records and will issue statements to you about your Plan interest holdings on a periodic basis. If you are not an Eligible Employee on the Effective Date, you will not receive any Plan interests in exchange for your tendered shares of Stock. Instead, your Stock will remain recorded in your name and you will have such shares of Stock returned to you. (See Sections 1 and 5.)

If I choose to tender shares of Stock for exchange, do I have to tender all of my shares of Stock?

You must tender all outstanding shares of Stock held by you, excluding shares of stock held by a trust or other estate planning vehicle to which you previously transferred shares of Stock with the Board’s permission. We are not accepting partial tenders from any Eligible Employee.

Will I have to pay U.S. or Canadian federal income taxes if I exchange my shares of Stock in the offer?

The Company has received an opinion from Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden Arps”) to the effect that the exchange of shares of Stock for Plan interests will not result in income, gain or loss to an Eligible Employee for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences.”

3

The Company has received an opinion from Blake, Cassels & Graydon LLP (“Blakes”) to the effect that the exchange of shares of Stock for Plan interests will not result in income, gain or loss to an Eligible Employee for Canadian federal income tax purposes. See “Certain Canadian Federal Income Tax Consequences.”

You should consult your own tax advisor as to the state, provincial and local tax consequences of an exchange.

Will my U.S. or Canadian federal income tax consequences of owning Plan interests be different from what my U.S. or Canadian federal income tax consequences would have been had I continued to own my shares of Stock directly in the absence of the Plan?

Your U.S. federal income tax consequences of owning Plan interests will not be different from what your U.S. federal income tax consequences would have been had you continued to own your shares of Stock directly in the absence of the Plan. See “Certain U.S. Federal Income Tax Consequences.” Your Canadian federal income tax consequences of holding Plan interests will not be different from what your Canadian federal income tax consequences would have been had you continued to own record title to your shares of Stock directly in the absence of the Plan. See “Certain Canadian Federal Income Tax Consequences.”

You should consult your own tax advisor as to the state, provincial and local tax consequences of an exchange.

What happens to shares of Stock that I choose not to tender or that are not accepted for exchange?

Shares of Stock that you choose not to tender for exchange or that are not accepted for exchange will continue to be held by you, and you will not receive any Plan interests with respect to such shares of Stock. In addition, you will continue to have the voting rights, right to sell your shares of Stock to the Company and other rights that you now have with respect to those shares. However, assuming adoption of the Plan and approval of the Certificate Amendment, the ownership of the Company by Eligible Employees will be permitted only through interests in the Plan. Therefore, the Company intends to repurchase any shares of Stock owned by an Eligible Employee and not tendered or accepted for exchange. Such a repurchase of Stock by the Company will be a taxable event for U.S. federal and state income tax purposes and Canadian federal and provincial income tax purposes. For U.S. federal income tax consequences, see “Certain U.S. Federal Income Tax Consequences — Stock Not Tendered or Not Accepted for Exchange.” For Canadian federal income tax consequences, see “Certain Canadian Federal Income Tax Consequences — Stock Not Tendered or Not Accepted for Exchange.”

Will my participation in the offer have any impact on my stock loan?

To the extent that you have pledged your shares of Stock to the lender of your stock loan, your lender will most likely require those shares to remain in the lender’s possession as security for your loans, subject to such pledge. If your Stock has been pledged to a lender and is to remain pledged to such lender, you should contact your lender to determine whether or not certificates for tendered pledged Stock must be delivered to us. If your lender is U.S. Bank, National Association (“U.S. Bank, N.A.”), no delivery to the Company of certificates for pledged Stock is required.

When does the offer expire? Can the offer be extended?

The offer expires on November 28, 2007, at 12:00 midnight, Eastern U.S. time, unless we extend it.

Although we do not currently intend to do so, we may, in our discretion, extend the offer at any time. If the offer is extended, we will provide appropriate notice of the extension no later than 9:00 a.m., Eastern U.S. time, on the next business day following the previously scheduled expiration of the offer period. If the offer is extended, then the issue date of the Plan interests will also be deferred. (See Sections 1 and 15.)

4

How do I tender my shares of Stock?

If you wish to tender your shares of Stock for exchange, you must complete and sign the letter of transmittal in accordance with its instructions, and mail or otherwise deliver it, together with any other required documents to us at Peter Kiewit Sons’, Inc., Attention: Douglas A. Obermier, Stock Registrar, Kiewit Plaza, Omaha, Nebraska 68131. Delivery by fax or e-mail will not be accepted. To participate in the offer, you must deliver a properly completed and duly executed letter of transmittal to us before the offer expires at 12:00 midnight, Eastern U.S. time, on November 28, 2007. If your Stock has been pledged to a lender and is to remain pledged to such lender, you should contact your lender to determine whether or not certificates for tendered pledged Stock must be delivered to us. If your lender is U.S. Bank, N.A., no delivery to the Company of certificates for pledged Stock is required.

If the offer is extended by us beyond the initial expiration, you must deliver these documents before the extended expiration date of the offer.

We reserve the right to reject any or all tenders of shares of Stock that we determine are not in the appropriate form or that we determine are unlawful to accept. Otherwise, subject to the satisfaction or waiver of all conditions to the offer, we expect to accept all properly and timely tendered shares of Stock owned by Eligible Employees that are not validly withdrawn. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept all such properly tendered shares of Stock promptly after the expiration of the offer. (See Section 3.)

During what period of time may I withdraw previously tendered shares of Stock?

You may withdraw your tendered shares of Stock at any time before the offer expires at 12:00 midnight, Eastern U.S. time, on November 28, 2007. If we extend the offer beyond that time, you may withdraw your tendered shares of Stock at any time until the extended expiration of the offer. In addition, if we have not accepted your tendered shares of Stock for exchange before 12:00 midnight, Eastern U.S. time, on December 19, 2007, you may withdraw your tendered shares of Stock at any time thereafter. To withdraw tendered shares of Stock, you must deliver to us a written notice of withdrawal with the required information while you still have the right to withdraw the tendered shares of Stock. Delivery by fax or e-mail will not be accepted.

If you withdraw your previously tendered shares of Stock, you may re-tender shares of Stock only by again following the delivery procedures described in this offer. (See Section 4.)

How will the Company’s acceptance of the offer be communicated?

Reasonably promptly after November 28, 2007, the expected expiration date of the offer, we will announce, by press release, the number of shares of Stock that we have accepted for exchange, the date of acceptance and the issue date of the Plan interests. If the offer is extended by us beyond November 28, 2007, we will make an announcement reasonably promptly after the extended expiration date of the offer. (See Section 5.)

What does the Company and its Board think of the offer?

The Board has approved the offer and recommends that Eligible Employees that own shares of Stock accept the offer and tender shares of Stock pursuant to the terms of the offer. (See Section 2.)

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Members of senior management and directors of the Company have indicated that they will tender all of their shares of Stock in the offer, other than shares held in a previously approved trust or other estate planning vehicle.

Whom can I talk to if I have questions about the offer?

For additional information or assistance, you should contact:

Peter Kiewit Sons’, Inc.

Attention:	Douglas A. Obermier, Stock Registrar

Kiewit Plaza
Omaha, Nebraska 68131
Telephone: (402) 342-2052
Fax: (402) 271-2965

6

INTRODUCTION

Peter Kiewit Sons’, Inc., which we refer to in this offer to exchange as “we”, “us”, “our” or “the Company” is offering to its employees and directors and employees of its controlled subsidiaries (“Eligible Employees”) the opportunity to exchange all outstanding shares of our $0.01 par value common stock (“Stock”) held by them for interests issued under the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”). In exchange for shares of Stock tendered by an Eligible Employee that are accepted for exchange, the Eligible Employee will receive for each share of Stock tendered and accepted for exchange by us, an interest under the Plan. We are making this offer upon the terms and subject to the conditions set forth in this offer to exchange and in the related letter of transmittal (which together, as they may be amended from time to time, constitute this “offer”).

For purposes of the offer, we will be deemed to have accepted for exchange shares of Stock that are validly tendered and not properly withdrawn, if and when we give oral or written notice to the holders thereof of our acceptance for exchange of such shares of Stock, which may be by press release (the “Effective Date”). Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept reasonably promptly after the expiration date all properly tendered shares of Stock by Eligible Employees that are not validly withdrawn and, on behalf of such participating Eligible Employees, we will transfer record ownership of the shares of Stock tendered by participating Eligible Employees to the administrator of the Plan, to be held by the administrator as agent for, and on behalf of, the respective participating Eligible Employees subject to the terms of the Plan. On the Effective Date, the administrator of the Plan will issue interests in the Plan to the participating Eligible Employees. From the Effective Date, participating Eligible Employees will no longer hold record ownership to their shares of Stock directly, but will instead own such shares beneficially, through their interests in the Plan. The Plan provides for you to effectively maintain your existing economic, voting and other rights with respect to the shares of Stock that you surrender in the offer. The administrator of the Plan will serve as the custodian of the shares of Stock and as your agent with respect to these rights, but it will have no beneficial interest in shares of Stock held by it pursuant to the Plan.

From the Effective Date, the administrator of the Plan will hold, pursuant to the terms of the Plan, record title to the shares of Stock tendered by participating Eligible Employees together with any shares of Stock later acquired by the administrator of the Plan as agent for, and on behalf of, Eligible Employees. If the conditions of the offer are satisfied and subject to our rights to amend, terminated and extend the offer, then all tendered shares of Stock will be accepted by us through the offer reasonably promptly on the date the offer ends and record ownership will be transferred to the administrator of the Plan, to hold pursuant to the Plan. The offer is currently scheduled to end on November 28, 2007. You may participate in this offer if you are an Eligible Employee and own shares of Stock.

Subject to the terms and conditions of the offer, we expect the administrator of the Plan to issue the Plan interests reasonably promptly after the date the offer ends.

Participation in the offer is completely voluntary. However, assuming adoption of the Plan and approval of the Certificate Amendment, the ownership of the Company by Eligible Employees will be permitted only through interests in the Plan. Therefore, the Company intends to repurchase any shares of Stock owned by an Eligible Employee and not tendered or accepted for exchange. Such a repurchase of Stock by the Company will be a taxable event to you for U.S. federal and state income tax purposes and Canadian federal and provincial income tax purposes. For U.S. federal income tax consequences, see “Certain U.S. Federal Income Tax Consequences — Stock Not Tendered or Not Accepted for Exchange.” For Canadian federal income tax consequences, see “Certain Canadian Federal Income Tax Consequences — Stock Not Tendered or Not Accepted for Exchange.” The offer is conditioned upon adoption of the Plan and approval of the Certificate Amendment and is subject to certain other conditions that we describe in Section 6 of this offer. If the conditions to the offer are satisfied and we accept your shares of Stock for exchange, we plan to “go private”. In such event, we would no longer be subject to various public reporting requirements and other requirements applicable to public companies. More information about the proposed going-private transaction is set forth in this offer and in the Special Proxy.

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You may only choose to tender either all or none of the shares of Stock held of record by you. In other words, if you attempt to tender some of your shares of Stock but do not include all of them, excluding shares of Stock held by a trust or other estate planning vehicle to which you previously transferred shares of Stock with the Board’s permission, your tender will not be accepted.

If you tender shares of Stock that are accepted for exchange, the administrator of the Plan will issue you interests in the Plan, which will be subject to the terms of the Plan. The terms and conditions of the Plan interests are more fully described in Sections 1 and 8 and in the Plan attached as Annex B to the Special Proxy.

In order to receive Plan interests pursuant to the offer, you must be an Eligible Employee on the Effective Date. If you are not an Eligible Employee on the Effective Date, you will not receive any Plan interests in exchange for your tendered shares of Stock. Instead, your Stock will remain recorded in your name and we will return any shares of Stock you delivered to us.

As of October 22, 2007, 19,800,866 shares of Stock were issued and outstanding, 18,362,811 (92.74%) of which are held by Eligible Employees. Of the 1,438,055 shares of Stock not held by Eligible Employees, 1,255,550 shares (6.34%) are owned by eight (8) trusts or other estate planning vehicles established by Eligible Employees and 94,475 shares (0.47%) are owned by twenty-one (21) employees of KCP, Inc. (or a subsidiary or joint venture of KCP, Inc.), a former affiliate of the Company and 88,030 (0.44%) are owned by six (6) terminated employees whose shares of Stock have not yet been repurchased by the Company. All of these stockholders are currently eligible to own Stock under the terms of the Certificate and, except for the Stockholders whose employment has been terminated, will continue to be permitted to do so after the consummation of the exchange, subject to the terms of the Certificate, but they are not eligible to participate in the Plan. The shares of Stock we are offering to exchange represent approximately 92.74% of the total shares of Stock outstanding as of October 22, 2007. All shares of Stock are subject to substantial transfer restrictions under our Certificate. Shares of Stock are not listed or traded on any securities exchange or other securities market, and there is no secondary trading market for the Stock. The Company buys and sells Stock at a formula price (that is, the “Common Share Price” which is defined in the Certificate). As of October 23, 2007, the Common Share Price was $56.45 per share of Stock.

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THE OFFER

1.	PLAN INTERESTS; EXPIRATION DATE.

Upon the terms and subject to the conditions of the offer, we are offering Eligible Employees the opportunity to exchange shares of Stock held by them that are properly tendered and not validly withdrawn in accordance with Section 4 of this offer before the “expiration date” (as defined below) for interests under the Plan. For purposes of the offer, the term “expiration date” means 12:00 midnight, Eastern U.S. time, on November 28, 2007, unless we, in our discretion, have extended the period of time during which the offer will remain open, in which event the term “expiration date” refers to the latest time and date at which the offer, as so extended, expires. See Section 15 for a description of our rights to extend, delay, terminate and amend the offer.

We will not accept partial tenders from any stockholder. Therefore, you may only tender all or none of the shares of Stock held by you. If you attempt to tender some of your shares of Stock but do not include all of the shares of Stock held by you, excluding shares of Stock held by a trust or other estate planning vehicle to which you previously transferred shares of Stock with the Board’s permission, your entire tender will not be accepted.

If your shares of Stock are properly tendered and accepted for exchange, you will be entitled to receive a Plan interest representing your beneficial interest in each such share. If you are not an Eligible Employee on the Effective Date, you will not receive any Plan interests for your tendered shares of Stock. Instead, your Stock will remain recorded in your name and any shares of Stock delivered to us will be returned to you. Plan interests will entitle you, indirectly, to a set of rights and interests with respect to the Company through the Plan that are effectively identical to those you now enjoy directly as a record holder of shares of Stock. For example, after the Effective Date, you may elect to receive cash for your Plan interests in an amount equivalent to the underlying value of the corresponding shares of Stock represented by such Plan interests, subject to terms and conditions effectively identical to those under which you may now sell your shares of Stock to the Company. In addition, after the Effective Date, your Plan interests will entitle you to receive any dividends or distributions paid with respect to the shares of Stock that you tender and which we accept in the offer. Also, after the Effective Date, your Plan interests will entitle you to direct the Plan administrator, as your agent, to act in response to any tender or exchange offer or to vote the shares of Stock held by it on your behalf. Plan interests also entitle you to direct the administrator of the Plan to pledge the corresponding shares of Stock in support of qualifying loans for the holder’s benefit and to transfer the holder’s allocable shares of Stock to certain estate planning vehicles and charities, in each case subject to the terms of the Plan. In addition, as a holder of Plan interests, you will be entitled to direct the Plan administrator to take other actions on your behalf with regard to the shares of Stock that you tender and which we accept in the offer, including proposing matters to be voted on at meetings of stockholders, making nominations to our Board and inspecting our books and records. At any given time, the administrator of the Plan will be required to hold record title to the number of shares of Stock equal to the number of interests issued under the Plan.

If the exchange is completed and if we complete the going-private transaction described herein and in the Special Proxy, then in the future, we anticipate that Eligible Employees would only acquire ownership in the Company through the purchase of Plan interests. To the extent that the Board determined to offer Eligible Employees the opportunity to participate in (or increase their participation in) ownership of the Company, the Eligible Employee would be offered interests in the Plan. The Eligible Employee’s acceptance of such an offer would require that person to pay the Common Share Price then in effect to the Company for each Plan interest to be acquired. The Company would then issue shares of Stock in the name of the administrator of the Plan, as the agent for and on behalf of the Eligible Employee, rather than directly to or in the name of the Eligible Employee. The administrator of the Plan would, upon issuance of those shares of Stock, issue an equal number of Plan interests to the Eligible Employee. To the extent that the Board determined to offer persons who otherwise qualify as “Employees” as defined in the Certificate, but who are not Eligible Employees (i.e. employees of KCP, Inc. or a subsidiary or joint venture of KCP, Inc.) the opportunity to participate in (or increase their participation in) the ownership of the Company, such persons would be offered shares of Stock directly.

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Plan interests entitle the holder thereof to exercise, indirectly, all of the economic, voting rights and other benefits of ownership of the Stock. The shares of Stock exchanged for Plan interests shall be held of record by the administrator of the Plan as custodian and not as a trustee for the participants in the Plan. The administrator of the Plan shall act in respect of the shares of Stock tendered and accepted for exchange only in accordance with instructions of a holder of Plan interests or Company, and will be limited to those duties set forth in the Plan. For example, a holder of Plan interests may elect to receive cash for Plan interests in an amount equivalent to the underlying value of the corresponding shares of Stock held by the administrator for such holder’s benefit, subject to terms and conditions effectively identical to those under which the holder may now sell shares of Stock to the Company. In addition, a holder’s Plan interests will entitle the holder to receive any dividends or distributions paid with respect to the underlying shares of Stock held by the administrator for such holder’s benefit. Also, Plan interests entitle the holder to direct the Plan administrator, as the holder’s agent, to act in response to any tender or exchange offer and vote the shares of Stock held by the Plan administrator on such holder’s behalf on any matter submitted to a vote of the Company’s stockholders. Plan interests also entitle the holder to direct the administrator of the Plan, as the holder’s agent, to pledge the corresponding shares of Stock on such holder’s behalf in support of qualifying loans for the holder’s benefit and to transfer the corresponding shares of Stock to certain estate planning vehicles and charities, in each case subject to the terms of the Plan. In addition, as a holder of Plan interests, you will be entitled to direct the Plan administrator to take other actions on your behalf with regard to the underlying shares of Stock held by the Plan administrator on your behalf, including proposing matters to be voted on at meetings of stockholders, making nominations to our Board and inspecting our books and records.

2.	PURPOSE OF THE OFFER.

The primary purpose of the offer is to allow us to complete the going-private transaction described elsewhere herein, and in greater detail in the Special Proxy. If we complete the going-private transaction, then the Company will no longer be subject to the public reporting and other requirements of the Exchange Act. We anticipate that ceasing to be subject to such requirements will lead to cost savings and increased managerial and administrative efficiency. In addition, the operational, financial and other material information about the Company that we would be required to disclose publicly would be substantially reduced and the Company will be relieved of the requirement of the periodic disclosure obligations, the requirement to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and the other requirements of the Exchange Act, including the Sarbanes-Oxley Act requirement regarding internal controls over financial reporting. In addition, our executive officers and directors will no longer be required to report their transactions in our Stock to the SEC and will be able to participate with other stockholders in the Company arranged stock loan program. For more information about the proposed going-private transaction and its consequences, see “Special Factors — Purpose of the Proposals” in the Special Proxy.

On October 11, 2007, the Board unanimously approved the offer and the Plan (to take effect if and when the offer is completed). On the same date the Board approved the Certificate Amendment, and the Certificate Amendment has been unanimously recommended by the Board for approval by our stockholders. The Certificate Amendment is described in greater detail in, and its terms are set forth in, the Special Proxy. Except as otherwise disclosed in this offer or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

(1) any extraordinary corporate transaction, such as a merger, reorganization or liquidation, involving us or any of our subsidiaries;

(2) any class of our equity securities becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act;

(3) the suspension of our obligation to file reports under Section 15(d) of the Exchange Act;

(4) any material change in our present dividend rate or policy, or our indebtedness or capitalization;

(5) any change in our present management, including, but not limited to, any plans or proposals to change any material term of the employment arrangement of any executive officer;

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(6) any other material change in our corporate structure or business;

(7) the acquisition by any person of any material amount of our securities or the disposition of any material amount of our securities (except by the administrator); or

(8) any change in our Certificate or by-laws, except for changes to the by-laws relating to the reorganization of committees or changes in the powers delegated thereto, as shall be determined by the Board upon consummation of the deregistration of the Stock or any actions which may impede the acquisition of control of us by any person.

The Board has approved the offer and recommends that Eligible Employees who own shares of Stock accept the offer and tender shares of Stock for exchange pursuant to the terms of the offer.

Members of senior management and directors of the Company have indicated that they will tender all of their shares of Stock in the offer, other than shares of Stock held in a previously approved trust or other estate planning vehicle.

3.	PROCEDURES FOR TENDERING SHARES OF STOCK.

Proper Tender of Shares of Stock.  If you wish to tender your shares of Stock for exchange, you must complete and sign the letter of transmittal in accordance with its instructions, and mail or otherwise deliver it, together with any other required documents to us at Peter Kiewit Sons’, Inc., Attention: Douglas A. Obermier, Stock Registrar, Kiewit Plaza, Omaha, Nebraska 68131. Delivery by fax or e-mail will not be accepted. To participate in the offer, you must deliver a properly completed and duly executed letter of transmittal to us before the offer expires at 12:00 midnight, Eastern U.S. time, on November 28, 2007. If your Stock has been pledged to a lender and is to remain pledged to such lender, you should contact your lender to determine whether or not certificates for tendered pledged Stock must be delivered to us. If your lender is U.S. Bank, N.A., no delivery to the Company of certificates for pledged Stock is required.

The method of delivery of all documents, including the letters of transmittal and any other required documents, is at the election and risk of the tendering stockholder. If delivery is by mail, we recommend that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Your shares of Stock will not be considered tendered until we receive the necessary documentation. We will not accept delivery by fax or e-mail.

Determination of Validity; Rejection of Shares of Stock; Waiver of Defects; No Obligation to Give Notice of Defects.  We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of shares of Stock. Our determination of these matters will be final and binding on all parties. We may reject any or all tenders of shares of Stock that we determine are not in the appropriate form or that we determine are unlawful to accept or are from persons who are not Eligible Employees on the Effective Date. Otherwise, we expect to accept all properly and timely tendered shares of Stock which are not validly withdrawn. We may also waive any of the conditions of the offer or any defect or irregularity in any tender with respect to any particular shares of Stock. No tender of shares of Stock will be deemed to have been properly made until all defects or irregularities have been cured by the tendering holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, and no one will be liable for failing to give notice of any defects or irregularities.

Our Acceptance Constitutes an Agreement.  Your tender of shares of Stock pursuant to the procedures described above constitutes your acceptance of the terms and conditions of the offer. Our acceptance for exchange of your shares of Stock tendered by you pursuant to the offer will constitute a binding agreement between you and us upon the terms and subject to the conditions of the offer.

Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept reasonably promptly after the expiration of the offer all properly tendered shares of Stock owned by Eligible Employees that have not been validly withdrawn and record ownership will be transferred to the administrator of the Plan, to hold pursuant to the Plan.

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4.	WITHDRAWAL RIGHTS.

You may only withdraw your tendered shares of Stock in accordance with the provisions of this Section 4.

You may withdraw your tendered shares of Stock at any time before the expiration date. If the offer is extended by us beyond that time, you may withdraw your tendered shares of Stock at any time until the extended expiration of the offer. In addition, if we have not accepted your tendered shares of Stock for exchange before 12:00 midnight, Eastern U.S. time, on December 19, 2007, you may withdraw your tendered shares of Stock at any time thereafter.

To validly withdraw tendered shares of Stock, you must deliver to us, at the address set forth in Section 3, a written notice of withdrawal, with the required information, while you still have the right to withdraw the tendered shares of Stock. Delivery by fax or e-mail will not be accepted. The notice of withdrawal must specify the name of the holder who tendered the shares of Stock to be withdrawn. Only complete withdrawals will be permitted. The notice of withdrawal should be executed by the holder who tendered the shares of Stock to be withdrawn as such holder’s name appears on the certificate representing the shares of Stock.

You may not rescind any withdrawal, and any shares of Stock you withdraw will thereafter be deemed not properly tendered for purposes of the offer, unless you properly re-tender those shares of Stock before the expiration date by following the procedures described in Section 3.

Neither we nor any other person is obligated to give you notice of any defects or irregularities in any notice of withdrawal, nor will anyone incur any liability for failure to give you any such notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt or notices of withdrawal. Our determination of these matters will be final and binding.

5.	ACCEPTANCE OF SHARES OF STOCK FOR EXCHANGE AND ISSUANCE OF PLAN INTERESTS.

Upon the terms and subject to the conditions of this offer and reasonably promptly following the expiration date, we expect to accept for exchange shares of Stock properly tendered and not validly withdrawn before the expiration date. Upon our acceptance of shares of Stock tendered by you, we will transfer title to your shares of Stock to the administrator of the Plan, as your agent, to hold pursuant to the Plan. On the Effective Date, the administrator of the Plan will issue the Plan interests to which you are entitled pursuant to this offer upon transfer of record ownership of the shares of Stock accepted by us pursuant to this offer. If the offer is extended, then the issue date of the Plan interests will also be extended.

For purposes of the offer, a “business day” means any day other than a Saturday, Sunday or U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern U.S. time.

If you are not an Eligible Employee on the Effective Date, you will not receive any Plan interests for your tendered shares of Stock. Instead, your Stock will remain recorded in your name and any shares of Stock delivered to us will be returned to you.

For purposes of the offer, we will be deemed to have accepted for exchange shares of Stock that are validly tendered and not properly withdrawn, if and when we give oral or written notice to the holders thereof of our acceptance for exchange of such shares of Stock, which may be by press release. Subject to our rights to extend, terminate and amend the offer, we currently expect that we will accept reasonably promptly after the expiration date all properly tendered shares of Stock by Eligible Employees that are not validly withdrawn and record ownership will be transferred to the administrator of the Plan, to hold pursuant to the Plan. Reasonably promptly after the Effective Date, we will send each tendering holder a letter that we have accepted for exchange a specified number of shares, the date of acceptance and the corresponding percentage of all outstanding shares of Stock that have been transferred to the Plan administrator, as agent for the Plan participants to be held on their behalf, pursuant to the Plan, and the issue date of the Plan interests.

If you decline the offer, then you will continue to hold your shares of Stock and have the rights of a stockholder of the Company, without regard to whether we complete the proposed deregistration of the Stock described herein and in “Special Factors — Purpose of the Proposals” in the Special Proxy. However, assuming

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adoption of the Plan and approval of the Certificate Amendment, ownership of the Company by Eligible Employees will be permitted only through interests in the Plan. Therefore, the Company intends to repurchase any shares of Stock owned by an Eligible Employee and not tendered or accepted for exchange. Such a repurchase of Stock by the Company will be a taxable event to you for U.S. federal and state income tax purposes and Canadian federal and provincial income tax purposes. For U.S. federal income tax consequences, see “Certain U.S. Federal Income Tax Consequences — Stock Not Tendered or Not Accepted for Exchange.” For Canadian federal income tax consequences, see “Certain Canadian Federal Income Tax Consequences — Stock Not Tendered or Not Accepted for Exchange.”

6.	CONDITIONS OF THE OFFER.

We will not be required to accept any shares of Stock tendered for exchange, and we may terminate or amend the offer, or postpone our acceptance and cancellation of any shares of Stock tendered for exchange, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after October 23, 2007, and before the expiration date, we determine that any of the following events has occurred and, in our reasonable judgment, the occurrence of such event makes it inadvisable for us to proceed with the offer or to accept and cancel shares of Stock tendered for exchange:

(1) any threatened, instituted or pending action or proceeding by any government or governmental regulatory or administrative agency, authority or tribunal or any other person, domestic or foreign, before any court, authority, agency or tribunal that directly or indirectly:

(a) challenges the making of the offer, the acquisition of some or all of the tendered shares of Stock pursuant to the offer, the issuance of the Plan interests, or

(b) otherwise relates in any manner to the offer or that, in our reasonable judgment, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or any of our subsidiaries, or

(c) otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries or materially impair the benefits that we believe we will receive from the offer, including the proposed deregistration of Stock described herein and in “Special Factors — Purpose of the Proposals” in the Special Proxy.

(2) any action is threatened, pending or taken, or any approval is withheld, or any statute, rule, regulation, judgment, order or injunction is threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the offer or us or any of our subsidiaries by any court or any authority, agency or tribunal that, in our reasonable judgment, would or might directly or indirectly:

(a) make the acceptance for exchange of shares of Stock, or issuance of Plan interests for some or all of the tendered shares of Stock illegal or otherwise restrict or prohibit consummation of the offer or otherwise relates in any manner to the offer;

(b) delay or restrict our ability, or render us unable, to accept for exchange, or issue Plan interests for some or all of the tendered shares of Stock;

(c) materially impair the benefits that we believe we will receive from the offer, including the proposed deregistration of our Stock described herein and in “Special Factors — Purpose of the Proposals” in the Special Proxy; or

(d) materially and adversely affect the business, condition (financial or other), income, operations or prospects of us or any of our subsidiaries, or otherwise materially impair in any way the contemplated future conduct of our business or the business of any of our subsidiaries.

(3) any change in generally accepted accounting standards that could or would have any materially adverse effect on the Company when taken together with the offer;

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(4) any change occurs in our business, condition (financial or other), assets, income, operations, prospects or stock ownership or in that of our subsidiaries that, in our reasonable judgment, is or may be material to us or our subsidiaries or materially impairs or may materially impair the benefits that we believe we or our stockholders will receive from the offer, including the proposed deregistration of our Stock described herein and in “Special Factors — Purpose of the Proposals” in the Special Proxy;

(5) failure of stockholders to adopt the Plan or approve the Certificate Amendment; or

(6) if, after giving effect to the exchange of all shares of Stock tendered as of immediately prior to the end of the expiration date, we do not then believe that we would be eligible to terminate registration of the Stock pursuant to Rule 12g-4(a) under the Exchange Act.

These conditions to the offer are for our benefit. We may assert any of the above conditions in our sole discretion regardless of the circumstances giving rise to them prior to the expiration date. We may waive them, in whole or in part, at any time and from time to time, prior to the expiration date, in our discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances is not a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 6 will be final and binding upon everyone.

7.	PRICE RANGE OF A SINGLE SHARE OF STOCK.

Our Stock is not listed or traded on any securities exchange or other securities market, and there is no secondary trading market for the Stock. The Company buys and sells Stock at the Common Share Price, which is determined annually as of the Company’s fiscal year end by reference to the excess of our assets (excluding the book value of construction property, plant and equipment) over our liabilities (excluding the liability for redeemable common stock) and minority interest and the number of shares of Stock issued and outstanding, and adjusted for any dividends declared subsequent to such fiscal year end. As of October 23, 2007, the Common Share Price was $56.45 per share of Stock. The following table shows the Common Share Price determined as of each of the dates shown.

December 30, 2006	$58.30
December 31, 2005	$47.90

8.	SOURCE AND AMOUNT OF CONSIDERATION; TERMS OF PLAN INTERESTS.

The following description summarizes the material terms of the Plan and interests issued under the Plan. This description is only a summary and is not complete. We recommend that you review the Plan. You may also contact us at Peter Kiewit Sons’, Inc., Attention: Douglas A. Obermier, Stock Registrar, Kiewit Plaza, Omaha, Nebraska 68131, fax: (402) 271-2965, phone: (402) 342-2052 to request a copy of the Plan, which will be provided at our expense.

Consideration.  The administrator of the Plan will issue interests under the Plan in exchange for outstanding shares of Stock properly tendered and accepted for exchange in the offer. The Plan interests issued to each tendering holder will be issued on a one-for-one basis and will represent such holder’s beneficial interest in each share of Stock tendered by such holder and accepted for exchange in the offer. If we receive and accept tenders of all outstanding eligible shares of Stock, we expect the administrator of the Plan to issue 18,362,811 Plan interests pursuant to the Plan, and we expect to transfer record ownership of an equal number of shares of Stock to the administrator of the Plan, to hold as agent for, and on behalf of, the respective Plan participants pursuant to the terms of the Plan. Our directors and executive officers are eligible to participate in the offer on the same terms as other Eligible Employees. Each of our directors and executive officers has indicated that they will tender all of their shares of Stock in the offer, other than shares held in a previously approved trust or other estate planning vehicle.

Terms of Plan Interests.  Plan interests, whether received by you in the exchange or subsequently acquired by you (as described below) will entitle you, indirectly, to a set of rights and interests with respect to the Company effectively identical to those you now enjoy as a record holder of shares of Stock. For example,

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after the Effective Date, you may elect to receive cash for your Plan interests in an amount equivalent to the underlying value of the corresponding shares of Stock, subject to terms and conditions effectively identical to those under which you may now sell your shares of Stock to the Company. In addition, after the Effective Date, your Plan interests will entitle you to receive any dividends or distributions paid with respect to the shares of Stock that you tender and which we accept in the offer. Also, after the Effective Date, your Plan interests will entitle you to direct the Plan administrator, as your agent, to act in response to any tender or exchange offer or to vote the shares of Stock held by it on your behalf on all matters on which stockholders of the Company are entitled to vote. Plan interests also entitle the holder to direct the administrator of the Plan to pledge the corresponding shares of Stock in support of qualifying loans for the holder’s benefit and to transfer the corresponding shares of Stock to certain estate planning vehicles and charities, in each case subject to the terms of the Plan. In addition, as a holder of Plan interests, you will be entitled to direct the Plan administrator to take other actions on your behalf with regard to the shares of Stock that you tender and which we accept in the offer, including proposing matters to be voted on at meetings of stockholders, making nominations to our Board and inspecting our books and records.

If the exchange is completed and if we complete the going-private transaction described herein and in “Special Factors — Purpose of the Proposals” in the Special Proxy, then in the future, we anticipate that Eligible Employees would only acquire ownership of the Company through the purchase of Plan interests. To the extent that the Board determines to offer Eligible Employees the opportunity to participate in (or increase their participation in) ownership of the Company, the Eligible Employee would be offered interests in the Plan. The Eligible Employee’s acceptance of such an offer would require such Eligible Employee to pay the Common Share Price then in effect to the Company for each Plan interest to be acquired. The Company would then issue shares of Stock in the name of the administrator of the Plan, rather than directly or and in the name of the Eligible Employee, subject to the terms of the Plan. The administrator of the Plan would, upon issuance of those shares of Stock, issue an equal number of Plan interests to the Eligible Employee. At any given time, the administrator of the Plan will be required to hold record title to the number of shares of Stock equal to the number of interests issued under the Plan. To the extent that the Board determined to offer persons who otherwise qualify as “Employees” as defined in the Certificate, but who are not Eligible Employees, (i.e. employees of KCP, Inc. or a subsidiary or joint venture of KCP, Inc.), the opportunity to participate in (or increase their participation in) the ownership of the Company, such persons, would be offered shares of Stock directly.

If a Plan participant elects to receive cash for his or her Plan interests as permitted under the terms of the Plan, the administrator of the Plan will be required by the terms of the Plan to sell and deliver the corresponding shares of Stock to the Company, which will pay the Common Share Price then in effect to the participant for each share of Stock so sold.

Plan interests will not be represented by certificates. The administrator of the Plan, which will be a wholly-owned subsidiary of the Company, will issue you periodic statements regarding your Plan interests.

The administrator of the Plan will deliver (or arrange delivery of) a copy of any materials received from any third party regarding the shares of Stock or interests in the Plan to Plan participants. The Company will deliver a copy of any materials regarding the Company or shares of Stock, including proxy solicitation materials, directly to Plan participants. Any proxy solicitation materials will include instructions regarding how a Plan participant may instruct the Plan administrator regarding the voting of shares of Stock.

The Plan administrator will conduct transactions in those shares for any given Plan participant only in shares of Stock attributable to such participant. A Plan participant may direct the Plan administrator that transactions in Stock permitted under the Plan for the benefit of such participant be made with respect to a specifically identified block or (blocks) of Stock allocated to such participant.

The Board may suspend, amend or terminate the Plan at any time and for any reason, but if any such action would impair the rights of a Plan participant under the Plan, then such action shall require the consent of holders of four-fifths of the Plan interests. However, the Board may terminate the Plan for any reason and without the consent of any Plan participant by directing the transfer to the Plan participants record ownership of the corresponding Stock.

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Holding Plan interests will not create any contractual or other right of the recipients to receive any future Plan interests or other rights or entitle any person to continuing employment with the Company or any of its subsidiaries or affiliates. As is the case with direct record ownership of Stock, if you cease to be an Employee, if you voluntarily offer to cancel part of your Plan interests, or if the Board determines that you hold Plan interests that are excessive in light of your contributions to the Company, then the Company will be entitled to cause the administrator of the Plan to repurchase some or all your Plan interests and sell to the Company, pursuant to the terms of the Plan, the shares of Stock held by the Plan administrator that correspond to those Plan interests. An amount equal to the Common Share Price then in effect will be paid to you directly by the Company upon any such repurchase. Similarly, upon the death of a Plan participant, that participant’s estate may elect to be paid the Common Share Price then in effect, or the estate may elect to defer the sale of Stock until a date no later than January 10th of the year following the death of the participant, at which time the deceased participant’s estate will be paid the Common Share Price then in effect.

Although you will not be able to directly exercise the statutory rights of a stockholder as a Plan participant, you will effectively possess the same rights indirectly. For example, although you may not have the right to directly make nominations to our Board or to propose business to be acted upon at meetings of our stockholders, under the terms of the Plan, you may instead exercise these rights indirectly, by directing the Plan administrator to exercise any such statutory right on your behalf as if you were the record holder of the shares of Stock corresponding to such Plan participant’s interest in the Plan. The administrator of the Plan will not owe any fiduciary duty to Plan participants with regard to the exercise of these statutory rights, but will rather act as your agent in a purely administrative capacity.

9.	INFORMATION CONCERNING THE COMPANY.

The Company, together with its subsidiaries, is one of the largest construction contractors in the United States and Canada. The Company is also engaged in the coal mining business. For revenue, operating income and total assets by segment, see Note 15 of the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the fiscal year ended on December 30, 2006, filed with the SEC on February 27, 2007 and attached as Annex C to the Special Proxy.

The Company was incorporated in Delaware in 1997, and is a successor to a Delaware corporation that was incorporated in 1941, which itself was the successor of a construction business enterprise founded in Omaha, Nebraska in 1884. Our principal executive offices are located at Kiewit Plaza, Omaha, Nebraska 68131, and our telephone number is (402) 342-2052. Our Web site address is www.kiewit.com. The information on our Web site is not incorporated into this offer. The Stock is not listed or traded on any securities exchange or other securities market, and there is no secondary trading market for the Stock.

Before deciding whether to tender your shares of Stock pursuant to the offer, we encourage you to review the information included in: (1) our current reports on Form 8-K filed with the SEC on January 16, 2007, March 2, 2007, March 9, 2007, May 2, 2007 and July 19, 2007; (2) our annual report on Form 10-K for the fiscal year ended December 30, 2006, filed with the SEC on February 27, 2007 and attached as Annex C to the Special Proxy; (3) our quarterly reports on Form 10-Q for the quarters ended March 31, 2007, filed with the SEC on May 9, 2007 and for the quarter ended June 30, 2007, filed with the SEC on August 9, 2007, and attached as Annex C to the Special Proxy; (4) the description of the Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-23943) as filed with the SEC on March 24, 1998, amended by Amendment No. 1 to the Registration Statement on Form 8-A filed with the SEC on May 22, 2006; (5) our definitive proxy statement for our 2007 annual meeting of stockholders, filed with the SEC on March 15, 2007; and (6) the Special Proxy. We are incorporating by reference the financial information contained in the filings referred to in the preceding sentence into this offer. See Section 17 (“Additional Information”) beginning on page 21 for instructions on how you can obtain copies of our filings with the SEC, including our filings that contain our financial statements.

Certain summary consolidated financial information concerning the Company is included with the Special Proxy.

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10.	INTERESTS OF DIRECTORS AND OFFICERS; TRANSACTIONS AND ARRANGEMENTS.

The names and brief biographies of our directors and executive officers are set forth in Annex E to the Special Proxy. As of October 22, 2007, our executive officers and directors as a group beneficially owned 6,083,236 shares of Stock, which represented approximately 30.7% of the shares of Stock outstanding as of that date.

Our directors and executive officers are eligible to participate in the offer on the same terms as other Eligible Employees. Each of our directors and executive officers has entered into a repurchase agreement with the Company substantially in the form attached as Exhibit 4.3 to our Registration Statement on Form S-8 filed August 4, 2003, as have all other current stockholders. All of our executive officers and directors have indicated that they will tender all of their shares of Stock in the offer, other than shares held in a previously approved trust or other estate planning vehicle.

Certain information regarding transactions in our Stock by our directors and executive officers during the sixty (60) days prior to and including October 23, 2007 is included in the Special Proxy. In addition, certain information regarding contracts, arrangements, understandings and relationships between us and our directors and executive officers is included in the Special Proxy.

11.	STATUS OF SHARES OF STOCK ACQUIRED BY US IN THE OFFER; ACCOUNTING CONSEQUENCES OF THE OFFER.

Shares of Stock we acquire pursuant to the offer will be held, pursuant to the terms of the Plan, by the administrator of the Plan, as agent for, and on behalf of, the respective Plan participants. Once your shares of Stock have been accepted, your rights with respect to those shares will be subject to the Plan. (See Section 8.)

We do not anticipate any material adverse accounting consequences from the completion of the offer.

12.	LEGAL MATTERS; REGULATORY APPROVALS.

We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by the events contemplated by the offer, or of any other approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the acquisition or ownership of Plan interests as contemplated herein. Should any such approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We are unable to predict whether we may determine that we are required to delay the acceptance of shares of Stock for exchange pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the offer to accept tendered shares of Stock for exchange and to issue Plan interests for tendered shares of Stock is subject to conditions, including the conditions described in Section 6.

We may be required to make notice or other filings or otherwise obtain regulatory approval for the issuance of Plan interests in certain jurisdictions.

13.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.

The following discussion summarizes the material U.S. federal income tax considerations of the offer to a United States person. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, published rulings and pronouncements of the Internal Revenue Service (the “IRS”) and judicial decisions, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, or if you are a person subject to special treatment under U.S. federal income tax laws (for example, persons who are not citizens or residents of the United States). This discussion is limited to United States persons who hold their Stock as a capital asset for U.S. federal income tax purposes (generally, an asset held for investment). No ruling has been or will be obtained from the IRS regarding any matter discussed herein. Thus, no assurance

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can be given that the IRS will not assert, or that a court would not sustain, a contrary position to any of the tax aspects set forth below. Except as expressed below, Skadden Arps has not rendered any legal opinion regarding the tax consequences relating to the offer, the Plan or holding of Plan interests. The following discussion is not intended to be, nor should it be construed as being, legal or tax advice to any particular person. You must consult your own tax advisor as to the U.S. federal income tax consequences of the offer and related transactions, including the ownership and disposition of Plan interests, as well as the effects of state, local and non-United States tax laws.

Treatment of the Plan.  The Company has received an opinion from Skadden Arps to the effect that for U.S. federal income tax purposes each Plan participant will be treated as the owner of the Stock credited to such participant pursuant to the Plan. As such, you will be treated as the owner of the Stock attributable to you in the Plan as well as any dividends, distributions and other payments in respect of the Stock attributable to you. Thus, you will be treated as if you continued to be the owner of your Stock for U.S. federal income tax purposes.

You should be aware that an opinion of counsel is not binding on the IRS or any court. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a contrary position. The opinion of Skadden Arps is based on various representations of the Company and the Administrator and assumptions relating to, among other things, the Plan’s organization, operation, assets and activities, including the assumption that the Plan, at all times, has operated and will continue to operate in accordance with the governing Plan document. Skadden Arps has no obligation to advise the Company, the Plan, the Plan administrator or any Plan participant of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law.

Based on such treatment for U.S. federal income tax purposes, the following consequences would be applicable.

Exchange of Stock in the Offer for Plan Interests.  The exchange of shares of Stock for Plan interests will not result in income, gain or loss to an Eligible Employee for U.S. federal income tax purposes.

Subsequent Acquisitions of Plan Interests.  Your U.S. federal income tax treatment of your subsequent acquisition of Plan interests will be the same as what your U.S. federal income tax treatment of any subsequent acquisition of Stock would have been in the absence of the Plan (i.e., as if you acquired your Stock directly).

Distributions on, and Redemptions/Cancellations of, Plan Interests.  The Plan’s sole asset will be Stock of the Company. Your U.S. federal income tax treatment of distributions made by the Company in respect of your interest in the Stock held by the Plan will be the same as what your U.S. federal income tax treatment of such distributions would have been in the absence of the Plan (i.e., as if you continued to hold your Stock directly).

Your U.S. federal income tax treatment of repurchases of your Plan interests will be the same as what your U.S. federal income tax treatment of repurchases of your Stock by the Company would have been in the absence of the Plan (i.e., as if you continued to hold your Stock directly and you subsequently sold your Stock to the Company).

You will continue to receive after the close of each calendar year (and not later than January 31 of each year) annual tax information relating to Stock distributions on IRS Form 1099 (or substantially similar form as required by law), which is the same type of information reporting you currently receive in the absence of the Plan (i.e., as if you continued to hold your Stock directly).

Tax Attributes of Your Stock.  Your tax basis and holding period in your Stock will not be affected by the creation of the Plan or your participation in the Plan. The Plan administrator will conduct transactions in Stock permitted under the Plan for you only in the Stock attributable to you. To the same extent permissible if you continued to hold your Stock directly, you may direct the Plan administrator that transactions in Stock attributable to you be made with respect to a specifically identified block (or blocks) of Stock attributable to you, which would be the case in the absence of the Plan.

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Dissolution and Termination of the Plan.  The Company has sole discretion to dissolve and terminate the Plan. The Stock you receive in exchange for your Plan interests in connection with such dissolution and termination would not be a taxable transaction to you, the Plan or the Company for U.S. federal income tax purposes. Your aggregate tax basis and holding period in the Stock you receive would be the same as such tax attributes would have been in the absence of the Plan (i.e., as if you always held your Stock directly).

Stock Not Tendered or Not Accepted for Exchange.  Assuming approval of the Certificate Amendment, ownership of Stock by Eligible Employees will be permitted only through interests in the Plan. Therefore, the Company intends to repurchase all shares of Stock owned by Eligible Employees and not tendered or accepted for exchange (a “Redemption”). Your U.S. federal income tax treatment of a Redemption will be the same as what your U.S. federal income tax treatment of repurchases of your Stock by the Company would have otherwise been in the absence of the Plan or the offer to exchange. On a Redemption, you will recognize capital gain or capital loss (which will be long term capital gain or loss if your holding period in your Stock is more than one year) equal to the difference between the amount of cash you receive for your Stock and your tax basis in your Stock, provided you do not constructively own Stock held by another person pursuant to Section 318 of the Code (as described in the next paragraph).

Pursuant to Section 318, in general, you will be treated as owning, among other things, (i) Stock owned by certain of your family members, which includes for this purpose, one’s spouse, children, grandchildren and parents and (ii) Stock owned by entities related to you (such as an estate planning vehicle).

If you constructively own Stock held by another person pursuant to Section 318, then you must consult your own tax advisor as to whether your Redemption would be treated as a sale of your Stock (as described in the first paragraph above under this heading) or as a distribution by the Company with respect to your Stock that is treated, first, as a dividend to the extent of your allocable share of the Company’s current or accumulated earnings and profits, next, as a tax-free return of capital to the extent of your tax basis in your Stock redeemed; and thereafter, as a capital gain from the sale of your Stock (which will be long term capital gain if your holding period for your Stock is more than one year).

Non-U.S. Plan Participants.  If you are a tax resident of a country other than the United States, the treatment of the exchange offer and ownership of disposition of Plan interests under the laws of the country in which you live and work may be different from the treatment for U.S. federal income tax purposes. Tax residents of Canada should refer to Section 14 below for a summary of material Canadian federal income tax consequences of the offer. You must consult your own tax advisor to determine the tax consequences of the offer and ownership of Plan interests under the laws of the country in which you live and work.

14.	CERTAIN CANADIAN FEDERAL INCOME TAX CONSEQUENCES.

The following discussion summarizes the material Canadian federal income tax consequences of the offer for a participant who is resident in Canada, holds Stock as capital property, and is not affiliated with and deals at arm’s length with the Company, all for purposes of the Income Tax Act (Canada) (a “Canadian Participant”) and ownership of Plan interests by a Canadian Participant.

This summary is based on the current provisions of the Income Tax Act (Canada) (the “Canadian Act”) and the regulations thereunder (the “Canadian Regulations”) in force on the date hereof, specific proposals (the “Tax Proposals”) to amend the Canadian Act or the Canadian Regulations publicly announced by the Minister of Finance prior to the date hereof and an understanding of the current published administrative and assessing practices of the Canada Revenue Agency (the “CRA”). Except for the Tax Proposals, this summary does not take into account or anticipate any proposed changes to the law or to the CRA’s administrative and assessing practices, whether by legislative, governmental or judicial actions.

The following discussion is intended to be a general description of the Canadian federal income tax considerations of the offer generally applicable to a Canadian Eligible Employee. This discussion is not intended to be, nor should it be construed as being, legal or tax advice to any particular Canadian Eligible Employee. Each Canadian Eligible Employee is urged to consult such Eligible Employee’s own tax advisor as to the tax consequences of the offer and related transactions, including the ownership and disposition of Plan

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interests, as well as the applicability and effect of any provincial, local or foreign laws and of changes in applicable tax laws.

Treatment of the Plan.  This Canadian federal income tax discussion is based on the assumption that the character of the legal relationships created by the Plan under the governing Delaware law will be as described in the Plan, that is as a mere contractual arrangement under which the Plan administrator will hold record title to the Stock exchanged by a particular participant in the Plan as agent for that particular participant as beneficial owner of such Stock. The Company has received an opinion from Blake, Cassels & Graydon LLP (“Blakes”) to the effect that a Canadian Participant will be treated as continuing to be the beneficial owner of the Stock exchanged for an interest in the Plan that represents such Stock for Canadian federal income tax purposes. The opinion of Blakes is based on various representations and assumptions relating to, among other things, the legal relationships created under the Plan, including that the legal relationships created under the Plan will not be characterized as involving a trust, partnership or co-ownership arrangement. If any of the representations or assumptions are incorrect, the Canadian federal income tax considerations would be materially different from those described below.

You should be aware that an opinion of counsel is not binding on CRA or any court. Accordingly, no assurance can be given that the CRA would not assert, or that a court would not sustain, a contrary position. Blakes has no obligation to advise the Company, the Plan, the Plan administrator or any Plan participant of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law.

Based on the assumptions set forth above as to the legal characterization of the relationships created under the Plan, the following consequences would be applicable:

Exchange of Stock in the Offer for Plan Interests.  The exchange by a Canadian Participant of record ownership of shares of Stock for Plan interests will not result in income, gain or loss being recognized by the Canadian Participant for Canadian federal income tax purposes.

Subsequent Acquisitions of Plan Interests.  The Canadian federal income tax treatment of a subsequent acquisition by a Canadian Participant of Plan interests representing allocable shares of Stock will be the same as the Canadian federal income tax treatment that would have applied to an acquisition of Stock in the absence of the Plan (i.e. as if record ownership of the Stock were acquired directly).

Distributions on, and Redemptions/Cancellations of, Plan Interests.  The Canadian federal income tax treatment of a Canadian Participant with respect to receipt from the Company of dividends and other distributions on the allocable Stock held by the Plan administrator on behalf of the Canadian Participant will be the same as the Canadian federal income tax treatment of such dividends and other distributions in the absence of the Plan (i.e. as if record ownership of the Stock continued to be held directly). The Canadian federal income tax treatment of a Canadian Participant whose allocable Stock held by the Plan administrator is repurchased by the Company will be the same as the Canadian federal income tax treatment would have been in the absence of the Plan (i.e. as if record ownership of the Stock continued to be held directly and you subsequently sold your Stock to the Company).

Tax Attributes of Your Stock.  The adjusted cost base for Canadian federal income tax purposes of a Canadian Participant’s Stock will not be affected by the creation of the Plan or participation in the Plan.

Dissolution and Termination of the Plan.  If the Company decides to terminate the Plan, and a Canadian Participant becomes the record owner of Stock previously held for such Canadian Participant’s benefit under the Plan, there will be no taxable event for Canadian federal income tax purposes.

Stock Not Tendered or Not Accepted for Exchange.  If shares of Stock held by a Canadian Participant are not tendered or accepted for exchange for interests in the Plan, then if such Stock is repurchased by the Company, the Canadian Participant would realize a capital gain (or capital loss) to the extent that the proceeds of disposition (less reasonable costs of disposition) exceed (or are exceeded by) the adjusted cost base to such Canadian Participant of such Stock. If such transaction is treated as a dividend for U.S. federal income tax purposes and if such Canadian Participant is subject to

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U.S. withholding tax, such Canadian Participant may be able to claim a foreign tax credit with respect to such U.S. withholding tax, subject to the detailed rules and limitations in the Canadian Act.

15.	EXTENSION OF OFFER; TERMINATION; AMENDMENT.

We may, from time to time, extend the period of time during which the offer is open and delay accepting any shares of Stock tendered to us by disseminating notice of the extension to stockholders by public announcement, oral or written notice or otherwise as permitted by Rule 13e-4(e)(3) under the Exchange Act. If the offer is extended, then the issue date of the Plan interests will also be extended.

We also expressly reserve the right, in our reasonable judgment, prior to the expiration date, to terminate or amend the offer and to postpone our acceptance and cancellation of any shares of Stock tendered for exchange upon the occurrence of any of the conditions specified in Section 6, by disseminating notice of the termination or postponement to the stockholders by public announcement, oral or written notice or otherwise as permitted by applicable law. Our reservation of the right to delay our acceptance and cancellation of shares of Stock tendered for exchange is limited by Rule 13e-4(f)(5) promulgated under the Exchange Act, which requires that we must pay the consideration offered or return the shares of Stock tendered promptly after termination or withdrawal of a tender offer.

Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event set forth in Section 6 has occurred or is deemed by us to have occurred, to amend the offer in any respect.

If the offer is scheduled to expire at any time earlier than the tenth business day from and including the date that notice of such amendment is first published, sent or given in the manner specified in this Section, we will extend the offer so that the offer is open at least ten (10) business days following the publication, sending or giving of notice.

Amendments to the offer may be made at any time, and from time to time, by providing appropriate notice of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern U.S. time, on the next business day after the last previously scheduled or announced expiration date. Any notice made pursuant to the offer will be disseminated promptly to stockholders in a manner reasonably designed to inform them of such change. We have no obligation to publish, advertise or otherwise communicate any such public announcement except by making a press release or as otherwise required or permitted by applicable law.

If we materially change the terms of the offer or the information concerning the offer, or if we waive a material condition of the offer, we will extend the offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer, other than a change in price or a change in percentage of securities sought, will depend on the facts and circumstances, including the relative materiality of such terms or information.

16.	FEES AND EXPENSES.

We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares of Stock pursuant to this offer.

17.	ADDITIONAL INFORMATION.

We recommend that you review the following materials which we have filed with the SEC before making a decision on whether to tender your shares of Stock:

(1) our current reports on Form 8-K filed on January 16, 2007, March 2, 2007, March 9, 2007, May 2, 2007 and July 19, 2007;

(2) our annual report on Form 10-K for the fiscal year ended December 30, 2006, filed on February 27, 2007 and attached as Annex C to the Special Proxy;

(3) our quarterly report on Form 10-Q for the quarter ended March 31, 2007, filed on May 9, 2007;

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(4) our quarterly report on Form 10-Q for the quarter ended June 30, 2007, filed on August 9, 2007 and attached as Annex C to the Special Proxy;

(5) the description of the Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-23943) as filed on March 24, 1998, amended by Amendment No. 1 to the Registration Statement on Form 8-A filed on May 22, 2006;

(6) our definitive proxy statement for our 2007 annual meeting of stockholders, filed on March 15, 2007; and

(7) the Special Proxy.

These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W.	500 West Madison Street
Room 1024	Suite 1400
Washington, D.C. 20549	Chicago, IL 60661

You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC’s Internet site at http://www.sec.gov.

We will also provide without charge to each person to whom a copy of this offer is delivered, upon the written or oral request of any such person, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

Peter Kiewit Sons’, Inc.

Attention:	Douglas A. Obermier, Stock Registrar
Kiewit Plaza
Omaha, Nebraska 68131
Telephone: (402) 342-2052
Facsimile: (402) 271-2965

between the hours of 7:45 a.m. and 4:30 p.m., Central U.S. time. As you read the documents listed in this Section 17, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this offer, you should rely on the statements made in the most recent document. The information contained in this offer about the Company should be read together with the information contained in the documents to which we have referred you.

18.	MISCELLANEOUS.

We are not aware of any jurisdiction where the making of the offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will tenders be accepted from or on behalf of, the stockholders residing in such jurisdiction.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your shares of Stock pursuant to the offer. You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this document or in the letter of transmittal. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

Peter Kiewit Sons’, Inc.

October 23, 2007

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PETER KIEWIT SONS’, INC.

OFFER TO EXCHANGE
OUTSTANDING SHARES OF COMMON STOCK
OF PETER KIEWIT SONS’, INC.
FOR INTERESTS IN THE PETER KIEWIT SONS’, INC. EMPLOYEE OWNERSHIP PLAN

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 12:00 MIDNIGHT, EASTERN U.S. TIME, ON NOVEMBER 28, 2007,
UNLESS THE OFFER IS EXTENDED BY
PETER KIEWIT SONS’, INC.

Any questions or requests for assistance or additional copies of any documents referred to in the offer to exchange may be directed to:

Peter Kiewit Sons’, Inc.

Attention:	Douglas A. Obermier, Stock Registrar
Kiewit Plaza
Omaha, Nebraska 68131
Telephone: (402) 342-2052
Facsimile: (402) 271-2965

October 23, 2007

ANNEX E

DIRECTOR & EXECUTIVE OFFICER BIOGRAPHIES

Peter Kiewit Sons’, Inc. Director & Executive Officer Biographies

The names of each of the members the Board of Directors of Peter Kiewit Sons’, Inc.’s (the “Company”) and each of the Company’s executive officers and their business and principal positions held during the past five years are set forth below. The business address of each of the Company’s directors and executive officers is c/o Peter Kiewit Sons’, Inc., Kiewit Plaza, Omaha, Nebraska 68131. The telephone number of each of the Company’s directors and executive officers is (402) 342-2052.

During the past five years, none of the persons described below or the Company has been (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws.

Except as noted below, each person identified below is a United States citizen.

Directors

Mogens C. Bay

Mr. Bay has been Chairman of Valmont Industries, Inc. since January 1997 and President and Chief Executive Officer of Valmont Industries, Inc. since August 1993. Mr. Bay has been a director of the Company since March 1999 and is the Chairman of the Compensation Committee of the Company’s board of directors and a member of the Audit Committee of the Company’s board of directors. Mr. Bay is considered to be “independent” in accordance with the Company’s independence standards. Mr. Bay is currently also a director and member of the audit committee and corporate governance committee of ConAgra Foods, Inc. and is a director of Valmont Industries, Inc. Mr. Bay is a resident alien of the United States and a citizen of Denmark.

Scott L. Cassels

Mr. Cassels has been a Division Manager of the Company since May 2002. Mr. Cassels has been a Senior Vice President of Kiewit Corporation, a subsidiary of the Company, since December 2004, a Senior Vice President of Kiewit Construction Company, a subsidiary of the Company, since June 2002 and President of Gilbert Industrial Corporation, a subsidiary of the Company, since June 2002. Mr. Cassels was President of Gilbert Central Corp., a subsidiary of the Company, from June 2002 until June 2003 and was President of Kiewit Southern Co., a subsidiary of the Company, from August 1994 until June 2002. Mr. Cassels has been a director of the Company since June 2004 and is a member of the Executive Committee of the Company’s board of directors.

Richard W. Colf

Mr. Colf has been an Executive Vice President of the Company since July 1998. Mr. Colf has been an Executive Vice President of Kiewit Corporation since December 2004 and an Executive Vice President of Kiewit Pacific Co., a subsidiary of the Company, since September 1998. Mr. Colf has been a director of the Company since August 1997 and is a member of the Executive Committee of the Company’s board of directors. Mr. Colf was first elected to the board of directors of the Company’s former parent corporation in 1994.

Bruce E. Grewcock

Mr. Grewcock has been Chief Executive Officer of the Company since December 2004 and President of the Company since December 2000. Mr. Grewcock was Chief Operating Officer of the Company from December 2000 until December 2004 and was an Executive Vice President of the Company from August 1997 until December 2000. Mr. Grewcock has been President and Chief Executive Officer of Kiewit Corporation since December 2004. Mr. Grewcock has been a director of the Company since August 1997 and is a member of the Executive Committee of the Company’s board of directors. Mr. Grewcock was first elected to the board of directors of the Company’s former parent corporation in 1994.

Steven Hansen

Mr. Hansen has been a Division Manager of the Company since December 1997. Mr. Hansen has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 1999 and a Senior Vice President of Kiewit Pacific Co. since June 1998. Mr. Hansen has been a director of the Company since June 2004 and is a member of the Executive Committee of the Company’s board of directors.

Allan K. Kirkwood

Mr. Kirkwood was an Executive Vice President of the Company from July 1998 until June 2004. Mr. Kirkwood has been a director of the Company since August 1997. Mr. Kirkwood was first elected to the board of directors of the Company’s former parent corporation in 1997.

Michael R. McCarthy

Mr. McCarthy has been Chairman of McCarthy Group, LLC for more than the last five years. Mr. McCarthy has been a director of the Company since June 2001 and is the Chairman of the Audit Committee of the Company’s board of directors and a member of the Compensation Committee of the Company’s board of directors. Mr. McCarthy is considered to be “independent” in accordance with the Company’s independence standards. Mr. McCarthy is currently also a director and chairman of the compensation committee of Cabela’s Incorporated, a director and member of the nominating committee of Kiewit Investment Fund LLLP, a director and member of the compensation committee of HDR, Inc. and Streck Laboratories, Inc., a director and member of the audit committee of Election Systems & Software, Inc. and World’s Foremost Bank, and is a director of McCarthy Group, LLC.

Christopher J. Murphy

Mr. Murphy has been a Division Manager and Vice President of the Company since August 2004. Mr. Murphy has been a Senior Vice President of Kiewit Corporation since December 2004 and President of Kiewit Mining Group Inc., a subsidiary of the Company, since October 2005. Mr. Murphy was President of Rinker Materials Corporation’s Western United States Division from October 2002 until August 2004. Mr. Murphy was a Director, President and Chief Executive Officer of Kiewit Materials Company, a former subsidiary of the Company, from June 2000 until October 2002. Prior to serving as Director, President and Chief Executive Officer of Kiewit Materials Company, since January 1980, Mr. Murphy held various positions with Decker Coal Company and Kiewit Mining Group Inc. Mr. Murphy has been a director of the Company since June 2006.

Douglas E. Patterson

Mr. Patterson has been an Executive Vice President of the Company since November 2001. Mr. Patterson has been an Executive Vice President of Kiewit Corporation since December 2004. Mr. Patterson has been a director of the Company since June 2001 and is a member of the Executive Committee of the Company’s board of directors.

R.	Michael Phelps

Mr. Phelps has been a Division Manager of the Company since May 1999. Mr. Phelps has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2004, a Senior Vice President of Kiewit Pacific Co. since June 1999, and a Senior Vice President of Kiewit Western Co., a subsidiary of the Company, since July 1999. Mr. Phelps has been a director of the Company since June 2004 and is a member of the Executive Committee of the Company’s board of directors.

Kirk R. Samuelson

Mr. Samuelson has been a Division Manager of the Company since November 2001. Mr. Samuelson has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2002, a Senior Vice President of Kiewit Pacific Co. since June 2005, a Senior Vice President of Kiewit Western Co. since June 2002 and President of Kiewit Federal Group Inc., a subsidiary of the Company, since June 2005. Mr. Samuelson has been a director of the Company since June 2006.

Walter Scott, Jr.

Mr. Scott has been the Chairman of the board of directors of Level 3 Communications, Inc. for more than the last five years. Mr. Scott has been a director and Chairman Emeritus of the Company since August 1997. Mr. Scott is currently also a director and chairman of the audit committee of Valmont Industries, Inc., and is a director of Berkshire Hathaway Inc., MidAmerican Energy Holdings Company, Commonwealth Telephone Enterprises, Inc. and Level 3 Communications, Inc. Mr. Scott was first elected to the board of directors of the Company’s former parent corporation in 1964.

Thomas S. Shelby

Mr. Shelby has been a Division Manager of the Company since June 2004. Mr. Shelby has been a Senior Vice President of Kiewit Corporation since December 2004, a Senior Vice President of Kiewit Construction Company since June 2004, President of Kiewit Energy Group Inc., a subsidiary of the Company, since June 2005 and was the President of Kiewit Industrial Co., a subsidiary of the Company, from June 2001 to June 2004. Mr. Shelby has been a director of the Company since June 2006.

Kenneth E. Stinson

Mr. Stinson was Chief Executive Officer of the Company from March 1998 until December 2004 and was President of the Company from August 1997 until December 2000. Mr. Stinson has been a director and Chairman of the board of directors of the Company since August 1997 and is the Chairman of the Executive Committee of the Company’s board of directors. Mr. Stinson is also currently a director and a member of the audit committee and corporate governance committee of ConAgra Foods, Inc., and is a director of Kiewit Investment Fund LLLP and Valmont Industries, Inc. Mr. Stinson was first elected to the board of directors of the Company’s former parent corporation in 1987.

Executive Officers

Scott L. Cassels

See above.

John B. Chapman

Mr. Chapman has been Vice President of Human Resources and Administration of the Company since August 1997.

Richard W. Colf

See above.

Bruce E. Grewcock

See above.

Steven Hansen

See above

Ben E. Muraskin

Mr. Muraskin has been the Treasurer of the Company since June 2003 and a Vice President of the Company since January 2000. Mr. Muraskin is currently a director of Kiewit Investment Fund LLLP.

Christopher J. Murphy

See above.

Douglas E. Patterson

See above.

R. Michael Phelps

See above.

Michael J. Piechoski

Mr. Piechoski has been a Senior Vice President of the Company since December 2004 and Chief Financial Officer of the Company since November 2002. Mr. Piechoski was a Vice President of the Company from June 2000 until December 2004. Mr. Piechoski was Treasurer of the Company from June 2000 until June 2003.

Kirk R. Samuelson

See above.

Tobin A. Schropp

Mr. Schropp has been a Senior Vice President of the Company since November 2002 and General Counsel and Secretary of the Company since September 1998. Mr. Schropp was a Vice President of the Company from September 1998 until November 2002.

Thomas S. Shelby

See above.

Michael J. Whetstine

Mr. Whetstine has been the Controller and Assistant Secretary of the Company since September 2003. Mr. Whetstine has been a Vice President and the Controller of Kiewit Corporation since December 2004. Mr. Whetstine served as Controller for DTN Corporation from January 2001 until August 2003.

PROXY

PETER KIEWIT SONS’, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD NOVEMBER 28, 2007

The undersigned hereby appoints Douglas A. Obermier and Gregory M. Broz, or either of them or their substitutes, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Peter Kiewit Sons’, Inc. held of record by the undersigned at the close of business on October 11, 2007, at the special meeting of Stockholders to be held on November 28, 2007 at 9:30 a.m. local time., or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR proposals 1 and 2. TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

1. To approve the proposed amendment to and restatement of the Peter Kiewit Sons’, Inc. Certificate. For [ ]	Against [ ]	Abstain [ ]

2. To adopt the Peter Kiewit Sons’, Inc. Employee Ownership Plan. For [ ]	Against [ ]	Abstain [ ]

Please date and sign exactly as your name is shown on the share certificate(s) to which the Proxy applies and print your name below.

Signature:                                                    Date:

Print Name:

PLEASE RETURN YOUR SIGNED AND DATED PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.